FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-08

Dated May 28, 2026	BBCMS 2026-5C42

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2026-5C42
$633,538,007 (Approximate Mortgage Pool Balance)

$570,184,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-5C42

Barclays Capital Real Estate Inc.

Starwood Mortgage Capital LLC

KeyBank National Association

Zions Bancorporation, N.A.

German American Capital Corporation

Goldman Sachs Mortgage Company

Argentic Real Estate Finance 2 LLC

Citi Real Estate Funding Inc.

Societe Generale Financial Corporation

Mortgage Loan Sellers

Barclays	Citigroup	Deutsche Bank Securities
Goldman Sachs & Co. LLC	KeyBanc Capital Markets	Société Générale
Co-Lead Managers and Joint Bookrunners
Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated May 28, 2026	BBCMS 2026-5C42

This material is for your information, and none of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-5C42 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	AAA(sf)/AAAsf/AAA(sf)	$7,993,000	$7,657,000	$336,000	30.000%	2.58	07/26-01/31	38.2%	20.1%
A-2	AAA(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	38.2%	20.1%
A-3	AAA(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	38.2%	20.1%
X-A	AAA(sf)/AAAsf/AAA(sf)	$443,476,000(8)	$424,849,000	$18,627,000	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf)/AAAsf/AAA(sf)	$75,233,000	$72,073,000	$3,160,000	18.125%	4.94	05/31-06/31	44.7%	17.2%
B	NR/AA-sf/AA-(sf)	$29,301,000	$28,070,000	$1,231,000	13.500%	4.98	06/31-06/31	47.2%	16.3%
C	NR/A-sf/A-(sf)	$22,174,000	$21,242,000	$932,000	10.000%	4.98	06/31-06/31	49.1%	15.7%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-B	NR/A-sf/AAA(sf)	$126,708,000(10)	$121,385,000	$5,323,000	N/A	N/A	N/A	N/A	N/A
X-D	NR/BBB-sf/BBB(sf)	$18,214,000(11)	$17,449,000	$765,000	N/A	N/A	N/A	N/A	N/A
X-E	NR/BB-sf/BB(sf)	$11,879,000(12)	$11,380,000	$499,000	N/A	N/A	N/A	N/A	N/A
X-F	NR/NR/B-(sf)	$12,671,000(13)	$12,138,000	$533,000	N/A	N/A	N/A	N/A	N/A
D	NR/BBB-sf/BBB(sf)	$18,214,000	$17,449,000	$765,000	7.125%	4.98	06/31-06/31	50.7%	15.2%
E	NR/BB-sf/BB(sf)	$11,879,000	$11,380,000	$499,000	5.250%	4.98	06/31-06/31	51.7%	14.9%
F	NR/NR/B-(sf)	$12,671,000	$12,138,000	$533,000	3.250%	4.98	06/31-06/31	52.8%	14.6%
G-RR	NR/NR/NR	$20,590,007	$19,725,000	$865,007	0.000%	4.98	06/31-06/31	54.6%	14.1%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing, the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-E or Class X-F Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	On the Closing Date, Starwood Mortgage Capital LLC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount.” The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 4.2% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R Certificates) as of the Closing Date.
(3)	The credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 Certificates represent the approximate initial credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a June 24, 2026 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated May 28, 2026 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $435,483,000, subject to a variance of plus or minus 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Indicative Capital Structure
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 - $150,000,000	$0 - $143,700,000	$0 - $6,300,000	N/A – 4.74	N/A / 01/31-04/31
Class A-3	$285,483,000 – $435,483,000	$273,492,000 – $417,192,000	$11,991,000– $18,291,000	4.88 – 4.83	04/31-05/31 / 01/31-05/31
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates outstanding from time to time.
(9)	The Class X-B, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F and Class G-RR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.
(12)	The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time.
(13)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Summary of Transaction Terms
Securities Offered:	$570,184,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co., LLC, KeyBanc Capital Markets Inc. and SG Americas Securities, LLC.
Co-Managers:	Bancroft Capital, LLC and Drexel Hamilton, LLC.
Mortgage Loan Sellers:	Starwood Mortgage Capital LLC (“SMC”) (38.7%), Barclays Capital Real Estate Inc. (“Barclays”) (20.8%), KeyBank, National Association (“KeyBank”) (14.3%), German American Capital Corporation (“GACC”) (8.5%), Zions Bancorporation, N.A. (“Zions”) (8.3%), Goldman Sachs Mortgage Company (“GSMC”) (3.9%), Argentic Real Estate Finance 2 LLC (“AREF2”) (3.2%), Citi Real Estate Funding Inc. (“CREFI”) (1.3%), and Societe Generale Financial Corporation (“SGFC”) (0.9%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	LNR Partners, LLC.
Directing Certificateholder:	LNR Securities Holdings, LLC or its affiliate.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Risk Retention Consultation Party:	LNR Securities Holdings, LLC.
U.S. Credit Risk Retention:

SMC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention II LLC, a “majority-owned affiliate,” of an “eligible vertical interest” (each as defined in Regulation RR), which will consist of approximately 4.2% of the certificate balance or notional amount of each class of certificates (other than the Class R Certificates) (the “VRR Interest”) issued by the issuing entity and (ii) through the purchase by Starwood CMBS Horizontal Retention BBCMS 2026-5C42 LLC, a “majority-owned affiliate,” of an “eligible horizontal residual interest” (each as defined in Regulation RR), which will consist of the portion of the Class G-RR Certificates not included in the VRR Interest.

SMC, in its capacity as the “retaining sponsor” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules, which generally prohibit the transfer of the applicable certificates except to a “majority-owned affiliate” of the “retaining sponsor”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates (other than the Class R Certificates) has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about June 24, 2026.
Cut-off Date:	With respect to each mortgage loan, the related due date in June 2026, or in the case of any mortgage loan that has its first due date after June 2026, the date that would have been its due date in June 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in July 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in July 2026.
Assumed Final Distribution Date:	The Distribution Date in June 2031 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in June 2059.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Summary of Transaction Terms
mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, CRED iQ and Recursion Co.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
SMC	12	20	$245,410,000	38.7%
Barclays	6	16	$131,857,038	20.8%
KeyBank	9	11	$90,316,130	14.3%
GACC	4	5	$53,837,903	8.5%
ZBNA	3	3	$52,500,000	8.3%
GSMC	1	1	$25,000,000	3.9%
AREF2	2	2	$20,425,000	3.2%
CREFI	1	1	$8,200,000	1.3%
SGFC	1	1	$5,991,935	0.9%
Total:	37	58	$633,538,007	100.0%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the total due to certain mortgage loans being contributed by multiple loan sellers.

Loan Pool
Initial Pool Balance (“IPB”):	$633,538,007
Number of Mortgage Loans(1):	37
Number of Mortgaged Properties(1):	58
Average Cut-off Date Balance per Mortgage Loan:	$17,122,649
Weighted Average Current Mortgage Rate:	6.68925%
10 Largest Mortgage Loans as % of IPB:	56.0%
Weighted Average Remaining Term to Maturity/ARD:	59 months
Weighted Average Seasoning:	1 month
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.93x
Weighted Average UW NOI Debt Yield(2):	14.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	54.6%
Weighted Average Maturity Date/ARD LTV(2)(4):	53.9%
Other Statistics
% of Mortgage Loans with Additional Debt:	0.0%
% of Mortgage Loans with Single Tenants(5):	13.3%
% of Mortgage Loans secured by Multiple Properties:	18.1%
Amortization
Weighted Average Original Amortization Term(6):	338 months
Weighted Average Remaining Amortization Term(6):	338 months
% of Mortgage Loans with Interest-Only:	74.1%
% of Mortgage Loans with Amortizing Balloon:	15.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	10.8%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	51.0%
% of Mortgage Loans with Springing Lockboxes:	45.4%
% of Mortgage Loans with Soft Lockboxes:	3.6%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	97.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	69.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	90.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	33.6%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are two loans with multiple loan sellers being contributed to the pool comprised of two mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 4, 5, 6, 7, 13, 14, 16 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term. Additionally, Loan No. 16 is excluded from such calculation as it is subject to a fixed amortization schedule. Monthly debt service payments are equal to the sum of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the outstanding principal balance of the related whole loan will be reduced by $999,999.96 on an annual basis resulting in an original amortization term of 3,720 months.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date/ARD LTV(1)
1	215 Coles Street	Jersey City, NJ	SMC	1	$60,500,000	9.5%	760,000	Industrial	2.91x	18.3%	37.9%	37.9%
2	Columbia Center	Troy, MI	SMC	1	$55,000,000	8.7%	531,672	Office	1.87x	14.5%	53.9%	53.9%
3	The 840 Building	Spokane, WA	KeyBank	1	$45,000,000	7.1%	85,806	Mixed Use	1.42x	10.8%	57.2%	54.6%
4	Marriott Savannah Riverfront	Savannah, GA	Barclays	1	$39,907,038	6.3%	387	Hospitality	1.59x	15.1%	57.8%	53.1%
5	ONX Industrial Campus	DeWitt, NY	SMC, Barclays	1	$33,000,000	5.2%	1,356,067	Industrial	1.35x	10.2%	61.0%	61.0%
6	Franklin 8 Pack	Various, VA	Barclays	8	$25,000,000	3.9%	1,407	Manufactured Housing	1.29x	8.3%	65.5%	65.5%
7	Pinnacle Tower	Farmers Branch, TX	GSMC	1	$25,000,000	3.9%	549,076	Office	1.79x	12.2%	60.7%	60.7%
8	315 Ship Canal	Buffalo, NY	SMC	1	$24,000,000	3.8%	312,340	Industrial	1.56x	11.1%	59.7%	59.7%
9	Hillside Flex Portfolio	Various, MI	SMC	3	$24,000,000	3.8%	233,527	Industrial	1.50x	10.8%	69.1%	69.1%
10	Homewood Suites Chicago	Chicago, IL	Barclays	1	$23,500,000	3.7%	233	Hospitality	1.52x	16.1%	71.2%	69.5%

	Top 3 Total/Weighted Average			3	$160,500,000	25.3%			2.14x	14.9%	48.8%	48.1%
	Top 5 Total/Weighted Average			5	$233,407,038	36.8%			1.93x	14.3%	52.1%	50.8%
	Top 10 Total/Weighted Average			19	$354,907,038	56.0%			1.79x	13.4%	56.6%	55.6%
	Non-Top 10 Total/Weighted Average			39	$278,630,969	44.0%			2.09x	15.0%	52.2%	51.7%
(1)	In the case of Loan Nos. 4, 5, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
4	Marriott Savannah Riverfront	Barclays	$39,907,038	$101,762,948	BBCMS 2026-5C42	Midland	LNR	BMARK 2026-V22 BBCMS 2026-5C41	$32,000,000 $30,000,000
5	ONX Industrial Campus	SMC, Barclays	$33,000,000	$75,000,000	BBCMS 2026-5C42	Midland	LNR	BMARK 2026-V22 WFCM 2026-5C9	$22,000,000 $20,000,000
6	Franklin 8 Pack	Barclays	$25,000,000	$104,000,000	(1)	(1)	(1)	Future Securitization(s)	$79,000,000
7	Pinnacle Tower	GSMC	$25,000,000	$100,000,000	BMARK 2026-V22	Trimont	LNR	BMARK 2026-V22 Future Securitization(s)	$65,000,000 $10,000,000
13	Haimov Miami Portfolio	SMC	$20,000,000	$28,500,000	BBCMS 2026-5C42	Midland	LNR	Future Securitization(s)	$8,500,000
14	Hunter Portfolio Tranche 2	Barclays	$16,700,000	$43,700,000	BBCMS 2026-5C41	Trimont	CW Capital	BBCMS 2026-5C41	$27,000,000
16	535 & 545 5th Avenue	GACC, SGFC	$14,979,839	$309,583,333	BMARK 2026-V20	Midland	Rialto	BMARK 2026-V20 WFCM 2026-5C9 BBCMS 2026-5C40 BMARK 2026-V21 BMO 2026-5C14 BMARK 2026-V22 BBCMS 2026-5C41 Future Securitization(s)	$75,000,000 $50,000,000 $40,000,000 $30,000,000 $15,000,000 $15,000,000 $15,000,000 $55,000,000
21	2104 Ryer Avenue	ZBNA	$13,000,000	$18,000,000	BBCMS 2026-5C42	Midland	LNR	Future Securitization(s)	$5,000,000

(1)	In the case of Loan No. 6, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BBCMS 2026-5C42 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics
Additional Debt Summary

None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(3)(4)
Industrial	Warehouse / Distribution	2	$84,500,000	13.3%	2.53x	16.3%	44.1%	44.1%
	Manufacturing / Distribution	1	$33,000,000	5.2%	1.35x	10.2%	61.0%	61.0%
	Warehouse	2	$27,800,000	4.4%	1.38x	9.8%	60.7%	60.7%
	Flex	3	$24,000,000	3.8%	1.50x	10.8%	69.1%	69.1%
	Subtotal:	8	$169,300,000	26.7%	1.96x	13.2%	53.7%	53.7%
Hospitality	Full Service	2	$48,738,703	7.7%	1.60x	15.3%	57.6%	53.3%
	Limited Service	4	$48,643,335	7.7%	4.98x	34.0%	31.5%	31.2%
	Extended Stay	1	$23,500,000	3.7%	1.52x	16.1%	71.2%	69.5%
	Subtotal:	7	$120,882,038	19.1%	2.94x	23.0%	49.7%	47.6%
Mixed Use	Life Sciences / Education	1	$45,000,000	7.1%	1.42x	10.8%	57.2%	54.6%
	Retail / Office	4	$35,295,628	5.6%	1.81x	14.0%	47.0%	45.3%
	Multifamily / Retail	1	$10,250,000	1.6%	1.36x	8.6%	69.7%	69.7%
	Subtotal:	6	$90,545,628	14.3%	1.57x	11.8%	54.6%	52.7%
Multifamily	Garden	7	$52,748,181	8.3%	1.41x	10.3%	58.4%	58.4%
	Mid Rise	4	$29,557,000	4.7%	1.39x	10.1%	66.5%	65.3%
	Student Housing	2	$6,576,819	1.0%	1.45x	10.9%	48.7%	48.7%
	Subtotal:	13	$88,882,000	14.0%	1.40x	10.3%	60.3%	60.0%
Office	Suburban	2	$80,000,000	12.6%	1.85x	13.8%	56.0%	56.0%
	CBD	1	$2,105,263	0.3%	1.78x	12.4%	41.1%	41.1%
	Subtotal:	3	$82,105,263	13.0%	1.84x	13.7%	55.6%	55.6%
Manufactured Housing	Manufactured Housing	16	$61,617,000	9.7%	1.30x	8.7%	59.5%	59.5%
	Subtotal:	16	$61,617,000	9.7%	1.30x	8.7%	59.5%	59.5%
Retail	Unanchored	3	$11,578,947	1.8%	1.78x	12.4%	41.1%	41.1%
	Subtotal:	3	$11,578,947	1.8%	1.78x	12.4%	41.1%	41.1%
Self Storage	Self Storage	2	$8,627,130	1.4%	1.57x	11.1%	57.3%	56.0%
	Subtotal:	2	$8,627,130	1.4%	1.57x	11.1%	57.3%	56.0%
Total / Weighted Average:		58	$633,538,007	100.0%	1.93x	14.1%	54.6%	53.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 4, 5, 6, 7, 13, 14, 16 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	7	$104,186,839	16.4%	1.41x	10.3%	63.0%	62.6%
California	5	$90,380,000	14.3%	3.42x	23.5%	39.6%	39.1%
Michigan	6	$89,123,181	14.1%	1.72x	13.1%	57.4%	57.4%
Texas	6	$70,751,665	11.2%	1.55x	11.6%	60.8%	60.5%
New Jersey	1	$60,500,000	9.5%	2.91x	18.3%	37.9%	37.9%
Washington	1	$45,000,000	7.1%	1.42x	10.8%	57.2%	54.6%
Georgia	1	$39,907,038	6.3%	1.59x	15.1%	57.8%	53.1%
Illinois	4	$34,480,000	5.4%	1.46x	13.9%	68.4%	67.2%
Florida	7	$25,200,000	4.0%	1.69x	11.8%	46.7%	46.7%
Virginia	8	$25,000,000	3.9%	1.29x	8.3%	65.5%	65.5%
North Carolina	4	$12,330,000	1.9%	1.46x	11.0%	58.8%	58.8%
Nevada	2	$8,250,000	1.3%	1.51x	10.9%	58.6%	58.6%
Missouri	1	$8,200,000	1.3%	1.30x	8.8%	59.9%	59.9%
Indiana	2	$6,576,819	1.0%	1.45x	10.9%	48.7%	48.7%
New Mexico	1	$5,293,335	0.8%	1.65x	16.4%	56.6%	54.2%
South Carolina	1	$4,892,000	0.8%	1.30x	9.2%	38.1%	38.1%
Virgin Islands	1	$3,467,130	0.5%	1.96x	14.3%	56.8%	53.4%
Total / Weighted Average:	58	$633,538,007	100.0%	1.93x	14.1%	54.6%	53.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 4, 5, 6, 7, 13, 14, 16 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$3,320,000	-	$9,999,999	14	$73,021,130	11.5%	6.69875%	59	1.42x	10.2%	59.7%	59.1%
$10,000,000	-	$14,999,999	8	106,809,839	16.9%	6.88409%	58	1.52x	11.8%	58.1%	57.2%
$15,000,000	-	$19,999,999	2	33,200,000	5.2%	6.55531%	59	2.79x	20.0%	40.1%	40.1%
$20,000,000	-	$29,999,999	8	187,100,000	29.5%	6.69998%	59	2.20x	15.6%	56.5%	56.3%
$30,000,000	-	$39,999,999	2	72,907,038	11.5%	7.04032%	58	1.48x	12.9%	59.2%	56.7%
$40,000,000	-	$54,999,999	1	45,000,000	7.1%	6.46000%	60	1.42x	10.8%	57.2%	54.6%
$55,000,000	-	$60,500,000	2	115,500,000	18.2%	6.39190%	58	2.41x	16.5%	45.5%	45.5%
Total / Weighted Average:			37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.93000	-	5.99900	3	$97,500,000	15.4%	5.96447%	59	3.77x	24.7%	33.2%	32.8%
6.00000	-	6.49900	8	133,992,130	21.1%	6.36275%	59	1.81x	12.7%	57.5%	56.5%
6.50000	-	6.99900	20	299,241,038	47.2%	6.80875%	59	1.55x	11.8%	57.3%	56.6%
7.00000	-	7.49900	4	65,179,839	10.3%	7.18730%	58	1.35x	10.4%	62.1%	61.9%
7.50000	-	7.99900	1	23,500,000	3.7%	7.86100%	59	1.52x	16.1%	71.2%	69.5%
8.00000	-	8.01000	1	14,125,000	2.2%	8.01000%	60	1.65x	16.4%	56.6%	54.2%
Total / Weighted Average:			37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%
Original Term to Maturity or ARD in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%
Total / Weighted Average:	37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%
Remaining Term to Maturity or ARD in Months

						Weighted Average
Range of Remaining Term to Maturity or ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
55	-	56	3	$31,446,969	5.0%	6.79238%	55	1.41x	10.2%	64.9%	64.0%
57	-	58	7	161,927,038	25.6%	6.46448%	58	2.09x	14.9%	52.6%	51.4%
59	-	60	27	440,164,000	69.5%	6.76457%	59	1.90x	14.0%	54.6%	54.0%
Total / Weighted Average:			37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%
(1)	In the case of Loan Nos. 4, 5, 6, 7, 13, 14, 16 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	28	$469,602,000	74.1%	6.61321%	59	2.05x	14.1%	53.4%	53.4%
300	2	53,907,038	8.5%	6.65432%	59	1.79x	16.2%	51.2%	46.9%
360	6	95,049,130	15.0%	7.02633%	60	1.51x	13.2%	61.1%	58.6%
Fixed Amortization Schedule	1	14,979,839	2.4%	7.06000%	55	1.30x	9.8%	63.2%	62.2%
Total / Weighted Average:	37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	28	$469,602,000	74.1%	6.61321%	59	2.05x	14.1%	53.4%	53.4%
298	1	39,907,038	6.3%	6.90000%	58	1.59x	15.1%	57.8%	53.1%
300	1	14,000,000	2.2%	5.95400%	60	2.37x	19.2%	32.3%	29.2%
355	1	3,467,130	0.5%	6.02000%	55	1.96x	14.3%	56.8%	53.4%
360	5	91,582,000	14.5%	7.06443%	60	1.49x	13.1%	61.3%	58.8%
Fixed Amortization Schedule	1	14,979,839	2.4%	7.06000%	55	1.30x	9.8%	63.2%	62.2%
Total / Weighted Average:	37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	28	$469,602,000	74.1%	6.61321%	59	2.05x	14.1%	53.4%	53.4%
Amortizing Balloon	7	$95,436,007	15.1%	6.88299%	58	1.68x	14.7%	55.2%	51.8%
Interest Only, Amortizing Balloon	2	$68,500,000	10.8%	6.94064%	60	1.45x	12.6%	62.0%	59.7%
Total / Weighted Average:	37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.22x	-	1.29x	3	$46,880,000	7.4%	6.58541%	59	1.27x	8.5%	62.3%	62.3%
1.30x	-	1.49x	17	222,588,839	35.1%	6.80318%	59	1.37x	10.1%	59.9%	59.2%
1.50x	-	1.79x	11	191,602,038	30.2%	6.96323%	59	1.62x	13.3%	59.7%	58.2%
1.80x	-	1.99x	2	58,467,130	9.2%	6.79608%	59	1.88x	14.5%	54.1%	53.9%
2.00x	-	2.49x	1	14,000,000	2.2%	5.95400%	60	2.37x	19.2%	32.3%	29.2%
2.50x	-	6.87x	3	100,000,000	15.8%	5.99985%	59	4.03x	26.2%	33.0%	33.0%
Total / Weighted Average:			37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%
(1)	In the case of Loan Nos. 4, 5, 6, 7, 13, 14, 16 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
21.4%	-	49.9%	7	$155,592,000	24.6%	6.20456%	59	3.23x	21.6%	35.8%	35.6%
50.0%	-	54.9%	3	72,660,000	11.5%	6.82316%	59	1.73x	13.2%	54.0%	54.0%
55.0%	-	59.9%	12	192,734,169	30.4%	6.83383%	59	1.50x	12.0%	58.0%	56.2%
60.0%	-	64.9%	5	81,889,839	12.9%	6.88064%	58	1.49x	10.8%	61.4%	61.0%
65.0%	-	71.2%	10	130,662,000	20.6%	6.85874%	59	1.39x	10.7%	68.0%	67.6%
Total / Weighted Average:			37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
21.4%	-	49.9%	7	$155,592,000	24.6%	6.20456%	59	3.23x	21.6%	35.8%	35.6%
50.0%	-	59.9%	16	270,984,169	42.8%	6.82449%	59	1.56x	12.3%	57.1%	55.7%
60.0%	-	64.9%	5	79,666,839	12.6%	6.89070%	58	1.48x	10.8%	61.5%	61.2%
65.0%	-	69.7%	9	127,295,000	20.1%	6.86770%	59	1.39x	10.6%	68.1%	67.8%
Total / Weighted Average:			37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	21	$422,489,038	66.7%	6.77859%	59	1.74x	13.2%	55.3%	54.4%
Yield Maintenance	15	196,069,130	30.9%	6.46842%	59	2.37x	16.3%	52.6%	52.2%
Defeasance or Yield Maintenance	1	14,979,839	2.4%	7.06000%	55	1.30x	9.8%	63.2%	62.2%
Total / Weighted Average:	37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	30	$525,046,007	82.9%	6.70450%	59	1.69x	12.4%	55.6%	54.8%
Acquisition	5	68,992,000	10.9%	6.95047%	58	1.56x	12.6%	63.8%	63.2%
Recapitalization	2	39,500,000	6.2%	6.03025%	60	5.73x	38.2%	25.6%	25.6%
Total / Weighted Average:	37	$633,538,007	100.0%	6.68925%	59	1.93x	14.1%	54.6%	53.9%
(1)	In the case of Loan Nos. 4, 5, 6, 7, 13, 14, 16 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	SMC	215 Coles Street	Jersey City, NJ	Industrial	$60,500,000	9.5%	MSC 2021-L5
2	SMC	Columbia Center	Troy, MI	Office	$55,000,000	8.7%	MSBAM 2016-C30; CGCMT 2016-P5
9.01	SMC	Hills Tech Research Park	Farmington Hills, MI	Industrial	$12,065,000	1.9%	JPMCC 2016-JP2
9.02	SMC	Andover Business Park	Plymouth, MI	Industrial	$7,120,000	1.1%	JPMCC 2016-JP2
12	GACC	1505 East Warner Avenue	Santa Ana, CA	Industrial	$22,600,000	3.6%	JPMDB 2016-C2
16	GACC, SGFC	535 & 545 5th Avenue	New York, NY	Mixed Use	$14,979,839	2.4%	MSBAM 2015-C24
17	SMC	Las Casitas MHP	Ceres, CA	Manufactured Housing	$14,280,000	2.3%	CGCMT 2022-GC48
20	SMC	Laguna Azul Apartments	Baytown, TX	Multifamily	$13,350,000	2.1%	MSC 2020-HR8
22	AREF2	Latitude Apartments	Corpus Christi, TX	Multifamily	$12,825,000	2.0%	FREMF 2021-K129
26	AREF2	1431 North Milwaukee	Chicago, IL	Multifamily	$7,600,000	1.2%	FRESB 2020-SB70
33	SMC	Comfort Inn Sylva	Sylva, NC	Hospitality	$3,850,000	0.6%	WFCM 2016-C35
34	KeyBank	Courtyard Self Storage	Saint Thomas, VI	Self Storage	$3,467,130	0.5%	COMM 2015-LC23
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
Structural Overview
■ Securities:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date

The pass-through rate for the Class X-E Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class E Certificates for the related Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, and third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Structural Overview

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates, the notional amount of the Class X-E Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D Certificates as described above, (5) to the Class X-E Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class E Certificates as described above, and (6) to the Class X-F Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
Structural Overview

Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan exceeds the amount by which (i) the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan exceeds (ii) the outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) beginning with the Class G-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class G-RR Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each serviced pari passu Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Structural Overview
loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or Grantor Trust or cause either REMIC of the trust fund to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2026-5C42 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes E, F and G-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	LNR Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the servicing shift mortgage loan or any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

The “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the Certificate Administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class G-RR Certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR Certificates, second, to the Class F certificates, third, to the Class E certificates, and fourth, to the Class D certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this paragraph.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:

The Risk Retention Consultation Party will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. For so long as LNR Partners, LLC is the Special Servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Non-Serviced Whole Loans or any related REO Property.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan), the Operating Advisor will be responsible for:

■                after the occurrence and during the continuance of a Control Termination Event, consulting (on a non-binding basis) with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■                after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement.

■                 prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

■                after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the servicing standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:	The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus. Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.
■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced for cause at any time and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings LLC and/or one or more of its affiliates collectively own(s) less than 15% of the certificate balance (excluding any portion that compromises the VRR Interest) of the Controlling Class by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Structural Overview
After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.
■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2026-5C42 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Structural Overview

Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2026-5C42

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Structural Overview

as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BBCMS 2026-5C42
Structural Overview
■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                 summaries of any final asset status reports,

■                 appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                 a voluntary investor registry, and

■                 SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 1 - 215 Coles Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 1 - 215 Coles Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 1 - 215 Coles Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$60,500,000	Title:	Fee
Cut-off Date Principal Balance:	$60,500,000	Property Type - Subtype:	Industrial – Warehouse / Distribution
% of IPB:	9.5%	Net Rentable Area (SF):	760,000
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	Mosello DE LLC	Year Built / Renovated:	1927 / NAP
Borrower Sponsor:	Moishe Mana	Occupancy:	100.0%
Interest Rate:	5.98000%	Occupancy Date:	4/3/2026
Note Date:	4/3/2026	4th Most Recent NOI (As of):	$6,615,887 (12/31/2022)
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of):	$6,705,509 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,833,197 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$6,293,465 (TTM 12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$13,828,621
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$2,772,451
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,056,170
Additional Debt:	No	UW NCF:	$10,676,170
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$159,800,000 / $210
Additional Debt Type:	N/A	Appraisal Date:	2/16/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$80
Taxes:	$143,129	$71,565	N/A	Maturity Date Loan / SF:	$80
Insurance:	$0	$105	N/A	Cut-off Date LTV:	37.9%
Replacement Reserves:	$0	$6,333	N/A	Maturity Date LTV:	37.9%
Deferred Maintenance:	$58,563	$0	N/A	UW NCF DSCR:	2.91x
				UW NOI Debt Yield:	18.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,500,000	98.8%	Payoff Existing Debt	$60,173,317	98.3%
Sponsor Equity	725,446	1.2	Closing Costs(2)	850,438	1.4
			Upfront Reserves	201,692	0.3
Total Sources	$61,225,446	100.0%	Total Uses	$61,225,446	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Closing Costs include a $300,000 interest rate buydown credit.

The Loan. The 215 Coles Street mortgage loan (the “215 Coles Street Mortgage Loan”) is secured by the borrower’s fee interest in a 760,000 square foot industrial property located in Jersey City, New Jersey (the “215 Coles Street Property”). The 215 Coles Street Mortgage Loan has an original and outstanding principal balance as of the Cut-off Date of $60,500,000, has a five-year term and is interest-only for the loan term. The 215 Coles Street Mortgage Loan accrues interest at a rate of 5.98000% per annum on an Actual/360 basis.

The Property. The 215 Coles Street Property is a 760,000 square foot industrial property located in Jersey City, New Jersey. The 215 Coles Street Property is 100% subleased by the borrower to 215 Coles ML LLC (“Mana Holding Company” or the “Primary Tenant”), an entity that is 100% owned by the borrower sponsor of the 215 Coles Street Mortgage Loan, pursuant to a primary lease for the entire 215 Coles Street Property (the “Primary Lease”), and the 215 Coles Street Property is 100% occupied by sponsor-affiliated companies that are 100% owned by the borrower sponsor (the affiliated companies, collectively, the “Sponsor Affiliate Companies”). The Primary Lease has a 15-year term and is personally guaranteed by the borrower sponsor for the full term of the Primary Lease. Mana Holding Company subleases substantially all portions of the 215 Coles Street Property to the Sponsor Affiliated Companies.

The annual rent for the Primary Lease is $11,400,000 ($15.00 per square foot) triple-net, which is in line with the appraiser’s market rent conclusion for the 215 Coles Street Property of $15.00 per square foot triple-net. The Sponsor Affiliate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 1 - 215 Coles Street

Companies occupying the 215 Coles Street Property include the companies listed below. GRM (as defined below) has occupied the majority of the 215 Coles Street Property since the borrower sponsor acquired the 215 Coles Street Property in 2001, but in recent years the borrower sponsor has brought in additional businesses to the 215 Coles Street Property.

Major Sublease Tenants.

GRM (595,000 square feet, 78.3% of NRA). GRM Information Management Services Inc. (“GRM”) is a document management company that was founded in New York City in 1987 to provide records storage. GRM’s climate-controlled storage facilities are located in 15 major metropolitan areas. The 215 Coles Street Property provides vault and climate-controlled document storage. The 215 Coles Street Property also serves as one of GRM’s bases of operations for sales and professional services related to its cloud-based Content Services Platform. GRM has more than 7,500 clients nationwide. The top five accounts for GRM at the 215 Coles Street Property have been in the 215 Coles Street Property for approximately 10 years on average and they represent less than 3% of GRM’s total revenue.

Guaranteed Asset Management (125,000 square feet, 16.4% of NRA). Guaranteed Asset Management (“GAM”) serves a wide range of commercial businesses with a focus on the hospitality, design and marketing industries. GAM serves customers in New York City and the surrounding area with a variety of inventory management services such as storage, transportation, shipping, crating and liquidation. The storage warehouse space at the 215 Coles Street Property will be used for storage of items stored through GAM’s pick up and drop off services and is not accessible to the public.

Mana Wine Storage (25,000 square feet, 3.3% of NRA). Mana Wine Storage is a wine storage operation at the 215 Coles Street Property with climate and humidity-controlled systems. All in- and out-bound wines are tracked by a barcoding system for inventory accuracy. Mana Wine Storage offers a variety of storage options from pallet storage, to open shelving, to individual private lockers and includes pickup and delivery services. Customers include large commercial hospitality organizations as well as individual collectors.

The remainder of the space at the 215 Coles Street Property (15,000 square feet) is utilized as office space for the Sponsor Affiliate Companies.

The following table presents certain information relating to the sole tenant at the 215 Coles Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Mana Holding Company(2)	NR / NR / NR	760,000	100.0%	$15.00	$11,400,000	100.0%	4/5/2041
Occupied Collateral Total / Wtd. Avg.		760,000	100.0%	$15.00	$11,400,000	100.0%
Vacant Space		0	0.0%
Collateral Total		760,000	100.0%
(1)	Based on the underwritten rent roll dated April 3, 2026.
(2)	Mana Holding Company is an affiliate of the borrower sponsor. The borrower sponsor is personally guaranteeing the Mana Holding Company lease and subleases spaces to sponsor-affiliated companies that are 100% owned by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 1 - 215 Coles Street

The following table presents certain information relating to the lease rollover schedule at the 215 Coles Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2037 & Beyond	1	760,000	100.0	11,400,000	100.0		760,000	100.0%	$11,400,000	100.0%
Total	1	760,000	100.0%	$11,400,000	100.0%
(1)	Based on the underwritten rent roll dated April 3, 2026.

The Market. The 215 Coles Street Property is located in Jersey City, Hudson County, New Jersey. The 215 Coles Street Property is located within the North New Jersey industrial market. As of the fourth quarter of 2025, average industrial asking rent was $13.72 per square foot, vacancy was 7.4%, and inventory totaled approximately 914.9 million square feet within the Northern New Jersey industrial market. The 215 Coles Street Property is located in the Hudson Waterfront industrial submarket of the Northern New Jersey market. For the fourth quarter of 2025, the Hudson Waterfront industrial submarket had total inventory of approximately 38.0 million square feet with a vacancy rate of 10.5% and average asking rent of $14.83 per square foot. The appraisal determined market rent of $15.00 per square foot for the industrial space at the 215 Coles Street Property. The estimated 2024 population within a one-, three- and five-mile radius of the 215 Coles Street Property is 120,841, 666,278 and 1,640,709, respectively. The estimated 2024 median household income within the same radii is $138,086, $126,302 and $122,210, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 1 - 215 Coles Street

The following table presents industrial rental data for comparable modern bulk distribution leases with respect to the 215 Coles Street Property as identified in the appraisal:

Comparable Modern Bulk Distribution Lease Rental Summary(1)
Property Name/Location	Clear Height (Ft.)	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
215 Coles Street 215 and 223 Coles Street Jersey City, NJ	17.0	100.0%	760,000	Mana Holding Company	760,000	$15.00	Apr-2026	15.0	NNN
Carteret Logistics Center 500 Salt Meadow Road Carteret, NJ	40.0	100.0%	479,700	Broadrange Logistics	479,700	$20.09	Oct-2025	10.4	NNN
NorthPort Distribution Center 699 Kapkowski Road Elizabeth, NJ	36.0	NAV	342,705	Scanglobal	104,000	$17.00	Aug-2025	5.7	NNN
Kearny Logistics Center 936 Harrison Avenue Kearny, NJ	38.0	100.0%	211,340	UniUni	211,340	$23.00	Aug-2025	5.6	NNN
Amazon 275 Omar Avenue Woodbridge Township, NJ	36.0	100.0%	391,650	Amazon	391,650	$19.25	Apr-2025	5.0	NNN
FedEx 200 Milik Street Carteret, NJ	36.0	100.0%	232,134	Federal Express	232,134	$19.50	Mar-2025	5.2	NNN
12 Porete Avenue 12 Porete Avenue North Arlington, NJ	40.0	100.0%	108,993	Wang Globalnet	108,993	$23.06	Jan-2025	15.0	NNN
(1)	Source: Appraisal, except for the 215 Coles Street Property, which lease information is based on the underwritten rent roll dated April 3, 2026.

The following table presents industrial rental data for comparable functional industrial warehouse leases with respect to the 215 Coles Street Property as identified in the appraisal:

Comparable Functional Industrial Warehouse Lease Rental Summary(1)
Property Name/Location	Clear Height (Ft.)	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
215 Coles Street 215 and 223 Coles Street Jersey City, NJ	17.0	100.0%	760,000	Mana Holding Company	760,000	$15.00	Apr-2026	15.0	NNN
1 Castle Road 1 Castle Road Secaucus, NJ	20.0	100.0%	105,125	Hudson Moving & Storage	105,125	$13.00	Jan-2026	5.0	NNN
99 Caven Point Road 99 Caven Point Road Jersey City, NJ	24.0	100.0%	340,230	Everlink	157,663	$14.00	Apr-2025	10.0	NNN
7001 Anpesil Drive 7001 Anpesil Drive North Bergen, NJ	22.0	94.0%	210,000	Confidential	210,000	$13.50	Feb-2026	5.0	NNN
1000 New County Road 1000 New County Road Secaucus, NJ	24.0	100.0%	525,224	National Packaging Services	254,000	$15.65	Jul-2025	7.0	NNN
500 Supor Boulevard 500 Supor Boulevard Harrison, NJ	18.0	100.0%	437,221	W-8 Shipping	219,365	$16.50	Oct-2025	6.4	NNN
169 Pulaski Street 169 Pulaski Street Bayonne, NJ	26.0	100.0%	433,304	TWT Express	250,000	$15.65	Jul-2025	5.4	NNN
(1)	Source: Appraisal, except for the 215 Coles Street Property, which lease information is based on the underwritten rent roll dated April 3, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 1 - 215 Coles Street

Environmental. According to the Phase I environmental assessment dated March 17, 2026, there was no evidence of any recognized environmental conditions at the 215 Coles Street Property.

The following table presents certain information relating to the historical and current occupancy at the 215 Coles Street Property:

Historical and Current Occupancy
12/31/2023	12/31/2024	12/31/2025	Current(1)
100.0%	100.0%	100.0%	100.0%
(1)	Current Occupancy is as of April 3, 2026.

The following table presents certain information relating to the operating history and underwritten cash flows at the 215 Coles Street Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	Underwritten(1)	PSF	%(2)
Base Rent(3)	$6,772,242	$6,772,242	$6,772,242	$6,772,242	$11,400,000	$15.00	80.4%
Vacant Income	0	0	0	0	0	0.00	0.0
Reimbursements	2,538,968	2,478,760	2,283,223	1,846,690	2,772,400	3.65	19.6
Net Rental Income	$9,311,210	$9,251,001	$9,055,465	$8,618,932	$14,172,400	$18.65	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(708,620)	(0.93)	(5.0)
Other Income(4)	172,000	225,589	338,022	351,998	364,841	0.48	2.6
Effective Gross Income	$9,483,210	$9,476,590	$9,393,487	$8,970,929	$13,828,621	$18.20	97.6%

Real Estate Taxes	750,812	796,541	791,278	827,736	858,774	1.13	6.2
Insurance	680,989	711,086	592,728	508,600	457,690	0.60	3.3
Other Expenses(5)	1,435,523	1,263,454	1,176,284	1,341,129	1,455,987	1.92	10.5
Total Expenses	$2,867,323	$2,771,081	$2,560,290	$2,677,465	$2,772,451	$3.65	20.0%

Net Operating Income	$6,615,887	$6,705,509	$6,833,197	$6,293,465	$11,056,170	$14.55	80.0%

CapEx/RR	0	0	0	0	76,000	0.10	0.5
TI/LC	0	0	0	0	304,000	0.40	2.2
Net Cash Flow	$6,615,887	$6,705,509	$6,833,197	$6,293,465	$10,676,170	$14.05	77.2%
(1)	Based on the underwritten rent roll dated April 3, 2026.
(2)	% column represents the percentage of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(3)	At origination of the 215 Coles Street Mortgage Loan, an affiliate of the borrower sponsor amended a prior lease which now pays a base rent equal to $11,400,000 per annum, which Primary Lease is personally guaranteed by the borrower sponsor.
(4)	Other Income includes billboard income.
(5)	Other Expenses include management fees, utilities, common area maintenance and general and administrative expenses.

The Borrower. The borrower is Mosello DE LLC, a Delaware limited liability company and special purpose entity structured to be bankruptcy remote with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 215 Coles Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Moishe Mana. Mr. Mana is an entrepreneur and real estate investor. Mr. Mana founded his first business in the early 1980s, Moishe’s Moving Systems, a moving company in the tristate area. Moishe Mana then founded GRM, a document and digital storage company, in 1987. Moishe Mana’s real estate investments include large industrial facilities across the country, such as the 215 Coles Street Property, real estate in the Meatpacking District in New York City and large property assemblages in the Wynwood and Flagler districts of Miami, Florida. As of March 2026, Mr. Mana’s real estate portfolio consists of 123 properties totaling over 9.9 million square feet.

Property Management. The 215 Coles Street Property is managed by M Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $143,129 for real estate taxes and (ii) $58,563 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $71,565.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 1 - 215 Coles Street

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments as it relates to NFIP coverage, which currently equates to approximately $105. Notwithstanding the foregoing, the borrower is not required to make ongoing deposits for insurance so long as, among other requirements, (i) no event of default under the 215 Coles Street Mortgage Loan then exists and (ii) the 215 Coles Street Property is insured under a satisfactory blanket insurance policy.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,333 for replacement reserves (approximately $0.10 per square foot annually).

Lockbox / Cash Management. The 215 Coles Street Mortgage Loan is structured with a hard lockbox and springing cash management. The 215 Coles Street Mortgage Loan requires that the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Prior to the occurrence of a Sweep Event Period (as defined below), all amounts on deposit in the lockbox account will be transferred to an account designated by the borrower. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 215 Coles Street Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 215 Coles Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 215 Coles Street Mortgage Loan. To the extent that no Sweep Event Period is continuing, all amounts on deposit in the cash management account will be transferred to an account designated by the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt service coverage ratio (“DSCR”) based on the trailing 12-month period is less than 1.20x, (iii) GRM becomes a debtor in any bankruptcy or other insolvency proceeding and (iv) the occurrence of a Major Tenant Event Period (as defined below).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the DSCR based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters, with regard to clause (iii), the bankruptcy or insolvency proceeding of GRM has terminated in a manner satisfactory to the lender, the related sublease has been affirmed and the terms of such sublease, as affirmed, are satisfactory to the lender and with regard to clause (iv), when the related Major Tenant Event Period is cured, as further described below.

A “Major Tenant Event Period” commences with, with regard to Mana Holding Company or a replacement tenant (each a “Major Tenant”), the occurrence of any of the following: (i) a default (beyond any applicable notice and cure period) by the Major Tenant under its lease; (ii) (a) less than 80% of its space (“Major Tenant Space”) is physically occupied and subleased by affiliates of the Major Tenant, borrower or borrower sponsor or (b) any such affiliate subtenant(s) downsizes or vacates its subleased space at the 215 Coles Street Property, or any such affiliate subtenant(s) gives written notice or announces its intent to downsize or vacate such space, such that less than 80% of the Major Tenant Space would thereafter be sublet and physically occupied by affiliates of the Major Tenant, borrower or borrower sponsor; (iii) the Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding; (iv) the Major Tenant terminates or cancels its lease, or gives notice of, or commences a legal proceeding asserting, any of the foregoing; (v) the Major Tenant subleases any of its Major Tenant Space to a person that is not an affiliate of such Major Tenant, borrower or borrower sponsor, without the prior written consent of the lender; (vi) the Major Tenant downsizes or vacates its Major Tenant Space, or gives notice of its intent to commence any of the foregoing.

Such Major Tenant Event Period will terminate: (1) with respect to clause (i) above, the subject default has been cured, and no other default has occurred under the related lease (in each case, beyond any applicable notice and cure period) for a period of one calendar quarter; (2) with respect to clause (ii) above, the affiliates of the Major Tenant, borrower or borrower sponsor have resumed physical occupancy for at least 80% of the Major Tenant Space (and, if applicable, have rescinded in writing all notices to downsize or vacate) pursuant to subleases for a period of one calendar quarter; (3) with respect to clause (iii) above, the bankruptcy or insolvency proceeding has terminated in a manner satisfactory to the lender, the related lease has been affirmed and the terms of such lease, as affirmed, are satisfactory to the lender; (4) with respect to clause (iv) above, the Major Tenant has rescinded in writing its notice to terminate its lease and such lease remains in full force and effect; (5) with respect to clause (v) above, there has been a termination of all such subleases not permitted under the 215 Coles Street Mortgage Loan documents and the Major Tenant, the affiliates of the Major Tenant, borrower or borrower sponsor remains in possession of the Major Tenant Space pursuant to the terms of the related lease for a period of one calendar quarter; and (6) with respect to clause (vi) above, Major Tenant has rescinded in writing all notices to downsize or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 1 - 215 Coles Street

vacate and the affiliates of the Major Tenant, borrower or borrower sponsor have resumed physical occupancy for at least 80% of the Major Tenant Space pursuant to subleases for a period of one calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 2 – Columbia Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 2 – Columbia Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 2 – Columbia Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,000,000	Title:	Fee
Cut-off Date Principal Balance:	$55,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	8.7%	Net Rentable Area (SF):	531,672
Loan Purpose:	Refinance	Location:	Troy, MI
Borrowers:	CC Troy Associates I, L.L.C. and CC Troy Associates II, L.L.C.	Year Built / Renovated:	1989, 1996, 2000 / 2025
Borrower Sponsors:	Gregg Orley and Alan M. Kiriluk	Occupancy:	88.0%
Interest Rate:	6.84500%	Occupancy Date:	5/1/2026
Note Date:	5/6/2026	4th Most Recent NOI (As of):	$7,161,464 (12/31/2023)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$7,692,543 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,032,786 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(1):	$6,809,311 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	89.2%
Amortization Type:	Interest Only	UW Revenues:	$14,765,442
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$6,816,305
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$7,949,136
Additional Debt:	No	UW NCF:	$7,151,628
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$102,000,000 / $192
Additional Debt Type:	N/A	Appraisal Date:	4/2/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$695,416	$115,903	N/A	Maturity Date Loan / SF:	$103
Insurance:	$165,873	$27,645	N/A	Cut-off Date LTV:	53.9%
TI/LC/Replacement Reserves:	$0	$66,459	N/A	Maturity Date LTV:	53.9%
TI/LC Reserve:	$2,418,000	$0	N/A	UW NCF DSCR:	1.87x
Deferred Maintenance:	$37,605	$0	N/A	UW NOI Debt Yield:	14.5%
Outstanding TI/LC Reserve:	$4,781,070	$0	N/A
Free Rent Reserve:	$1,063,104	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	90.9%	Loan Payoff	$50,731,139	83.8%
Sponsor Equity	5,504,200	9.1	Upfront Reserves	9,161,068	15.1
			Closing Costs	611,994	1.0
Total Sources	$60,504,200	100.0%	Total Uses	$60,504,200	100.0%
(1)	The increase from the Most Recent NOI to UW NOI is primarily due to (i) recent leasing, (ii) underwritten rent steps and (iii) underwritten average rent through the loan term for investment grade tenants.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Columbia Center mortgage loan (the “Columbia Center Mortgage Loan”) is secured by the borrowers’ fee interest in a three-building office complex located in Troy, Michigan (the “Columbia Center Property”). The Columbia Center Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $55,000,000 and has a five-year interest-only term. The Columbia Center Mortgage Loan accrues interest at a rate of 6.84500% per annum on an Actual/360 basis.

The Property. One of the borrower sponsors developed each of the three buildings that comprise the Columbia Center Property: The Columbia Center I building in 1989, the Columbia Center II building in 2000 and the Columbia IV building in 1996. The borrower sponsors’ cost basis was approximately $84.6 million as of March 2026, and approximately $89 million including the outstanding TI/LCs reserved at origination of the Columbia Center Mortgage Loan. The Columbia Center Property is comprised of three Class A office buildings totaling 531,672 square feet (570,240 square feet including common areas, storage and other non-leasable space) located in Troy, Michigan, approximately 20 miles north of downtown Detroit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 2 – Columbia Center

The Columbia Center Property buildings all have access to a three-level, 1,280-space parking deck as a shared amenity. There are also 650 surface parking spaces to bring the parking count to 1,930 (approximately 3.6 per 1,000 square feet).

The Columbia Center Property is situated on a landscaped 18.5-acre site located on the south side of Big Beaver Road, one of Troy’s major east/west arterial roadways. The Columbia Center Property has visibility along both I-75 and Big Beaver Road. The 1.45 million square foot Somerset Collection regional mall is located approximately two miles west of the Columbia Center Property, which offers more than 180 specialty stores and is anchored by Neiman Marcus, Macy’s and Nordstrom.

The Columbia Center I building is located at 201 West Big Beaver Road and consists of a 13-story building containing 253,800 square feet. The Columbia Center I building was constructed in 1989 and most recently renovated in 2025. As of May 1, 2026, the Columbia Center I building is occupied by 20 unique tenants, representing a 77.4% occupancy rate. The Columbia Center II building is located at 101 West Big Beaver Road and consists of a 13-story building containing 246,817 square feet.

The Columbia Center II building was constructed in 2000 and most recently renovated in 2025. As of May 1, 2026, the Columbia Center II building is occupied by 21 unique tenants, representing a 97.3% occupancy rate. Shared amenities at the Columbia Center I and Columbia Center II buildings also include connected and covered parking, on-site food services, newly renovated outdoor plaza and courtyard, on-site retail including spa, medical clinic, banking center, and jeweler, conference room facilities, secure storage facilities, 24-hour security and on-site management.

The Columbia Center IV building is located at 203 West Big Beaver Road and consists of a three-story building containing 31,055 square feet. The Columbia Center IV building was constructed in 1996. The Columbia Center IV building is 100% occupied by Envalior Engineering Materials, Inc. (“Envalior”). The Columbia Center IV building serves as Envalior’s U.S. headquarters and Envalior employs over 4,000 staff members across North and South America, Europe and Asia.

The Columbia Center Property was developed as a commercial and office site condominium under the Michigan Condominium Act. The condominium project is known as the Columbia Center, and the project is zoned OSC Office Service Commercial District. The three buildings comprising the Columbia Center Property are three of the four units that comprise the condominium project. The fourth unit, which is not part of the Columbia Center Property, is an outparcel containing Stoney River Steakhouse and Grill that fronts West Big Beaver Road. The borrowers collectively comprise a 98.53% interest in the condominium.

Approximately 67.9% of the Columbia Center Property’s leased NRA is comprised of leases (new and renewal) executed since 2021. The borrower sponsors have invested approximately $15 million in tenant improvements and leasing commissions to support re-tenanting and lease renewals in the last five years. And since 2017, the borrower sponsors have invested approximately $8 million in capital improvements. The major capital improvements include corridor and conference room updates, elevator modernization, a renovated café and outdoor seating areas, as well as new roofs, chiller rebuilds and parking lot resurfacing.

Major Tenants. The three largest tenants based on NRA are Butzel Long, Giarmarco, Mullins & Horton PC and Envalior.

Butzel Long (40,654 square feet; 7.6% of NRA; 7.9% of UW Base Rent): Butzel Long is a Detroit-based law firm that provides a broad range of legal services across areas such as corporate and finance, litigation, labor and employment, and intellectual property, serving clients across complex industries globally. Founded in 1854, the firm maintains multiple offices across the U.S. and internationally. Butzel Long has leased space at the Columbia Center Property since 2021, recently extended its lease through October 2036 and expanded by 10,246 square feet (which expansion space has an estimated rent commencement date in November 2026). Butzel Long has two five-year renewal options remaining and no termination options.

Giarmarco, Mullins & Horton PC (35,533 square feet; 6.7% of NRA; 8.1% of UW Base Rent): Giarmarco, Mullins & Horton PC (“Giarmarco”), founded in 1983, is a Troy, Michigan-based full-service law firm with more than 60 attorneys, providing a broad range of legal services across areas including corporate law, litigation, real estate, tax and estate planning. The Columbia Center Property serves as the company’s headquarters. Giarmarco has been in tenancy at the Columbia Center Property since 2008, extended its lease in November 2018 and has a current lease that expires in December 2027. Giarmarco has two five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 2 – Columbia Center

Envalior (31,055 square feet; 5.8% of NRA; 7.4% of UW Base Rent): Envalior is the U.S. arm of a global engineering materials company formed in 2023 through the merger of DSM Engineering Materials (which was a previous tenant at the Columbia Center IV building) and LANXESS High Performance Materials. Envalior develops and supplies sustainable, high-performance engineering plastics and polymers for sectors such as automotive, electronics, industrial equipment and consumer goods. The Columbia Center IV building serves as Envalior’s U.S. headquarters. Envalior has been in tenancy at the Columbia Center Property since 2016 and operates under a lease that expires in December 2027. Envalior has two five-year renewal options and no termination options.

The following table presents certain information relating to the major tenants based on NRA (of which, certain tenants may have co-tenancy provisions) at the Columbia Center Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Butzel Long(3)(4)	NR / NR / NR	40,654	7.6%	$24.78	$1,007,406	7.9%	10/31/2036
Giarmarco(5)	NR / NR / NR	35,533	6.7	$29.00	1,030,457	8.1	12/31/2027
Envalior(6)	NR / NR / NR	31,055	5.8	$30.35	942,519	7.4	12/31/2027
Northwestern Mutual(7)(8)	Aa1 / NR / NR	29,912	5.6	$28.10	840,492	6.6	6/30/2036
Rockwell Automation(9)(10)(11)	A3 / A- / A	29,708	5.6	$26.80	796,312	6.2	12/31/2033
Bodman PLC(12)	NR / NR / NR	20,830	3.9	$27.32	569,076	4.5	8/31/2029
Kemp, Klein, Umphrey & Endleman(13)	NR / NR / NR	20,381	3.8	$24.09	490,978	3.9	11/30/2037
Bowman and Brooke LLP(14)	NR / NR / NR	20,356	3.8	$26.50	539,434	4.2	7/31/2033
Morgan Stanley Smith Barney Financing(15)	NR / NR / NR	20,356	3.8	$28.00	569,968	4.5	10/31/2028
RGN-National Business Centers(16)	NR / NR / NR	20,009	3.8	$26.37	527,637	4.1	3/31/2032
Top Ten Tenants		268,794	50.6%	$27.21	$7,314,280	57.4%

Non Top Ten Tenants		198,848	37.4%	$27.33	$5,433,898	42.6%

Occupied Collateral Total / Wtd. Avg.		467,642	88.0%	$27.26	$12,748,178	100.0%

Vacant Space		64,030	12.0%

Collateral Total		531,672	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026 with (i) net rent steps totaling $68,232 through May 1, 2027 and (ii) average rent through the loan term for Northwestern Mutual and Rockwell Automation totaling $89,923.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Butzel Long has two, five-year renewal options remaining.
(4)	Butzel Long recently expanded its leased space by 10,246 square feet, which expansion space is expected to have a rent commencement in November 2026.
(5)	Giarmarco has two, five-year renewal options remaining.
(6)	Envalior has two, five-year renewal options remaining.
(7)	Northwestern Mutual has two, five-year renewal options remaining.
(8)	Northwestern Mutual has a contraction right of 4,097 square feet commencing March 1, 2033 with 12 months’ notice and payment of a contraction fee equal to approximately $130,489 plus landlord’s cost to fully demise its released space.
(9)	Rockwell Automation has an expected rent commencement date in (i) November 2026 with respect to 20,617 square feet of its leased space and (ii) February 2027 with respect to 9,091 square feet of its leased space.
(10)	Rockwell Automation has two, five-year renewal options remaining.
(11)	Rockwell Automation may terminate its lease if its 7th floor premises (20,617 square feet) is not delivered substantially complete to the tenant on or before the date that is 180 days after its target completion date of August 15, 2026.
(12)	Bodman PLC has two, five-year renewal options remaining.
(13)	Kemp, Klein, Umphrey & Endleman has two, five-year renewal options remaining.
(14)	Bowman and Brooke LLP has two, five-year renewal options remaining.
(15)	Morgan Stanley Smith Barney Financing has two, five-year renewal options remaining.
(16)	RGN-National Business Centers has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 2 – Columbia Center

The following table presents certain information relating to the lease rollover schedule at the Columbia Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	64,030	12.0%	NAP	NA	P	64,030	12.0%	NAP	NAP
2026 & MTM	4	26,411	5.0	$744,135	5.8		90,441	17.0%	$744,135	5.8%
2027	7	96,219	18.1	2,798,665	22.0		186,660	35.1%	$3,542,800	27.8%
2028	8	53,728	10.1	1,469,908	11.5		240,388	45.2%	$5,012,708	39.3%
2029	6	40,473	7.6	1,130,757	8.9		280,861	52.8%	$6,143,464	48.2%
2030	2	18,628	3.5	513,513	4.0		299,489	56.3%	$6,656,977	52.2%
2031	5	35,182	6.6	907,909	7.1		334,671	62.9%	$7,564,886	59.3%
2032	3	25,499	4.8	671,155	5.3		360,170	67.7%	$8,236,041	64.6%
2033	3	55,341	10.4	1,488,568	11.7		415,511	78.2%	$9,724,609	76.3%
2034	1	6,665	1.3	178,555	1.4		422,176	79.4%	$9,903,165	77.7%
2035	0	0	0.0	0	0.0		422,176	79.4%	$9,903,165	77.7%
2036	2	70,566	13.3	1,847,898	14.5		492,742	92.7%	$11,751,063	92.2%
2037 & Beyond(2)	2	38,930	7.3	997,115	7.8		531,672	100.0%	$12,748,178	100.0%
Total	43	531,672	100.0%	$12,748,178	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2026 with (i) net rent steps totaling $68,232 through May 1, 2027 and (ii) average rent through the loan term for Northwestern Mutual and Rockwell Automation totaling $89,923.
(2)	Includes 1,755 square feet of management office space.

The following table presents certain information with respect to the historical and current occupancy of the Columbia Center Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
84.0%	84.0%	84.0%	88.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2026.

Environmental. According to a Phase I environmental assessment dated April 9, 2026, there was no evidence of any recognized environmental conditions at the Columbia Center Property.

The Market. The Columbia Center Property is located in Troy, Michigan. According to the appraisal, the Columbia Center Property is located within the Detroit office market. As of the first quarter of 2026, the Detroit office market has a vacancy rate of 11.7% and asking rent of $18.62 per square foot. According to the appraisal, the Columbia Center Property is located within the Troy South office submarket. As of the first quarter of 2026, the Troy South office submarket has a vacancy rate of 18.4% and asking rent of $17.67 per square foot. Within a one-, three- and five-mile radius of the Columbia Center Property, the estimated 2025 population is 9,980, 91,089 and 268,844, respectively. Within the same radii, the estimated 2025 average annual household income is $117,037, $134,001 and $141,633, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 2 – Columbia Center

The following table presents office rental data for comparable leases with respect to the Columbia Center Property as identified in the appraisal:

Comparable Lease Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Mos.)	Lease Type
Columbia Center 101, 201 and 203 West Big Beaver Road Troy, MI	1989, 1996, 2000 / 2025	88.0%	531,672	-	-	$27.23	-	-	-
Wilshire Plaza North 900 Wilshire Drive Troy, MI	1986 / NAP	NAV	169,386	POSCO America	1,670	$19.95	May-2025	36	Modified Gross
Troy Place 3001 West Big Beaver Road Troy, MI	1975 / NAP	NAV	269,671	Mabuchi Motor America	7,135	$19.50	Oct-2024	63	Modified Gross
Liberty Center 50 & 100 West Big Beaver Road Troy, MI	1987 / NAP	NAV	300,925	Confidential	3,278	$25.00	Jan-2026	120	Modified Gross
36400 Woodward Office Building 36400 Woodward Avenue Bloomfield Hills, MI	1956 / 2021	NAV	22,781	Prosperity Wealth	720	$30.00	Aug-2024	60	Modified Gross
325 North Old Woodward Avenue 325 North Old Woodward Avenue Birmingham, MI	2005 / NAP	NAV	111,030	Christie’s International	1,626	$29.52	Aug-2024	27	Modified Gross
260 Brown Street 260 East Brown Street Birmingham, MI	1986 / 2014	NAV	53,566	Mid-State Advisors, Inc.	1,322	$32.75	Apr-2024	65	Modified Gross
Proposed Office Building 755 West Big Beaver Road Troy, MI	2025 / NAP	NAV	76,369	Confidential	76,369	$35.75	Feb-2027	180	Absolute Net
(1)	Source: Appraisal, except for the Columbia Center Property for which information is based on the underwritten rent roll dated May 1, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Columbia Center Property:

Market Rent Summary(1)
	Property SF	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	Lease Type
Office	498,862	$27.00	84	$0.50/SF per annum	Modified Gross
Envalior Space	31,055	$30.00	120	$0.50/SF per annum	Modified Gross
Amenity	7,736	$0.00	Indefinite	NAP	NAP
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 2 – Columbia Center

The following table presents certain information with respect to the historical operating history and underwritten cash flows of the Columbia Center Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM 3/31/2026(1)	Underwritten(1)(2)	PSF	%(3)
Base Rent	$11,759,022	$12,001,438	$11,671,149	$11,514,432	$12,590,022	$23.68	78.7%
Rent Steps and Averaged Rent	0	0	0	0	158,155	0.30	1.0
Vacant Income	0	0	0	0	1,728,810	3.25	10.8
Reimbursements	1,160,379	1,438,773	1,531,875	1,521,712	1,516,984	2.85	9.5
Net Rental Income	$12,919,400	$13,440,211	$13,203,023	$13,036,144	$15,993,972	$30.08	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,728,810)	(3.25)	(10.8)
Other Income(4)	544,935	807,981	474,123	500,280	500,280	0.94	3.1
Effective Gross Income	$13,464,335	$14,248,193	$13,677,146	$13,536,424	$14,765,442	$27.77	92.3%

Real Estate Taxes	1,245,303	1,309,837	1,350,322	1,361,855	1,379,314	2.59	9.3
Insurance	152,162	188,390	225,866	233,871	331,746	0.62	2.2
Other Expenses(5)	4,905,407	5,057,422	5,068,172	5,131,388	5,105,246	9.60	34.6
Total Expenses	$6,302,872	$6,555,650	$6,644,360	$6,727,114	$6,816,305	$12.82	46.2%

Net Operating Income	$7,161,464	$7,692,543	$7,032,786	$6,809,311	$7,949,136	$14.95	53.8%

CapEx/RR	0	0	0	0	132,918	0.25	0.9
TI/LC	0	0	0	0	664,590	1.25	4.5
Net Cash Flow	$7,161,464	$7,692,543	$7,032,786	$6,809,311	$7,151,628	$13.45	48.4%
(1)	The increase from the TTM 3/31/2026 to Underwritten NOI is primarily due to (i) recent leasing, (ii) underwritten rent steps and (iii) underwritten average rent through the loan term for investment grade tenants.
(2)	Based on the underwritten rent roll dated May 1, 2026
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Other Income includes tenant services, storage, conference room rentals, parking rentals, late fees and other miscellaneous fees.
(5)	Other Expenses include management fees, utilities, repairs and maintenance, common area maintenance and general and administrative expenses.

The Borrowers. The borrowers are CC Troy Associates I, L.L.C. and CC Troy Associates II, L.L.C., each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Columbia Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Gregg Orley and Alan M. Kiriluk. The Orley family is a multi-generational real estate sponsor with over 50 years of experience deploying family capital across commercial real estate, private equity and operating businesses. Since 1970, the family has managed, developed, and operated more than 4,000 manufactured housing sites nationwide. Through Elro Corporation, the family developed over 50,000 single-family residential lots in Michigan. Alan M. Kiriluk is the founder and key principal of Kirco Development Corp (“KIRCO”). KIRCO is an independent, vertically integrated corporation providing services in commercial real estate development, construction and facility management. Since its inception in 1974, KIRCO has been involved in the development of approximately 30 million square feet of commercial and residential properties throughout southeastern Michigan, with operations and projects in Ohio, Alabama, Florida and other markets across the U.S. KIRCO’s current and past property management engagements exceed 25 million square feet of office, medical, retail and industrial properties. KIRCO is headquartered at the Columbia Center Property.

Property Management. The Columbia Center Property is managed by KIRCO Management Services, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $695,416 for real estate taxes, (ii) $165,873 for insurance premiums, (iii) $2,418,000 for general tenant improvements and leasing commissions, (iv) $37,605 for deferred maintenance, (v) $4,781,070 for outstanding tenant improvements and leasing commissions and (vi) $1,063,104 for free rent.

Tax Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $115,903.

Insurance Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $27,645.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 2 – Columbia Center

TI/LC and Replacement Reserve – On each monthly payment date, the borrowers are required to escrow $66,459 for a joint general TI/LC and replacement reserve (approximately $1.50 per square foot annually).

Lockbox / Cash Management. The Columbia Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Columbia Center Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Columbia Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Columbia Center Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Columbia Center Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.50x (based on the trailing 12 months); or (iii) the occupancy rate at the Columbia Center Property falling below 75%.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.50x for two consecutive calendar quarters; and (c) clause (iii) above, the occupancy rate at the Columbia Center Property being greater than or equal to 75% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Subordinate or Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 3 – The 840 Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 3 – The 840 Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 3 – The 840 Building
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type – Subtype:	Mixed-Use – Life Sciences/Education
% of IPB:	7.1%	Net Rentable Area (SF):	85,806
Loan Purpose:	Refinance	Location:	Spokane, WA
Borrower:	840 Building Spokane LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	Emerald Initiative, LLC	Occupancy:	97.8%
Interest Rate:	6.46000%	Occupancy Date:	5/1/2026
Note Date:	5/19/2026	4th Most Recent NOI (As of)(1):	$3,344,833 (12/31/2023)
Maturity Date:	6/1/2031	3rd Most Recent NOI (As of)(1):	$3,268,254 (12/31/2024)
Interest-only Period:	12 months	2nd Most Recent NOI (As of)(1):	$4,001,225 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(1):	$4,269,632 (TTM 3/31/2026)
Original Amortization Term:	360 months	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$6,474,690
Call Protection:	L(24),D(33),O(3)	UW Expenses:	$1,599,349
Lockbox / Cash Management:	Springing / Springing	UW NOI(1):	$4,875,341
Additional Debt:	No	UW NCF:	$4,840,980
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$78,700,000 / $917
Additional Debt Type:	N/A	Appraisal Date:	4/16/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$524
Taxes:	$66,300	$22,100	N/A	Maturity Date Loan / SF:	$501
Insurance:	$133,601	$10,749	N/A	Cut-off Date LTV:	57.2%
Replacement Reserves:	$1,430	$1,430	N/A	Maturity Date LTV:	54.6%
Rent Concession Reserve:	$702,024	$0	N/A	UW NCF DSCR:	1.42x
				UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Loan Payoff	$37,619,240	83.6%
			Return of Equity	4,806,804	10.7
			Closing Costs	1,670,601	3.7
			Upfront Reserves	903,355	2.0
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%
(1)	The increase in NOI across the historical periods and compared to UW NOI can be attributed to (i) three new leases for a total of 23,278 SF, representing 26.7% of underwritten base rent, commencing between June 2025 and April 2026 and (ii) straight-line rent steps totaling $331,669 included in UW NOI.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The 840 Building mortgage loan (“The 840 Building Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $45,000,000 and is secured by the borrower’s fee interest in a mixed-use property located in Spokane, Washington totaling 85,806 square feet (“The 840 Building Property”). The 840 Building Mortgage Loan has a five-year term and, following a one-year interest-only period, amortizes on a 30-year schedule. The 840 Building Mortgage Loan accrues interest at a fixed rate of 6.46000% per annum on an Actual/360 basis.

The Property. The 840 Building Property consists of a four-story mixed-use life sciences and education building totaling 85,806 square feet and situated on 1.35 acres in Spokane, Washington. Developed by the borrower sponsor and completed in 2022, The 840 Building Property was purpose-built to support the medical and healthcare programs of the University of Washington and Gonzaga University, as part of a collaborative health partnership formed in 2016 between the two universities. The four-story building is built out with various lab rooms, classrooms, administrative offices and a common area with a retail café space. Specifically, the building is equipped with a cadaver teaching area, tissue processing area, radiology area, specimen study room, physiology testing chamber, culture room, molecular cell lab, wet lab, teaching lab, biomechanics lab, dental simulation lab, digital dentistry lab, and classroom space. The borrower sponsor developed,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 3 – The 840 Building

designed and constructed The 840 Building Property and reports a total cost basis of approximately $71.88 million, resulting in a loan to cost ratio of 62.6%.

The 840 Building Property contains 79 parking spaces, consisting of surface parking spaces and a covered below-building parking garage. Additionally, the borrower sponsor leases a minimum of 150 and up to 243 surface parking spaces from the neighboring surface parking lot that is owned by Gonzaga University, for use by tenants of The 840 Building Property as well as tenants at an adjacent building also owned by the borrower sponsor.

As of May 1, 2026, The 840 Building Property was approximately 97.8% leased to three tenants, including The Board of Regents of the University of Washington (“University of Washington”) across three leases, The Corporation of Gonzaga University (“Gonzaga University”) across two leases, and a coffee shop.

Major Tenants.

University of Washington (42,907 square feet; 50.0% of NRA; 53.7% of underwritten base rent) (Moody’s/S&P: Aa1/AA+). Founded in 1861, the University of Washington is a public research university based in Seattle, Washington, with additional campuses in Tacoma and Bothell. With more than 60,000 students, the university offers undergraduate, graduate and professional degree programs and operates across multiple academic disciplines. The University of Washington offers medical and healthcare programs based at The 840 Building Property in Spokane, focused primarily on health sciences education through the University of Washington School of Medicine in partnership with Gonzaga University, along with related clinical training programs.

University of Washington occupies 42,907 square feet across three leases: (i) a 28,404 square foot lease that commenced June 20, 2022, and expires June 30, 2034, (ii) a 12,896 square foot lease that commenced June 1, 2025, and expires May 31, 2038, and (iii) a 1,607 square foot lease that commenced April 24, 2026, and expires May 23, 2038. University of Washington has five, five-year extension options for each lease and no termination options. University of Washington’s space is utilized for its School of Medicine and Regional Initiatives in Dental Education (RIDE) dental program, including instructional laboratories, classrooms, faculty offices, and administrative support.

Gonzaga University (40,518 square feet; 47.2% of NRA; 46.1% of underwritten base rent) (Moody’s/Fitch: A2/A+). Founded in 1887, Gonzaga University is a private, non-profit Jesuit university located in Spokane, Washington. The university operates from a single main campus situated near downtown Spokane along the Spokane River and has a total enrollment of approximately 7,470 students. Gonzaga University offers 16 undergraduate degrees, 23 master’s degrees and five doctoral-level degrees, supported by the University of Washington-Gonzaga University health partnership located at The 840 Building Property.

Gonzaga University occupies 40,518 square feet across two leases: (i) a 31,743 square foot lease that commenced June 20, 2022, and expires June 30, 2034, and (ii) an 8,775 square foot lease that commenced April 24, 2026, and expires April 30, 2040. Gonzaga University has five, five-year extension options on both leases and no termination options. Gonzaga University utilizes its space for its Doctor of Nurse Anesthesia Practice program and broader health and science programs, including instructional laboratories, faculty offices, and administrative support.

The University of Washington-Gonzaga University health partnership is a public-private collaboration established in 2016 to expand medical education and research in Spokane. As part of the partnership, Gonzaga University joined the University of Washington’s five-state medical education program known as WWAMI, an acronym for the states served by the program: Washington, Wyoming, Alaska, Montana and Idaho. With the completion of The 840 Building Property in 2022, the University of Washington-Gonzaga University health partnership was provided with a shared education and research center that relocated existing programs, as well as established new programs, to this location.

Environmental. The Phase I environmental assessment dated April 27, 2026, identified no evidence of any recognized environmental conditions at The 840 Building Property; however, historical recognized environmental conditions were identified at The 840 Building Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 3 – The 840 Building

The following table presents certain information relating to the historical and current occupancy of The 840 Building Property:

Historical and Current Occupancy(1)
2023	2024	2025(3)	Current(2)(3)
70.7%	70.7%	85.7%	97.8%
(1)	Historical occupancies represent the average annual occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated May 1, 2026.
(3)	The increase in Current Occupancy from 2024 and 2025 Occupancy is primarily driven by three new leases commencing in 2025 and 2026 totaling 23,278 SF, representing 27.1% of total square feet at The 840 Building Property.

The following table presents certain information relating to the largest tenants at The 840 Building Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Gonzaga University	A2 / NR / A+	31,743	37.0%	$60.34	$1,915,384	38.5%	6/30/2034
University of Washington	Aa1 / AA+ / NR	28,404	33.1	60.39	1,715,205	34.5	6/30/2034
University of Washington	Aa1 / AA+ / NR	12,896	15.0	67.24	867,097	17.5	5/31/2038
Gonzaga University	A2 / NR / A+	8,775	10.2	42.47	372,713	7.5	4/30/2040
University of Washington	Aa1 / AA+ / NR	1,607	1.9	53.25	85,573	1.7	5/23/2038
Thomas Hammer Coffee Roasting Company, Inc.	NR / NR / NR	500	0.6	25.46	12,731	0.3	9/15/2027
Occupied Collateral Total / Wtd. Avg.		83,925	97.8%	$59.20	$4,968,702	100.0%
Vacant Space		1,881	2.2
Collateral Total		85,806	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $331,669 of straight-line rent steps for University of Washington and Gonzaga University.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 3 – The 840 Building

The following table presents certain information relating to the tenant lease expirations of The 840 Building Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	1,881	2.2%	NAP	NAP	1,881	2.2%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%	1,881	2.2%	$0	0.0%
2027	1	500	0.6	12,731	0.3%	2,381	2.8%	$12,731	0.3%
2028	0	0	0.0	$0	0.0%	2,381	2.8%	$12,731	0.3%
2029	0	0	0.0	$0	0.0%	2,381	2.8%	$12,731	0.3%
2030	0	0	0.0	$0	0.0%	2,381	2.8%	$12,731	0.3%
2031	0	0	0.0	$0	0.0%	2,381	2.8%	$12,731	0.3%
2032	0	0	0.0	$0	0.0%	2,381	2.8%	$12,731	0.3%
2033	0	0	0.0	$0	0.0%	2,381	2.8%	$12,731	0.3%
2034	2	60,147	70.1	$3,630,589	73.1%	62,528	72.9%	$3,643,319	73.3%
2035	0	0	0.0	$0	0.0%	62,528	72.9%	$3,643,319	73.3%
2036	0	0	0.0	$0	0.0%	62,528	72.9%	$3,643,319	73.3%
2037 & Beyond	3	23,278	27.1	$1,325,383	26.7%	85,806	100.0%	$4,968,702	100.0%
Total	6	85,806	100.0%	$4,968,702	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent includes $331,669 of straight-line rent steps for University of Washington and Gonzaga University.

The following table presents certain information relating to the operating history and underwritten cash flows of The 840 Building Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM 3/31/2026	Underwritten	Per SF	%(1)
In Place Base Rent	$3,764,730	$3,769,267	$4,309,358	$4,524,616	$4,637,033	$54.04	69.5%
Straight-Line Rent Steps	0	0	0	0	331,669	3.87	5.0
Vacancy Gross Up	0	0	0	0	94,050	1.10	1.4
Total Reimbursements	814,431	863,755	1,134,114	1,195,825	1,528,885	17.82	22.9
Parking Income	33,281	75,055	85,749	83,612	83,612	0.97	1.3
Gross Potential Income(2)	$4,612,442	$4,708,077	$5,529,221	$5,804,054	$6,675,249	$77.79	100.0%
Vacancy / Credit Loss	0	0	0	0	(200,559)	(2.34)	3.0
Effective Gross Income	$4,612,442	$4,708,077	$5,529,221	$5,804,054	$6,474,690	$75.46	97.0%
Total Expenses	$1,267,609	$1,439,823	$1,527,996	$1,534,422	$1,599,349	$18.64	24.7%
Net Operating Income	$3,344,833	$3,268,254	$4,001,225	$4,269,632	$4,875,341	$56.82	75.3%
Capital Expenditures	0	0	0	0	17,161	0.20	0.3
TI/LC	0	0	0	0	17,200	0.20	0.3
Net Cash Flow	$3,344,833	$3,268,254	$4,001,225	$4,269,632	$4,840,980	$56.42	74.8%
(1)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	The increase in Gross Potential Income across the historical periods and compared to Underwritten can be attributed to (i) three new leases for a total of 23,278 SF, representing 26.7% of underwritten base rent, commencing between June 2025 and April 2026 and (ii) straight-line rent steps totaling $331,669 included in Underwritten Gross Potential Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 3 – The 840 Building

The Market. The 840 Building Property is located in Spokane, Washington, on the eastern periphery of the central business district, within an area known as the University District. The University District is a campus-style environment anchored by healthcare education, medical research and life sciences activity. The area is home to Gonzaga University and encompasses five other higher education institutions including two medical school programs. The 840 Building Property is located immediately south of Gonzaga University and is integrated with nearby facilities such as the adjacent borrower sponsor-owned SIERR building, which is the historic Spokane Inland Empire Railroad building that now houses complementary medical education and research programs. The 840 Building Property fronts East Spokane Falls Boulevard, offering access to downtown Spokane to the west and Interstate 90 approximately one mile to the south, as well as walkability to Gonzaga University.

According to the appraisal, Spokane does not have a life sciences market segment; however, the Spokane office market, which had an inventory of approximately 24.2 million square feet, vacancy of 7.6% and asking rents of $22.83 per square foot as of the first quarter of 2026, has demonstrated stable vacancy over the last 10 years, ranging from 6.5% to 8.3% and averaging 7.5%. The appraisal identified six comparable life sciences leases within a broader region, focusing on the life sciences hubs of Seattle, San Diego and South San Francisco. The comparables indicate an adjusted lease rate range from $45.60 to $60.90 per square foot, with an average of $51.32 per square foot.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius from The 840 Building Property was 14,632, 134,196 and 247,332 and the 2025 average estimated household income within the same radii is $54,639, $85,720 and $92,120. According to the appraisal, both population and household income in a one-, three- and five-mile radius demonstrate a steady growth trend for the neighborhood over the next five years.

The following table presents certain information relating to comparable life sciences leases for The 840 Building Property:

Comparable Leases(1)
Property Name	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
The 840 Building 840 East Spokane Falls Boulevard Spokane, WA 99202	2022/NAP	85,806(2)	Various	Various	Various	Various	$42.47-$67.24(2)	Various
Vue Research Center 500 Fairview Avenue North Seattle, WA 98109	2016/NAV	126,900	Lyell	19,977	Jan-26	3.3	$57.00	NNN
Vantage Building B 490 Forbes Boulevard South San Francisco, CA 94080	2023/NAV	188,000	Neurona Therapeutics	62,542	Dec-25	8.0	$74.40	NNN
Directors Science Park 4930 Directors Place San Diego, CA 92121	2023/NAV	165,627	Kura Oncology, Inc	32,512	Oct-25	7.7	$67.80	NNN
Cascadian 330 Yale 330 Yale Avenue North Seattle, WA 98109	2021/NAV	211,555	UW Institute for Protein Design	31,836	Sep-25	10.0	$65.00	NNN
The Cove at Oyster Point 171 Oyster Point Boulevard South San Francisco, CA 94080	2017/NAV	163,594	Surrozen	32,813	May-25	4.0	$70.80	NNN
Genesis Marina 3000 Marina Boulevard Brisbane, CA 94005	2024/NAV	198,000	GenEdit	13,642	Aug-24	3.3	$87.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2026.

The Borrower. The borrower is 840 Building Spokane LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The 840 Building Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Emerald Initiative, LLC, and the non-recourse carveout guarantors are Dean C. Allen and Vicki L. Allen. Dean C. Allen is the chief executive officer and majority owner of McKinstry Co., LLC (“McKinstry”), a privately-held, Seattle-based engineering, construction and energy services firm with over 20 offices in 12 states. Emerald Initiative, LLC is an independently owned affiliate of McKinstry that develops, owns and operates commercial real estate and alternative energy infrastructure.

Property Management. The 840 Building Property is managed by Emerald Initiative, LLC, an affiliate of the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 3 – The 840 Building

Escrows and Reserves. At origination, the borrower deposited (i) approximately $66,300 into a real estate tax reserve, (ii) approximately $133,601 into an insurance reserve, (iii) $1,430 into a replacement reserve and (iv) $702,024 into a free rent reserve for the 8,775 square foot Gonzaga University lease.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which is currently approximately $22,100.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which is currently approximately $10,749.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $1,430 for replacement reserves.

Lockbox / Cash Management. The 840 Building Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the tenants will be instructed to pay rents directly. In addition, the borrower is required to cause all rents received by the borrower or the property manager to be deposited into the lockbox account within one business day of receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with The 840 Building Mortgage Loan documents. During the continuance of a Trigger Period, all excess cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Trigger Period” means a period (A) commencing upon the earliest of the following: (i) the occurrence of an event of default under The 840 Building Mortgage Loan documents, (ii) the bankruptcy or insolvency of the borrower or property manager, (iii) the date on which the debt service coverage ratio based on the immediately preceding trailing three-month period is less than 1.15x, and (B) expiring upon, (x) with regard to clause (i) above, the cure of such event of default, (y) with regard to clause (ii) above, the borrower replaces such property manager with a qualified property manager within 60 days of such bankruptcy action (and in no event will a bankruptcy of the borrower be cured), or (z) with regard to clause (iii) above, the debt service coverage ratio based on the immediately preceding three-month period is at least equal to 1.20x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 4 – Marriott Savannah Riverfront

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 4 – Marriott Savannah Riverfront

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 4 – Marriott Savannah Riverfront
\Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$39,907,038	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	6.3%	Net Rentable Area (Rooms):	387
Loan Purpose:	Refinance	Location:	Savannah, GA
Borrower:	Columbia Properties Savannah, LLC	Year Built / Renovated:	1992 / 2015-2025
Borrower Sponsors(2):	Various	Occupancy / ADR / RevPAR:	69.3% / $233.04 / $161.51
Interest Rate:	6.90000%	Occupancy / ADR / RevPAR Date:	2/28/2026
Note Date:	3/26/2026	4th Most Recent NOI (As of)(3):	$18,041,423 (12/31/2023)
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of)(3):	$18,123,228 (12/31/2024)
Interest-only Period:	None	2nd Most Recent NOI (As of)(3):	$15,236,744 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(3):	$15,337,376 (TTM 2/28/2026)
Original Amortization:	300 months	UW Occupancy / ADR / RevPAR:	69.3% / $233.04 / $161.51
Amortization Type:	Amortizing Balloon	UW Revenues:	$34,142,472
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$18,774,596
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$15,367,876
Additional Debt(1):	Yes	UW NCF:	$13,660,752
Additional Debt Balance(1):	$61,855,910	Appraised Value / Per Room:	$176,000,000 / $454,780
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/10/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$262,953
Taxes:	$543,333	$115,811	N/A	Maturity Date Loan / Room:	$241,483
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.8%
FF&E Reserves:	$0	$142,260	N/A	Maturity Date LTV:	53.1%
PIP Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.59x
Replacement Comfort Letter Reserve:	$2,500	$0	N/A	UW NOI Debt Yield:	15.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$102,000,000	100.0%	Loan Payoff	$56,761,309	55.6%
			Return of Equity	44,093,080	43.2
			Closing Costs	599,778	0.6
			Upfront Reserves	545,833	0.5
Total Sources	$102,000,000	100.0%	Total Uses	$102,000,000	100.0%
(1)	The Marriott Savannah Riverfront Mortgage Loan (as defined below) is part of the Marriott Savannah Riverfront Whole Loan (as defined below) evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $101,762,948. Financial information presented in the chart above is based on the Marriott Savannah Riverfront Whole Loan.
(2)	The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung.
(3)	The decrease in 2nd Most Recent NOI, Most Recent NOI and UW NOI from 3rd Most Recent NOI and 4th Most Recent NOI is primarily due to reduced transient market demand as a result of macroeconomic trends and heightened price consciousness among tourists. However, management at the Marriott Savannah Riverfront Property (as defined below) reported that they view softening has bottomed as of the fourth quarter of 2025 as they have been experiencing heightened forward bookings through 2026 and 2027. As of January 2026, the Marriott Savannah Riverfront Property had $6.3 million in forward bookings for the eleven-month period ending November 2026, relative to $5.5 million for the prior year. Additionally, management at the Marriott Savannah Riverfront Property reported approximately $5.0 million in forward bookings for the eleven-month period ending November 2027. UW NOI does not account for the anticipated increase in revenues associated with forward bookings.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 4 – Marriott Savannah Riverfront

The Loan. The Marriott Savannah Riverfront mortgage loan (the “Marriott Savannah Riverfront Mortgage Loan”) is part of a whole loan (the “Marriott Savannah Riverfront Whole Loan”), which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $101,762,948. The Marriott Savannah Riverfront Whole Loan is secured by the borrower’s fee interest in a full-service hospitality property located in Savannah, Georgia (the “Marriott Savannah Riverfront Property”). The Marriott Savannah Riverfront Whole Loan accrues interest at a rate of 6.90000% per annum on an Actual/360 basis, has a five-year term and is amortizing on a 300-month schedule. The Marriott Savannah Riverfront Mortgage Loan is evidenced by the controlling Note A-1 contributed by Barclays with an original principal balance of $40,000,000.

The table below identifies the promissory notes that comprise the Marriott Savannah Riverfront Whole Loan. The Marriott Savannah Riverfront Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C42 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$39,907,038	BBCMS 2026-5C42	Yes
A-2	$32,000,000	$31,925,631	BMARK 2026-V22	No
A-3	$30,000,000	$29,930,279	BBCMS 2026-5C41	No
Total	$102,000,000	$101,762,948

The Property. The Marriott Savannah Riverfront Property is an 8-story, 387-room full-service hotel located in Savannah, Georgia. The borrower sponsors acquired and developed the Marriott Savannah Riverfront Property in 1992 and have invested approximately $26.3 million since 2015 into capital expenditures, including a $20.2 million comprehensive PIP that took place over 2017 and 2018. The PIP included exterior and site work, public space renovations, guestroom and corridor upgrades and meeting space renovations. The unit mix at the Marriott Savannah Riverfront Property includes 123 double/double rooms, 222 king rooms, 30 junior king suites and 12 executive king suites. Hotel amenities include an outdoor swimming pool, bar and lounge, spa, valet dry cleaning, fitness center, and 24,536 square feet of meeting space. The Marriott Savannah Riverfront Property operates under a franchise agreement with Marriott International, Inc. that expires on July 22, 2034.

As of February 28, 2026, the Marriott Savannah Riverfront Property had a trailing 12-month occupancy of 69.3%, ADR of $233.04 and RevPAR of $161.51. Total revenue at the Marriott Savannah Riverfront Property is comprised of three components: rooms (66.8% of underwritten revenue), food and beverage (24.9% of underwritten revenue) and other departmental revenues (8.3% of underwritten revenue). According to the appraisal, demand segmentation for the Marriott Savannah Riverfront Property is approximately 60% leisure and 40% meeting and group.

Environmental. According to the Phase I environmental site assessment dated February 12, 2026, there was no evidence of any recognized environmental conditions at the Marriott Savannah Riverfront Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 4 – Marriott Savannah Riverfront

The following table presents certain information relating to the performance of the Marriott Savannah Riverfront Property:

Historical Occupancy, ADR, RevPAR
	Marriott Savannah Riverfront(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	81.4%	$226.36	$182.31	77.6%	$213.27	$165.57	104.8%	106.1%	110.1%
2024	76.4%	$238.03	$181.72	75.7%	$215.94	$163.56	100.8%	110.2%	111.1%
2025	69.8%	$231.16	$161.45	72.5%	$210.37	$152.60	96.3%	109.9%	105.8%
TTM(4)	69.3%	$233.04	$161.51	72.4%	$210.72	$152.55	95.7%	110.6%	105.9%
(1)	Based on operating statements provided by the borrower sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: Hyatt Regency Savannah, Courtyard Savannah Downtown/Historic District, The DeSoto Savannah, Holiday Inn Savannah Historic District and The Westin Savannah Harbor Golf Resort & Spa.
(4)	TTM information is based on the TTM February 2026 information for the Marriott Savannah Riverfront Property and the TTM January 2026 data for the competitive set.

The Market. The Marriott Savannah Riverfront Property is located in Savannah, Georgia within Savannah’s downtown historic district (the “Savannah Historic District”). The Marriott Savannah Riverfront Property is situated along the Savannah River and is a short walk to popular streets such as Broughton Street, Bryan Street, Congress Street and East River Street. Downtown Savannah serves as the primary tourism corridor, offering dining, retail, museums, and entertainment venues. The Savannah hospitality market is balanced and high-leisure with corporate, group and institutional demand. Savannah benefits from a combination of strong leisure fundamentals and year-round visitation, which support elevated occupancy and pricing power.

Leisure travel and destination tourism are the primary demand drivers for the Marriott Savannah Riverfront Property. Savannah is characterized by its history, walkable urban core, coastal proximity and cultural depth. Attractions in Savannah such as public squares, historic homes, churches, museums and antebellum architecture create a dense, pedestrian-oriented environment that supports high occupancy, elevated ADRs and strong demand for centrally located hotels.

According to a third-party market report, as of year-end 2025, the Savannah Historic District submarket reported an overall occupancy of 73.2%, ADR of $218.16 and RevPAR of $159.73. Steady demand in the Savannah market allows occupancy levels and pricing power to remain steady even as new supply enters the market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 4 – Marriott Savannah Riverfront

The following table presents certain information relating to the primary hotel competition for the Marriott Savannah Riverfront Property:

Competitive Set(1)
			Estimated Segmentation		2025 Operating Statistics
Property	Year Opened	Number of Rooms	Leisure	Meeting & Group	Occupancy	ADR	RevPAR
Marriott Savannah Riverfront(2)	1992	387	60%	40%	69.3%	$233.04	$161.51
Andaz Savannah	2009	151	75%	25%	75%-80%	$215-$220	$160-$165
Hotel Bardo Savannah	2005	149	80%	20%	65%-70%	$370-$375	$240-$245
Hyatt Regency Savannah	1981	351	60%	40%	85%-90%	$210-$215	$175-$180
JW Marriott Savannah Riverside District	2020	419	60%	40%	75%-80%	$310-$315	$240-$245
Perry Lane Hotel, Savannah	2018	167	75%	25%	75%-80%	$380-$385	$285-$290
The Alida, Savannah	2019	173	75%	25%	70%-75%	$250-$255	$185-$190
The DeSoto Savannah	1968	246	80%	20%	70%-75%	$205-$210	$145-$150
The Kimpton Brice	1868	145	80%	20%	70%-75%	$180-$185	$125-$130
The Westin Savannah Harbor	1999	403	60%	40%	65%-70%	$245-$250	$170-$175
Thompson Savannah	2021	193	75%	25%	75%-80%	$245-$250	$190-$195
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2025 values.
(2)	Number of Rooms, Occupancy, ADR and RevPAR are based on the UW as of TTM February 28, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 4 – Marriott Savannah Riverfront

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Savannah Riverfront Property:

Operating History and Underwritten Net Cash Flow
	2023(1)	2024(1)	2025(1)	TTM(1) (2)	Underwritten(1)	Per Room(3)	% of Total Revenue(4)
Occupancy	81.4%	76.4%	69.8%	69.3%	69.3%
ADR	$226.36	$238.03	$231.16	$233.04	$233.04
RevPAR	$182.31	$181.72	$161.45	$161.51	$161.51

Room Revenue	$26,023,856	$25,739,649	$22,806,218	$22,813,573	$22,813,573	$58,950	66.8%
Food and Beverage Revenue	9,472,464	9,945,711	8,344,190	8,504,968	8,504,968	21,977	24.9%
Other Operated Departments	3,470,783	3,430,971	2,915,349	2,823,931	2,823,931	7,297	8.3%
Total Revenue	$38,967,103	$39,116,331	$34,065,757	$34,142,472	$34,142,472	$88,223	100.0%
Room Expense	$4,994,892	$4,588,646	$4,195,342	$4,129,014	$4,129,014	$10,669	18.1%
Food and Beverage Expense	4,125,348	4,085,507	3,620,825	3,712,957	3,712,957	9,594	43.7%
Other Operated Departments Expense	299,657	282,439	283,741	278,072	278,072	719	9.8%
Total Departmental Expenses	$9,419,897	$8,956,592	$8,099,908	$8,120,043	$8,120,043	$20,982	23.8%
Total Departmental Profit	$29,547,206	$30,159,739	$25,965,849	$26,022,429	$26,022,429	$67,241	76.2%
Undistributed Expenses	9,160,807	9,367,408	8,266,714	8,252,740	8,252,740	$21,325	24.2%
Gross Operating Profit	$20,386,399	$20,792,331	$17,699,135	$17,769,689	$17,769,689	$45,917	52.0%
Real Estate Taxes	1,327,662	1,416,483	1,349,255	1,349,255	1,349,255	3,486	4.0%
Insurance	1,010,414	1,245,720	1,106,236	1,076,158	1,052,558	2,720	3.1%
Other Fixed Expenses	6,900	6,900	6,900	6,900	0	0	0.0%
Total Other Expenses	$2,344,976	$2,669,103	$2,462,391	$2,432,313	$2,401,813	$6,206	7.0%
Net Operating Income	$18,041,423	$18,123,228	$15,236,744	$15,337,376	$15,367,876	$39,710	45.0%
FF&E	$1,948,355	$1,955,817	$1,703,112	$1,707,124	$1,707,124	$4,411	5.0%
Net Cash Flow	$16,093,068	$16,167,411	$13,533,632	$13,630,252	$13,660,752	$35,299	40.0%
(1)	The decrease in 2025 Net Operating Income, TTM Net Operating Income and Underwritten Net Operating Income from 2024 Net Operating Income and 2023 Net Operating Income is primarily due to softening transient market demand as a result of macroeconomic trends and heightened price consciousness among tourists. However, management at the Marriott Savannah Riverfront Property reported that they view softening has bottomed as of the fourth quarter of 2025 as they have been experiencing heightened forward bookings through 2026 and 2027. As of January 2026, the Marriott Savannah Riverfront Property had $6.3 million in forward bookings for the eleven-month period ending November 2026, relative to $5.5 million for the prior year. Additionally, management at the Marriott Savannah Riverfront Property reported approximately $5.0 million in forward bookings for the eleven-month period ending November 2027. Underwritten Net Operating Income does not account for the anticipated increase in revenues associated with forward bookings.
(2)	TTM is as of February 28, 2026.
(3)	Per Room values are based on 387 rooms.
(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Operated Departments Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

The Borrower. The borrower for the Marriott Savannah Riverfront Whole Loan is Columbia Properties Savannah, LLC, a Delaware limited liability company. The borrower is required to have at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Savannah Riverfront Whole Loan.

The Borrower Sponsors. The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. William J. Yung founded Columbia Sussex Corporation (“Columbia Sussex”) in 1972, which is a leading hospitality company specializing in owning and operating full-service hotels across major brands including Marriott, Hilton, Hyatt, Westin and Renaissance. Columbia Sussex owns and manages more than 40 hospitality assets across the United States. As of year-end 2024, Columbia Sussex reported $2.5 billion in total assets, $297.9 million in stockholders’ equity and $73.2 million of cash and cash equivalents. For additional information regarding the borrower sponsors, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 4 – Marriott Savannah Riverfront

Property Management. The Marriott Savannah Riverfront Property is managed by Crestview Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower reserved (i) approximately $543,333 for real estate taxes and (ii) in connection with any secondary market transaction, $2,500 for the lender to obtain a replacement or reissued franchisor comfort letter.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $115,811.

Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Marriott Savannah Riverfront Whole Loan documents.

FF&E Reserve – The borrower is required to deposit monthly into the replacement reserve account an amount equal to 1/12th of 5% of the gross revenue generated in the immediately preceding calendar year, initially equal to approximately $142,260.

PIP Reserve – Commencing on May 6, 2030, and on each monthly payment date thereafter, the borrower will be required to deposit $400,000 into the PIP reserve account. Additionally, if at any time the franchisor requires additional PIP work, the borrower is required to deposit the amount equal to 100% of the PIP required by the franchisor into the PIP reserve account within 15 days after receipt of notice from the franchisor.

Lockbox / Cash Management. The Marriott Savannah Riverfront Whole Loan is structured with a hard lockbox and springing cash management. Rents from the Marriott Savannah Riverfront Property are required to be deposited directly into the lockbox account. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Trap Event Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, and, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds in such account are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Marriott Savannah Riverfront Whole Loan and disbursed in accordance with the terms of the Marriott Savannah Riverfront Whole Loan documents. To the extent no Cash Trap Event Period is occurring, all excess cash flow funds are required to be disbursed to the borrower.

“Cash Trap Event Period” means the occurrence of (i) an event of default under the Marriott Savannah Riverfront Whole Loan documents, (ii) the debt service coverage ratio being below 1.20x, (iii) the occurrence of a PIP Trigger Event (as defined below) or (iv) the occurrence of a Franchise Agreement Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for one calendar quarter, (c) clause (iii) above, the cure of such PIP Trigger Event or (d) clause (iv) above, the cure of such Franchise Agreement Trigger Event.

“PIP Trigger Event” means the borrower will fail to complete any replacements and/or alterations to the Marriott Savannah Riverfront Property imposed by the franchisor that results in an event of default under the franchise agreement.

“Franchise Agreement Trigger Event” occurs if the Marriott Savannah Riverfront Property is not operated pursuant to a franchise agreement without the lender’s consent. A Franchise Agreement Trigger Event will end at such time the Marriott Savannah Riverfront Property is operating pursuant to a franchise agreement in accordance with the terms of the Marriott Savannah Riverfront Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 5 – ONX Industrial Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 5 – ONX Industrial Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 5 – ONX Industrial Campus
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$33,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$33,000,000	Property Type - Subtype:	Industrial – Manufacturing/Distribution
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	1,356,067
Loan Purpose:	Refinance	Location:	DeWitt, NY
Borrowers:	ONX1-100 LLC, ONX1-200 LLC and ONX1-400 LLC	Year Built / Renovated:	1964-1985, 2023 / 2025
Borrower Sponsors:	Robert J. Trafford and Benton B. Kendig III	Occupancy:	96.5%
Interest Rate:	7.21000%	Occupancy Date:	2/10/2026
Note Date:	4/15/2026	4th Most Recent NOI (As of)(3):	$2,299,610 (12/31/2022)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(3):	$2,271,092 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$5,151,586 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$7,040,307 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$11,420,448
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$3,794,457
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$7,625,991
Additional Debt(1):	Yes	UW NCF:	$7,381,899
Additional Debt Balance(1):	$42,000,000	Appraised Value / Per SF:	$123,000,000 / $91
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/19/2026

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$55
Taxes:	$359,751	$62,187	N/A	Maturity Date Loan / SF:	$55
Insurance:	$208,741	$69,580	N/A	Cut-off Date LTV:	61.0%
Replacement Reserves:	$0	$9,040	N/A	Maturity Date LTV:	61.0%
TI / LC:	$1,200,000	$22,601	N/A	UW NCF DSCR:	1.35x
Deferred Maintenance:	$92,280	$0	N/A	UW NOI Debt Yield:	10.2%
Roof Reserve:	$0	$135,000	$500,000
Common Charge Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$75,000,000	97.3%	Loan Payoff	$46,399,270	60.2%
Sponsor Equity	2,059,563	2.7	Partnership Buyout(4)	23,500,000	30.5
			Closing Costs(5)	5,299,521	6.9
			Upfront Reserves	1,860,772	2.4
Total Sources	$77,059,563	100.0%	Total Uses	$77,059,563	100.0%
(1)	The ONX Industrial Campus Mortgage Loan (as defined below) is part of the ONX Industrial Campus Whole Loan (as defined below), which is evidenced by eight pari passu promissory notes with an aggregate principal balance of $75,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the ONX Industrial Campus Mortgage Whole Loan.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	The increase in historical NOI to the UW NOI was driven primarily by the lease-up and stabilization of the ONX Industrial Campus Property (as defined below). Robert J. Trafford acquired the ONX Industrial Campus Property vacant in 2012 and subsequently leased up space incrementally between 2013 and 2018. Additionally, Mr. Trafford constructed and delivered building 400, a 343,376 square foot building, in 2023, which is now occupied by Revamp ($618,000 of UW Base Rent), PODS Enterprises ($473,716 UW Base Rent) and RNDC ($1,955,642 UW Base Rent).
(4)	At origination of the ONX Industrial Campus Whole Loan, the borrower sponsors bought out a prior partner for $23,500,000.
(5)	Closing Costs include a $450,000 interest rate buydown credit and $2,607,066 to release mechanic’s liens and pay outstanding insurance costs.

The Loan. The ONX Industrial Campus mortgage loan (the “ONX Industrial Campus Mortgage Loan”) is part of a whole loan (the “ONX Industrial Campus Whole Loan”) evidenced by eight pari passu promissory notes in the aggregate original principal amount of $75,000,000. The ONX Industrial Campus Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Notes A-2, A-7 and A-8, which have an aggregate outstanding principal balance as of the Cut-off Date of $33,000,000. The ONX Industrial Campus Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in an industrial property containing 1,356,067 square feet located in DeWitt, New York (the “ONX Industrial Campus Property”). The ONX Industrial Campus Whole Loan was co-originated on April 15, 2026 by SMC and Barclays. The ONX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 5 – ONX Industrial Campus

Industrial Campus Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 7.21000% per annum on an Actual/360 basis. The scheduled maturity date of the ONX Industrial Campus Whole Loan is May 6, 2031.

The ONX Industrial Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C42 trust securitization. The relationship between the holders of notes evidencing the ONX Industrial Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the ONX Industrial Campus Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$14,000,000	$14,000,000	BBCMS 2026-5C42	Yes
A-2	14,000,000	14,000,000	BBCMS 2026-5C42	No
A-3	11,000,000	11,000,000	Benchmark 2026-V22	No
A-4	11,000,000	11,000,000	Benchmark 2026-V22	No
A-5	10,000,000	10,000,000	WFCM 2026-5C9	No
A-6	10,000,000	10,000,000	WFCM 2026-5C9	No
A-7	2,500,000	2,500,000	BBCMS 2026-5C42	No
A-8	2,500,000	2,500,000	BBCMS 2026-5C42	No
Whole Loan	$75,000,000	$75,000,000

The Property. The ONX Industrial Campus Property is located in DeWitt, New York, with access to Interstates 90, 481, 81 and 690, and is approximately 8.2 miles from Syracuse Hancock International Airport. As of February 10, 2026, the ONX Industrial Campus Property was 96.5% leased by 11 tenants. The ONX Industrial Campus Property, which is comprised of buildings 100, 200, 300 and 400 of a larger campus at 6600 New Venture Gear Drive, features industrial facilities including 102 loading docks, 17 foot to 38 foot ceiling heights, at least 40 foot by 40 foot column spacing and access to a CSX rail spur (though it is not currently operational). The ONX Industrial Campus Property is served by heavy power (up to 480 volt) from an onsite electrical substation, as well as ESFR sprinklers.

Robert J. Trafford acquired the ONX Industrial Campus Property in 2012 completely vacant. Mr. Trafford subsequently leased up the ONX Industrial Campus Property and built an additional 343,376 square feet known as building 400. The borrower sponsors have a cost basis in excess of $83.6 million. The ONX Industrial Campus Property is leased to 11 unique tenants with industrial uses across wholesale beverage distribution, food and beverage manufacturing, mobility/transportation, infrastructure and other uses. The ONX Industrial Campus Property serves as important warehouse and distribution space for three tenants: RNDC (232,676 square feet; 17.2% NRA; 24.8% UW base rent) utilizes its space as its primary warehouse and distribution facility for the northeast (including New York, New Jersey, Connecticut, Washington DC, Maryland and Delaware), Byrne Dairy (230,083 square feet; 17.0% NRA; 13.1% UW base rent) utilizes its space as its primary warehouse and distribution facility and Motivate/Lyft (170,000 square feet); 12.5% NRA; 7.5% UW base rent) uses the ONX Industrial Campus Property as a regional distribution hub for the bike systems utilized among their public-private partnerships with major metropolitan cities

Major Tenants. The three largest tenants based on underwritten base rent are RNDC, Byrne Dairy and InfraServices Group. Largest tenants ordered by base rent for consistency with the Benchmark 2026-V22 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 5 – ONX Industrial Campus

RNDC (232,676 square feet; 17.2% of NRA; 24.8% of UW Base Rent): RNDC is a wholesale distributor of premium wine and spirits in the U.S and the second largest wine distributor in the U.S., per WineBusiness. RNDC serves 37 states, plus and Washington D.C. In 2022, RNDC announced a limited joint venture with Opici Family Distributing to co-operate in New York. The company RNDC subsequently executed its 10-year lease at the ONX Industrial Campus Property, which is its sole distribution center for New York operations. RNDC has been in occupancy at the ONX Industrial Campus Property since 2024 and currently has a December 2034 lease expiration. RNDC has two five-year renewal options remaining and no termination options.

Byrne Dairy (230,083 square feet; 17.0% of NRA; 13.1% of UW Base Rent): Byrne Dairy produces conventional and organic milk, cream, flavored creamers, lactose-free and ultra-filtered options, high protein beverages and non-dairy creamers. Byrne Dairy operates multiple facilities in the Central New York region, which includes an extended shelf life and pasteurization plant in DeWitt, an extended shelf life plant in Cortlandville, an ice cream processing center in Syracuse, warehouse and distribution centers in East Syracuse (at the ONX Industrial Campus Property) and its corporate headquarters in Lafayette. Byrne Dairy has been in occupancy the ONX Industrial Campus Property since 2014, has expanded its footprint two times, most recently in 2025, when it expanded by 70,083 square feet and added five years to its lease term. It currently operates under a lease that expires in February 2034. Byrne Dairy has no remaining renewal options and no termination option.

InfraServices Group (88,540 square feet; 6.5% of NRA; 9.2% of UW Base Rent): InfraServices Group provides turnkey infrastructure and construction services to the telecommunications and power industries, supporting major carriers with network deployment and maintenance. The company InfraServices Group offers site acquisition, engineering, project management, construction, and ongoing upgrades for wireless and fiber networks, as well as renewable energy and disaster recovery solutions. InfraServices Group operates a national platform of facilities and field teams across North America. In connection with acquiring QualTek, InfraServices Group assumed its lease in 2024. In conjunction with the assumption, InfraServices Group renewed in 2024 for a term of five years. It currently operates under a lease that expires in December 2029. InfraServices Group has no remaining renewal options and no termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 5 – ONX Industrial Campus

The following table presents certain information relating to the major tenants based on underwritten base rent (of which, certain tenants may have co-tenancy provisions) at the ONX Industrial Campus Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
RNDC(3)	NR / NR / NR	232,676	17.2%	$8.41	$1,955,642	24.8%	12/31/2034
Byrne Dairy	NR / NR / NR	230,083	17.0	$4.51	1,038,029	13.1	2/28/2034
InfraServices Group	NR / NR / NR	88,540	6.5	$8.20	726,028	9.2	12/31/2029
ONX1-200-210(4)	NR / NR / NR	234,000	17.3	$3.00	702,000	8.9	6/30/2036
Revamp	NR / NR / NR	50,000	3.7	$12.36	618,000	7.8	3/31/2031
Stihl(5)	NR / NR / NR	50,000	3.7	$12.00	600,000	7.6	11/25/2027
Motivate/Lyft(6)(7)	NR / NR / NR	170,000	12.5	$3.50	595,000	7.5	12/31/2031
CHEP/Brambles(8)(9)	NR / NR / NR	48,000	3.5	$11.02	528,770	6.7	Various(10)
PODS Enterprises(11)	NR / NR / NR	58,711	4.3	$8.07	473,716	6.0	1/31/2034
Clintons Ditch/Pepsi(12)(13)	NR / NR / NR	75,000	5.5	$5.63	422,250	5.3	1/31/2032
Top Ten Tenants		1,237,010	91.2%	$6.19	$7,659,435	97.0%

Non Top Ten Tenants		72,000	5.3%	$3.26	$234,720	3.0%

Occupied Collateral Total / Wtd. Avg.		1,309,010	96.5%	$6.03	$7,894,155	100.0%

Vacant Space		47,057	3.5%

Collateral Total		1,356,067	100.0%

(1)	Based on the underwritten rent roll dated February 10, 2026 with rent steps totaling $518,843 through March 2027.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	RNDC has two, five-year renewal options remaining.
(4)	ONX1-200-210 LLC (“Master Tenant”) is an affiliate of the borrowers and currently master leases 234,000 square feet at the ONX Industrial Campus Property and subleases that space to NYCANNA (the “Subtenant”). The Subtenant operates the space to cultivate, warehouse and distribute marijuana. The State of New York legalized the sale of medical marijuana in 2016 and the recreational use of marijuana in 2021. The borrower under the ONX Industrial Campus Whole Loan has no privity of contract with the Subtenant and the lender has no security interest in the rents payable under the sublease. However, the master lease is coterminous with the sublease and the rents due under the master lease equal those due under the sublease. In addition, the ONX Industrial Campus Whole Loan documents provide (i) recourse to the borrowers and the related guarantors for any losses to the lender related to any breach of the master lease and (ii) full recourse to one of the guarantors for all rent, additional rent or other liabilities arising or payable by the Master Tenant under the master lease. See “Description of the Mortgage Pool—Property Types—Industrial Properties” in the prospectus.
(5)	Stihl has an ongoing right to terminate its lease with six months’ notice.
(6)	Motivate/Lyft is currently finalizing a five-year lease extension with the borrower sponsors to extend its lease through December 31, 2031. Motivate/Lyft has provided confirmation of its intention to exercise its contractual five-year renewal option effective January 2027. At origination of the ONX Industrial Campus Whole Loan, the borrowers escrowed $1,200,000 in the TI/LC reserve, which will remain as additional collateral for the ONX Industrial Campus Whole Loan until Motivate/Lyft has executed a renewal lease with the borrowers for a term of at least five years and after such time, the $1,200,000 escrow will be available for general TI/LC costs at the ONX Industrial Campus Property. Motivate/Lyft’s current lease expiration date without factoring in the presumed renewal is December 31, 2026.
(7)	Under its current lease, Motivate/Lyft has a one-time termination right with six months’ notice. Motivate/Lyft provided confirmation of its intention to renew its lease and, at origination of the ONX Industrial Campus Whole Loan, had not provided notice of its intention to terminate its lease.
(8)	CHEP/Brambles has a one-time right to terminate its lease effective January 31, 2027 with six months’ notice.
(9)	CHEP/Brambles has one, five-year renewal option remaining.
(10)	CHEP/Brambles operates under a (i) 48,000 square feet ($483,770 UW Base Rent) lease with a lease expiration date in October 2029 and (ii) a license agreement ($45,000 of UW Base Rent) that expires in July 2029.
(11)	PODS Enterprises has two, five-year renewal options remaining.
(12)	Clintons Ditch/Pepsi has three, three-year renewal options remaining.
(13)	Clintons Ditch/Pepsi has a one-time right to terminate its lease effective February 1, 2028 with six months’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the lease rollover schedule at the ONX Industrial Campus Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	47,057	3.5%	NAP	NA	P	47,057	3.5%	NAP	NAP
2026 & MTM	1	72,000	5.3	$234,720	3.0		119,057	8.8%	$234,720	3.0%
2027	1	50,000	3.7	600,000	7.6		169,057	12.5%	$834,720	10.6%
2028	0	0	0.0	0	0.0		169,057	12.5%	$834,720	10.6%
2029	2	136,540	10.1	1,254,798	15.9		305,597	22.5%	$2,089,518	26.5%
2030	0	0	0.0	0	0.0		305,597	22.5%	$2,089,518	26.5%
2031(2)	2	220,000	16.2	1,213,000	15.4		525,597	38.8%	$3,302,518	41.8%
2032	1	75,000	5.5	422,250	5.3		600,597	44.3%	$3,724,768	47.2%
2033	0	0	0.0	0	0.0		600,597	44.3%	$3,724,768	47.2%
2034	3	521,470	38.5	3,467,387	43.9		1,122,067	82.7%	$7,192,155	91.1%
2035	0	0	0.0	0	0.0		1,122,067	82.7%	$7,192,155	91.1%
2036	1	234,000	17.3	702,000	8.9		1,356,067	100.0%	$7,894,155	100.0%
2037 & Beyond	0	0	0.0	0	0.0		1,356,067	100.0%	$7,894,155	100.0%
Total	11	1,356,067	100.0%	$7,894,155	100.0%
(1)	Based on the underwritten rent roll dated February 10, 2026 with rent steps totaling $518,843 through March 2027.
(2)	The Lease Rollover Schedule currently reflects Motivate/Lyft’s presumed renewal through December 1, 2031. See footnote (7) in the Top Ten Tenant Summary table above for more detail.

The following table presents certain information with respect to the historical and current occupancy of the ONX Industrial Campus Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
70.5%	87.8%	93.0%	96.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of February 10, 2026.

Environmental. According to a Phase I environmental assessment dated February 19, 2026, there was no evidence of any recognized environmental conditions at the ONX Industrial Campus Property.

The Market. The ONX Industrial Campus Property is located in DeWitt, New York. According to a market research report, the ONX Industrial Campus Property is located within the Syracuse industrial market. Year to date, the Syracuse industrial market has a vacancy rate of 6.7% and asking rent of $8.26 per square foot. According to a market research report, the ONX Industrial Campus Property is located within the SE Outer Onondaga County industrial submarket. Year to date, the SE Outer Onondaga County industrial submarket has a vacancy rate of 7.3% and asking rent of $9.03 per square foot. Within a one-, three- and five-mile radius of the ONX Industrial Campus Property, the estimated 2025 population is 2,587, 25,832 and 130,660, respectively. Within the same radii, the estimated 2025 average annual household income is $104,210, $87,701 and $84,911, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents industrial rental data for comparable large space leases with respect to the ONX Industrial Campus Property as identified in the appraisal:

Comparable Large Space Lease Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
ONX Industrial Campus 6600 New Venture Gear Drive DeWitt, NY	1964-1985, 2023 / 2025	96.5%	1,356,067	-	-	$4.84	-	-	-
Industrial Complex 1902 Route 57 Fulton, NY	NAV	NAV	NAV	Confidential	135,000	$7.00	Jan-2023	10.0	Net
Industrial Facility 47 Pine Camp Drive Kirkwood, NY	NAV	NAV	NAV	Raymond Corporation	146,490	$7.20	Aug-2025	3.0	Net
Industrial Property 4472 Steelway Boulevard North Liverpool, NY	NAV	NAV	NAV	Victory Packaging	195,949	$4.75	Sep-2024	5.0	Net
Industrial Complex 2475 George Urban Boulevard Cheektowaga, NY	NAV	NAV	NAV	Wavepoint	100,246	$6.60	Jan-2024	7.2	Net
Industrial Building 2491 Wehrle Drive Amherst, NY	NAV	NAV	NAV	Dave & Adams Card World	126,659	$8.67	Jan-2027	7.0	Net
Ainsley Superior Warehouse 621 East Brighton Avenue Syracuse, NY	NAV	NAV	NAV	United Radio, Inc.	148,285	$6.25	Apr-2025	10.0	Net
(1)	Source: Appraisal, except for the ONX Industrial Campus Property for which large space information is based on the underwritten rent roll dated February 10, 2026.

The following table presents industrial rental data for comparable medium space leases with respect to the ONX Industrial Campus Property as identified in the appraisal:

Comparable Medium Space Lease Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
ONX Industrial Campus 6600 New Venture Gear Drive DeWitt, NY	1964-1985, 2023 / 2025	96.5%	1,356,067	-	-	$7.56	-	-	-
Industrial Warehouse 5917 Fisher Road DeWitt, NY	NAV	NAV	NAV	Quality Lines, Inc.	22,500	$7.00	Oct-2023	5.0	Net
Ainsley Superior Warehouse 2735 Brundage Road Baldwinsville, NY	NAV	NAV	NAV	Temco Logistics	38,100	$7.75	May-2022	5.0	Net
Industrial Property 7635 Edgecomb Drive Liverpool, NY	NAV	NAV	NAV	Pieman Edgecomb	28,000	$7.75	Sep-2025	5.0	Net
Industrial Building 6177 South Bay Road Cicero, NY	NAV	NAV	NAV	CTE Properties	31,200	$7.46	May-2024	5.0	Net
Industrial Building 100 Buckley Road (Building 5) Liverpool, NY	NAV	NAV	NAV	Rush Soccer Complex	33,000	$8.50	Nov-2023	5.0	Net
Industrial Building 4583 Buckley Road Liverpool, NY	NAV	NAV	NAV	Confidential	73,500	$8.00	Apr-2025	7.0	Net
Current Offering 6620 Joy Road East Syracuse, NY	NAV	NAV	NAV	Current Offering	21,756	$8.50	NAV	NAV	Net
(1)	Source: Appraisal, except for the ONX Industrial Campus Property for which medium space information is based on the underwritten rent roll dated February 10, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the appraisal’s market rent conclusions for the ONX Industrial Campus Property:

Market Rent Summary(1)
	Property SF(2)	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	Lease Type
Large	736,676	$6.25	7.0	2.5% per annum	Net
Medium	572,334	$7.50	5.0	2.5% per annum	Net
(1)	Source: Appraisal.
(2)	Based on occupied square footage.

The following table presents certain information with respect to the historical operating history and underwritten cash flows of the ONX Industrial Campus Property:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023(1)	2024(1)	2025(1)	Underwritten(1)	PSF	%(2)
Base Rent	$3,086,060	$3,122,693	$4,986,947	$6,533,227	$7,375,312	$5.44	61.4%
Rent Steps	0	0	0	0	518,843	0.38	4.3
Vacant Income	0	0	0	0	352,928	0.26	2.9
Reimbursements	1,828,349	1,829,359	3,523,064	4,070,551	3,774,441	2.78	31.4
Net Rental Income	$4,914,409	$4,952,052	$8,510,010	$10,603,778	$12,021,524	$8.86	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(601,076)	(0.44)	(5.0)
Effective Gross Income	$4,914,409	$4,952,052	$8,510,010	$10,603,778	$11,420,448	$8.42	95.0%

Real Estate Taxes	165,875	221,798	371,890	662,884	679,470	0.50	5.9
Insurance	692,274	858,316	894,501	963,177	834,964	0.62	7.3
Other Expenses(3)	1,756,650	1,600,847	2,092,032	1,937,410	2,280,023	1.68	20.0
Total Expenses	$2,614,799	$2,680,960	$3,358,424	$3,563,471	$3,794,457	$2.80	33.2%

Net Operating Income	$2,299,610	$2,271,092	$5,151,586	$7,040,307	$7,625,991	$5.62	66.8%

CapEx/RR	0	0	0	0	108,485	0.08	0.9
TI/LC	0	0	0	0	135,607	0.10	1.2
Net Cash Flow	$2,299,610	$2,271,092	$5,151,586	$7,040,307	$7,381,899	$5.44	64.6%
(1)	The increase in historical Net Operating Income to the Underwritten Net Operating Income was driven primarily by the lease-up and stabilization of the ONX Industrial Campus Property. Additionally, the borrower sponsors constructed and delivered building 400 a 343,376 square foot building, in 2023, which is now occupied by Revamp ($618,000 of UW base rent), PODS Enterprises ($473,716 UW base rent) and RNDC ($1,955,642 UW base rent).
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Expenses include management fees, utilities, and common area maintenance.

The Borrowers. The borrowers are ONX1-100 LLC, a Delaware limited liability company, ONX1-200 LLC, a Florida limited liability company, and ONX1-400 LLC, a Delaware limited liability company, and each borrower is a special purpose entity with two independent directors (either at the borrower or sole member level, as applicable). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ONX Industrial Campus Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Robert J. Trafford and Benton B. Kendig III. Mr. Trafford is the founder of OXG Real Estate, a local real estate owner & operator based out of Sherill, NY. Mr. Trafford has owned the ONX Industrial Campus Property since 2012 and in total has an ownership interest in 21 properties. Benton B. Kendig III is a local real estate owner and operator based out of Rochester, New York, with more than 50 years of experience. Mr. Kendig started Kend Enterprises, Inc. in 1974 and has made several hundred real estate investments in New York, Florida and South Carolina.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Master Lease and the Sublease. The Master Tenant is currently master leasing approximately 234,000 square feet at the ONX Industrial Campus Property and subleases that space to the Subtenant. The Subtenant operates the space to cultivate, warehouse and distribute marijuana. The borrowers under the ONX Industrial Campus Whole Loan have no privity of contract with the Subtenant and the lender has no security interest in the rents payable under the sublease.  However, the master lease is coterminous with the sublease and the rents due under the master lease equal those due under the sublease.  In addition, the ONX Industrial Campus Whole Loan documents provide (i) recourse to the borrowers and the related guarantors for any losses to the lender related to any breach of the master lease and (ii) full recourse to one of the guarantors for all rent, additional rent or other liabilities arising or payable by the Master Tenant under the master lease. See “Description of the Mortgage Pool—Tenant Issues-- Affiliated Leases and Master Leases” in the preliminary prospectus.

Property Management. The ONX Industrial Campus Property is managed by ONX REM LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $359,751 for real estate taxes, (ii) $208,741 for insurance premiums, (iii) $1,200,000 for tenant improvements and leasing commissions (the “Upfront TI/LC Reserve Deposit”) and (iv) $92,280 for deferred maintenance.

Tax Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $62,187.

Insurance Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $69,580.

Replacement Reserves – On each monthly payment date, the borrowers are required to escrow $9,040 for replacement reserves (approximately $0.08 per square foot annually).

Additionally, the borrowers are required to make monthly deposits of $135,000 into a separate replacement reserve exclusively for future roof replacements (“Roof Reserve”) until the amount on deposit in such reserve equals $500,000 (the “Roof Reserve Cap”).

TI/LC Reserve – On each monthly payment date, the borrowers are required to escrow $22,601 for tenant improvements and leasing concessions (approximately $0.20 per square foot annually). Provided that no event of default then exists, monthly ongoing deposits of $22,601 into the TI/LC reserve will be suspended at such time as the TI/LC Reserve balance is at least $500,000 (which calculation does not include the Upfront TI/LC Reserve Deposit or any Supplemental TI Reserve Deposits); thereafter, if the amount on deposit in the TI/LC Reserve falls below $500,000 (which calculation will not include the Upfront TI/LC Reserve Deposit or any Supplemental TI Reserve Deposits), the borrowers will be required to recommence making such monthly deposits until the repayment of the ONX Industrial Campus Mortgage Loan.

Additionally, until such time that Motivate/Lyft has exercised its contractual five-year renewal option or otherwise extended its lease on terms satisfactory to the lender, or has been replaced by an acceptable replacement tenant, the Upfront TI/LC Reserve Deposit will remain as additional collateral for the ONX Industrial Campus Mortgage Loan. Upon the lender’s receipt of such renewal or replacement lease, the funds in the TI/LC Reserve, including the Upfront TI/LC Reserve Deposit, will become unrestricted and be available for general TI/LC costs at the ONX Industrial Campus Property.

In addition, commencing on the payment date following the date that the Roof Reserve Cap has been achieved, the borrowers are required to deposit $135,000 per month (the “Supplemental TI Reserve Deposit”) into the TI/LC Reserve. The Supplemental TI Reserve Deposits will be suspended upon the earlier occurrence of: (x) the date on which amounts on deposit in the TI/LC Reserve on account of the Supplemental TI Reserve Deposit equals or exceeds $1,930,000 or (y) the date upon which (i) amounts on deposit in the Supplemental TI Reserve Deposit on account of the Supplemental TI Reserve Deposits equal or exceeds $850,000 and (ii) (A) Motivate/Lyft has either renewed its lease or the borrowers have replaced such lease in accordance with the ONX Industrial Campus Mortgage Loan documents, and (B) either Custom Assembly (5.3% NRA; 3.0% UW base rent) has renewed its lease or the borrowers have replaced such lease in accordance with the ONX Industrial Campus Mortgage Loan documents.

Lockbox / Cash Management. The ONX Industrial Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the ONX Industrial Campus Whole Loan documents and all excess cash flow funds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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remaining in the cash management account after the application of such funds in accordance with the ONX Industrial Campus Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the ONX Industrial Campus Whole Loan (unless the Sweep Event Period is (i) solely a Lease Sweep Period (as defined below), then all excess cash flow will be deposited into a reserve for re-leasing the applicable Lease Sweep Lease (as defined below) space (the “Lease Sweep Funds”). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the ONX Industrial Campus Whole Loan documents; (ii) on or after October 15, 2026, the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x (based on the trailing 12 months); or (iii) the occurrence of a Lease Sweep Period.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; and (c) clause (iii) above, the Lease Sweep Period is cured in accordance with the ONX Industrial Campus Whole Loan documents.

A “Lease Sweep Period” means that Byrne Dairy, RNDC, or any other tenant occupying the space at the ONX Industrial Campus Property currently leased by Byrne Dairy or RNDC (each, a “Major Tenant”): (i) fails to extend the term of its lease for its leased space for at least five years (or as otherwise approved by the lender) and otherwise on terms and conditions satisfactory to the lender, on or before the date that is 12 months prior to its lease expiration date, (ii) gives notice to vacate or vacates its leased space at the ONX Industrial Campus Property, or announces through any medium including, without limitation, through a press release, its intention to vacate its Major Tenant space, or gives notice to terminate or terminates its lease, (iii) goes dark or otherwise ceases operations at the ONX Industrial Campus Property, (iv) defaults under its lease, (v) becomes a debtor in any bankruptcy or other insolvency proceeding or (vi) sublets or markets its Major Tenant space as available for sublet.

A Lease Sweep Period will terminate with respect to: (a) clauses (i), (ii) and (iii) above, if the related Major Tenant or a satisfactory replacement tenant has extended or executed a lease (for at least 80% of the related Major Tenant space) for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Funds (during the continuance of the related Lease Sweep Period) to cover all anticipated Major Tenant space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases, (b) clause (ii), above, the related Major Tenant has rescinded such notice to vacate or terminate or cancel its lease, (c) clause (iii), above, upon the related Major Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters, (d) clause (iv), above, upon the related Major Tenant curing such default, (e) clause (v), above, when the bankruptcy or insolvency proceeding has terminated satisfactorily to the lender and the lease for the related Major Tenant is assumed or affirmed in such proceeding or (f) clause (vi), above, there has been a termination of any applicable sublease, and the Major Tenant is in possession of all of related Major Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Subordinate or Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Manufactured Housing – Manufactured Housing
% of IPB:	3.9%	Net Rentable Area (Pads):	1,407
Loan Purpose:	Refinance	Location:	Various, VA
Borrowers(2):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsors(2):	John A. Franklin	Occupancy:	98.2%
Interest Rate:	6.33000%	Occupancy Date:	5/4/2026
Note Date:	5/6/2026	4th Most Recent NOI (As of)(3):	$7,545,073 (12/31/2023)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(3):	$7,569,758 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$8,128,094 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(3):	$8,276,005 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$12,375,305
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$3,725,835
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$8,649,470
Additional Debt(1):	Yes	UW NCF:	$8,579,120
Additional Debt Balance(1):	$79,000,000	Appraised Value / Per Pad:	$158,700,000 / $112,793
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/16/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Pad:	$73,916
Taxes:	$12,221	$69,605	N/A	Maturity Date Loan / Pad:	$73,916
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.5%
Replacement Reserves:	$0	$5,982	N/A	Maturity Date LTV:	65.5%
Immediate Repairs:	$57,328	$0	N/A	UW NCF DSCR:	1.29x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$104,000,000	100.0%	Loan Payoff	$52,171,926	50.2%
			Return of Equity	49,226,023	47.3
			Closing Costs(5)	2,532,502	2.4
			Upfront Reserves	69,549	0.1
Total Sources	$104,000,000	100.0%	Total Uses	$104,000,000	100.0%
(1)	The Franklin 8 Pack Mortgage Loan (as defined below) is part of the Franklin 8 Pack Whole Loan (as defined below) evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000. Financial information presented in the chart above is based on the Franklin 8 Pack Whole Loan.
(2)	See “The Borrowers” and “The Borrower Sponsors” below for more information.
(3)	The consistent gradual increases in NOI year-over-year are primarily due to the borrower sponsor successfully implementing annual rent increases across all of the Franklin 8 Pack Properties (as defined below). Rent growth across all of the Franklin 8 Pack Properties from December 2023 to May 2026 has ranged from 9% to 18%. Additionally, average occupancy levels across the Franklin 8 Pack Properties have stayed above 98.0% since 2021 with no single Franklin 8 Pack Property having a year-end occupancy below 92.0%.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Closing Costs include a rate buydown of $956,800.

The Loan. The Franklin 8 Pack mortgage loan (the “Franklin 8 Pack Mortgage Loan”) is part of a whole loan (the “Franklin 8 Pack Whole Loan”), which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000. The Franklin 8 Pack Whole Loan is secured by the borrowers’

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 6 – Franklin 8 Pack

fee interest in eight manufactured housing communities, each located within 60 miles of each other throughout Virginia (each, a “Franklin 8 Pack Property”, and collectively, the “Franklin 8 Pack Properties”).

The Franklin 8 Pack Whole Loan accrues interest at a rate of 6.33000% per annum on an Actual/360 basis, has a five-year term and is interest only for the entire term. The Franklin 8 Pack Mortgage Loan is evidenced by the non-controlling Note A-2 contributed by Barclays to the BBCMS 2026-5C42 trust with an original principal balance of $25,000,000.

The table below identifies the promissory notes that comprise the Franklin 8 Pack Whole Loan. The Franklin 8 Pack Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C42 securitization trust, provided, however, that upon the securitization of the controlling Note A-1, the Franklin 8 Pack Whole Loan will be securitized under the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$54,000,000	$54,000,000	BCREI	Yes
A-2	$25,000,000	$25,000,000	BBCMS 2026-5C42	No
A-3(1)	$25,000,000	$25,000,000	BCREI	No
Total	$104,000,000	$104,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The Franklin 8 Pack Properties consist of 1,407 units across eight manufactured housing properties located in Virginia. The units are comprised of 1,400 manufactured housing pads, one apartment unit, two single-family homes and four commercial units. The Franklin 8 Pack Properties were built between 1958 and 1978 and were acquired by the borrower sponsor between June 2005 and March 2020 for a combined purchase price of approximately $63.3 million. The borrower sponsor has owned three of the Franklin 8 Pack Properties for eighteen or more years, and six of the Franklin 8 Pack Properties for eight or more years. The Franklin 8 Pack Properties benefit from a low park owned home count including 64 park-owned homes and 5 rent-to-own homes, each of which are owned by an affiliate of the borrower and do not constitute collateral for the mortgage loan, representing a total of 4.9% of the Franklin 8 Pack Properties pad count.

The following table presents certain information relating to the Franklin 8 Pack Properties:

Portfolio Summary(1)
Property	State	Year Built	Pads	% of Sites	Occ. %(2)	UW NCF	% UW NCF	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value
Magnolia Estates	Suffolk, VA	1965	241	17.1%	99.2%	$1,557,164	18.2%	$19,690,000	18.9%	$30,800,000
Woodshire	Chesapeake, VA	1978	262	18.6%	98.5%	1,495,875	17.4%	$18,680,000	18.0%	26,700,000
Windy Hills	Williamsburg, VA	1958	214	15.2%	98.6%	1,314,461	15.3%	$15,690,000	15.1%	24,700,000
Twin Ponds	Windsor, VA	1972	177	12.6%	99.4%	1,057,140	12.3%	$13,220,000	12.7%	19,400,000
Denbigh	Newport News, VA	1965	183	13.0%	97.8%	1,030,012	12.0%	$12,210,000	11.7%	18,800,000
Windsor Manor	Windsor, VA	1972	144	10.2%	95.8%	859,009	10.0%	$10,190,000	9.8%	15,500,000
Jones Creek Landing	Carrollton, VA	1970	100	7.1%	94.0%	682,134	8.0%	$7,330,000	7.0%	11,300,000
Greensprings	Williamsburg, VA	1973	86	6.1%	100.0%	583,314	6.8%	$6,990,000	6.7%	11,500,000
Total / Wtd. Avg.			1,407	100.0%	98.2%	$8,579,109	100.0%	$104,000,000	100.0%	$158,700,000
(1)	Source: Appraisals.
(2)	Occ. % is as of May 4, 2026.

Environmental. According to the Phase I environmental reports dated April 20, 2026 and April 21, 2026, there was no evidence of recognized environmental conditions at the Franklin 8 Pack Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Franklin 8 Pack

The following table presents certain information relating to the historical and current occupancy of the Franklin 8 Pack Properties:

Historical and Current Occupancy(1)(2)
Property	2021	2022	2023	2024	2025
Magnolia Estates	100.0%	99.0%	100.0%	100.0%	99.0%
Woodshire	100.0%	100.0%	98.0%	98.0%	99.0%
Windy Hills	99.0%	99.0%	97.0%	100.0%	98.0%
Twin Ponds	96.0%	98.0%	98.0%	97.0%	99.0%
Denbigh	98.0%	98.0%	99.0%	99.0%	99.0%
Windsor Manor	100.0%	99.0%	98.0%	99.0%	99.0%
Jones Creek Landing	94.0%	95.0%	93.0%	92.0%	93.0%
Greensprings	100.0%	100.0%	100.0%	98.0%	100.0%
Total/Wtd. Avg.	98.6%	98.7%	98.1%	98.3%	98.5%
(1)	Based on December 31 of each respective year.
(2)	Source: Trepp.

The following table presents certain information relating to the operating history and underwritten cash flows of the Franklin 8 Pack Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM(1)	Underwritten	Per Pad	%(2)
Base Rent	$9,081,023	$9,941,702	$10,683,046	$10,913,383	$11,669,831	$8,294	90.1%
Gross Potential Rent	$9,081,023	$9,941,702	$10,683,046	$10,913,383	$11,669,831	$8,294	90.1%
RUBS & Other Income	$1,107,983	$1,133,069	$1,230,594	$1,246,612	$1,288,966	916	9.9%
Net Rental Income	$10,189,006	$11,074,771	$11,913,640	$12,159,995	$12,958,797	$9,210	100.0%
(Vacancy/Credit Loss)	$0	$5,120	$7,980	$8,130	$583,492	415	4.5%
Effective Gross Income	$10,189,006	$11,069,651	$11,905,660	$12,151,865	$12,375,305	$8,796	95.5%
Real Estate Taxes	$678,745	$755,535	$786,725	$798,914	$810,935	576	6.6%
Insurance	$56,991	$151,483	$234,751	$251,475	$204,244	145	1.7%
Other Expenses	$1,908,197	$2,592,875	$2,756,090	$2,825,471	$2,710,656	1,927	21.9%
Net Operating Income(3)	$7,545,073	$7,569,758	$8,128,094	$8,276,005	$8,649,470	$6,147	69.9%
Total Capex/RR	$0	$0	$0	$0	$70,350	50	0.6%
Net Cash Flow	$7,545,073	$7,569,758	$8,128,094	$8,276,005	$8,579,120	$6,097	69.3%
(1)	TTM represents the trailing 12 months ending March 31, 2026.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The consistent gradual increases in Net Operating Income year-over-year are primarily due to the borrower sponsor successfully implementing annual rent increases across all of the Franklin 8 Pack Properties. Rent growth across all of the Franklin 8 Pack Properties from December 2023 to May 2026 has ranged from 9% to 18%. Additionally, average occupancy levels across the Franklin 8 Pack Properties have stayed above 98.0% since 2021 with no single Franklin 8 Pack Property having a year-end occupancy below 92.0%.

The Market. The Franklin 8 Pack Properties are located in six different cities across Virginia: Windsor (two properties, 22.5% of ALA), Williamsburg (two properties, 21.8% of ALA), Suffolk (one property, 18.9% of ALA), Chesapeake (one property, 18.0% of ALA), Newport News (one property, 11.7% of ALA) and Carrollton (one property, 7.0% of ALA). All of the Franklin 8 Pack Properties are located within 60 miles of each other, and all fall within the Virginia Beach metropolitan statistical area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Franklin 8 Pack

The following table presents certain market demographic information with respect to the Franklin 8 Pack Properties:

Demographic Summary(1)
		2025 Estimated Population			2025 Average Household Income
Property	City, State	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	One-Mile Radius	Three-Mile Radius	Five-Mile Radius
Magnolia Estates	Suffolk, VA	5,489	35,314	46,347	$96,218	$88,653	$94,051
Woodshire	Chesapeake, VA	10,193	58,059	170,468	84,780	94,627	93,172
Windy Hills(2)	Williamsburg, VA	1,875	23,009	56,596	164,593	155,282	137,363
Twin Ponds(3)	Windsor, VA	1,668	4,286	6,510	89,010	98,480	100,017
Denbigh	Newport News, VA	15,137	80,060	131,707	71,875	89,266	95,772
Windsor Manor(3)	Windsor, VA	1,668	4,286	6,510	89,010	98,480	100,017
Jones Creek Landing	Carrollton, VA	1,420	13,563	23,572	120,213	138,779	133,623
Greensprings(2)	Williamsburg, VA	1,875	23,009	56,596	164,593	155,282	137,363
(1)	Source: Appraisals
(2)	The Windy Hills and Greensprings properties have duplicate 2025 Estimated Population and 2025 Average Household Income data because they were evaluated under one appraisal report. The Windy Hills and Greensprings properties are located approximately 15 miles apart from each other.
(3)	The Twin Ponds and Windsor Manor properties have duplicate 2025 Estimated Population and 2025 Average Household Income data because they were evaluated under one appraisal report. The Windy Hills and Greensprings properties are located approximately 1 mile apart from each other.

The Borrowers. The borrowers are Greensprings Mobile Home Park, LLC, Jones Creek Landing Mobile Home Park, LLC, Magnolia Meadows Mobile Home Park, LLC, Windsor Manor Mobile Home Park, LLC, Windy Hills Mobile Home Park, LLC, Woodshire Estates Mobile Home Park, LLC, Denbigh Mobile Home Park, LLC and Twin Ponds Mobile Home Park, LLC, each a limited liability company incorporated in Virginia and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Franklin 8 Pack Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is John A. Franklin. John Franklin is an experienced manufactured housing property owner and operator and founded Franklin Management Company in 2005. John Franklin’s investment portfolio consists of 4,814 homesites across 41 communities in Georgia, North Carolina, Tennessee and Virginia and is reportedly the largest manufactured housing property owner in the state of Virginia.

Property Management. The Franklin 8 Pack Properties are managed by Franklin Management Company, a direct affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited (i) approximately $12,221 for real estate taxes and (ii) $57,328 for immediate repairs.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months, currently approximately $69,605.

Insurance – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of insurance coverages. Notwithstanding the above, such monthly deposits will be waived so long as, among other conditions specified in the Franklin 8 Pack Whole Loan documents, the borrowers maintain a blanket insurance policy acceptable to the lender. A blanket policy is currently in place for all the Franklin 8 Pack Properties.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit $5,982 for replacement reserves.

Lockbox / Cash Management.  The Franklin 8 Pack Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrowers are required to establish and maintain a lender-controlled lockbox account and to deposit or cause all rents and other revenue from the Franklin 8 Pack Properties to be deposited directly into the lockbox account. Upon the occurrence of, and on each business day during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a cash management account and applied in accordance with the Franklin 8 Pack Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Franklin 8 Pack

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the Franklin 8 Pack Whole Loan documents, or (ii) the debt service coverage ratio falling below 1.15x at the end of any calendar quarter. A Trigger Period will expire upon (x) with respect to clause (i), a cure of such event of default and (y) with respect to clause (ii), the debt service coverage ratio being above 1.15x at the end of a calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 7 – Pinnacle Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 7 – Pinnacle Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 7 – Pinnacle Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.9%	Net Rentable Area (SF):	549,076
Loan Purpose:	Acquisition	Location:	Farmers Branch, TX
Borrower:	UST Pinnacle Owner, L.P.	Year Built / Renovated:	1985 / 2017-2025
Borrower Sponsor:	Estein Holdings, LTD.	Occupancy:	88.6%
Interest Rate:	6.45100%	Occupancy Date:	4/17/2026
Note Date:	3/5/2026	4th Most Recent NOI (As of):	$4,127,402 (12/31/2022)
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of):	$6,786,268 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$6,107,770 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$10,365,667 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	86.2%
Amortization Type:	Interest Only	UW Revenues:	$19,596,862
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$7,361,159
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,235,703
Additional Debt(1):	Yes	UW NCF:	$11,725,100
Additional Debt Balance(1):	$75,000,000	Appraised Value / Per SF:	$164,800,000 / $300
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/30/2026

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$182
Taxes:	$558,685	$186,228	N/A	Maturity Date Loan / SF:	$182
Insurance:	$19,817	$19,817	N/A	Cut-off Date LTV:	60.7%
Replacement Reserves:	$0	$9,167	N/A	Maturity Date LTV:	60.7%
TI / LC Reserve:	$2,500,000	Springing	N/A	UW NCF DSCR:	1.79x
Unfunded Obligation Reserves:	$1,676,522	$0	N/A	UW NOI Debt Yield:	12.2%
Immediate Repair:	$11,025	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$100,000,000	59.3%	Purchase Price	$163,300,000	96.8%
Principal Cash Contribution	68,747,023	40.7	Upfront Reserves	4,766,049	2.8
			Closing Costs	680,974	0.4
Total Sources	$168,747,023	100.0%	Total Uses	$168,747,023	100.0%
(1)	The Pinnacle Tower Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million (the “Pinnacle Tower Whole Loan”). The Financial Information in the chart above reflects the Pinnacle Tower Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily attributable to (i) other revenue that includes a one-time partial termination fee of $946,000 for AON Service Corporation (Suites 1500 and 1510), (ii) increase in base rent revenue as the occupancy increased from 76.5% to 87.1% and (iii) decrease in commercial rent abatements, concessions and credit loss.

The Loan. The Pinnacle Tower mortgage loan (the “Pinnacle Tower Mortgage Loan”) is part of the Pinnacle Tower Whole Loan. The Pinnacle Tower Mortgage Loan is evidenced by one pari passu promissory note with an outstanding principal balance as of the Cut-off Date of $25,000,000 and is secured by the borrower’s fee interest in a 549,076 square foot office property located in the East LBJ Freeway submarket of Farmers Branch, Texas (the “Pinnacle Tower Property”). The Pinnacle Tower Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.45100% per annum on an Actual/360 basis. The Pinnacle Tower Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $25,000,000.

The table below identifies the promissory notes that comprise the Pinnacle Tower Whole Loan. The relationship between the holders of the Pinnacle Tower Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 7 – Pinnacle Tower

Pinnacle Tower Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V22 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	Benchmark 2026-V22	Yes
A-2	$25,000,000	$25,000,000	BBCMS 2026-5C42	No
A-3(1)	$10,000,000	$10,000,000	GSBI	No
Whole Loan	$100,000,000	$100,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Pinnacle Tower Property is a 549,076 SF, 24-story office building located in Farmers Branch, Texas. The Pinnacle Tower Property was constructed in 1985 and renovated between 2017 and 2025. The Pinnacle Tower Property is situated on 4.62 acres and is located along the southwest corner of Inwood Road and Galleria Drive. The Pinnacle Tower Property was originally developed as the Occidental Tower, with Occidental Petroleum (“Oxy”) occupying the entire building. In 2016, Encore Enterprise and New York Life Insurance acquired the Pinnacle Tower Property from Oxy for $95 million. Since 2016, the Pinnacle Tower Property has benefited from a $9 million renovation. This renovation included upgrades to the fitness center, 2nd and 4th floor conference centers, an outdoor patio, a tenant lounge, and a café. As of April 17, 2026, the Pinnacle Tower Property was 88.6% occupied.

Major Tenants. The three largest tenants based on net rentable area are Guidestone Financial Resources, New York Life Insurance Company and certain of its affiliates and Nothing Bundt Franchising, LLC.

Guidestone Financial Resources (138,468 SF, 25.2% of net rentable area, 28.1% of UW base rent). Guidestone Financial Resources is a financial services organization dedicated to serving the financial needs of Christian ministries and their employees. Headquartered at the Pinnacle Tower Property, Guidestone Financial Resources provides retirement plans, insurance products (including health, life, and disability), investment management services, and property and casualty coverage primarily within the United States. Guidestone Financial Resources has two, five-year renewal options through July 31, 2043 and has a one-time right to terminate its lease for the 20th floor (24,883 SF, 18.0% of the tenant’s lease) on August 31, 2029, provided written notice is given one year in advance.

New York Life Insurance Company (90,208 SF, 16.4% of net rentable area, 19.7% of UW base rent, Aa1/AA+/NR (Moody’s / S&P / Fitch)). New York Life Insurance Company is one of the largest mutual life insurance companies in the United States, founded in 1845 and headquartered in New York. New York Life Insurance Company provides a broad range of insurance and financial products, including whole life, term life, and universal life insurance, as well as annuities, long-term care insurance, and institutional solutions. As of year-end 2025, New York Life Insurance Company delivered $3.6 billion in earnings, a 4% increase over the prior year, and grew surplus to $34.7 billion. New York Life Insurance Company and its affiliates has a (x) five-year renewal option, provided written notice is given (i) no earlier than 15 months before the expiration of the lease and no later than nine months before the expiration of the Suite 700, Suite 1125, Suite 1600 and Suite 1750-1800 leases and (ii) no earlier than 12 months before the expiration of the lease and no later than nine months before the expiration of the Suite 550 lease and has (y) a one-time right to terminate its lease for (i) Suite 550 (4,331 SF, 4.8% of the tenant’s net rentable area) on May 31, 2029, provided written notice is given nine months in advance and payment of a termination fee is made equal to three months of gross rent plus the unamortized portion of the construction allowance paid, commission paid to broker, reasonable legal fees, and any other tenant inducements; (ii) Suite 700 (21,642 SF, 24.0% of the tenant’s net rentable area) on September 30, 2032, provided written notice is given one year in advance and payment of a termination fee is made equal to three months of the then-current base rent and recoveries plus the unamortized portions of the landlord’s costs for tenant improvements, leasing commissions, attorneys’ fees, and all free rent; (iii) Suite 1600 (23,924 SF, 26.5% of the tenant’s net rentable area) on January 31, 2032, provided written notice is given one year in advance and payment of a termination fee is made equal to three months of the then-current base rent and recoveries plus the unamortized portions of the landlord’s costs for tenant improvements, leasing commissions, attorneys’ fees, and any abated rent; and (iv) Suite 1750-1800 (33,816 SF, 37.5% of the tenant’s net rentable area) on August 31, 2032, provided written notice is given one year in advance and payment of a termination fee is made equal to three months of then-current base rent and recoveries plus the unamortized portions of the landlord’s costs for tenant improvements, leasing commissions, attorneys’ fees, and any abated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 7 – Pinnacle Tower

Nothing Bundt Franchising, LLC (26,417 SF, 4.8% of net rentable area, 6.0% of UW base rent). Nothing Bundt Franchising, LLC is a U.S. based specialty bakery company founded in 1997 and headquartered in Addison, Texas. Nothing Bundt Franchising, LLC focuses on producing bundt cakes, offering a range of sizes and flavors through a franchise-driven business model. Nothing Bundt Franchising, LLC operates over 800 bakery locations across the United States and Canada. Nothing Bundt Franchising, LLC has two, five-year renewal options through January 31, 2045 and has no termination options.

Appraisal. The Pinnacle Tower Property had an “as-is” appraised value of $164,800,000 as of January 30, 2026. Based on the “as-is” value of $164,800,000, the Cut-off Date LTV and Maturity Date LTV for the Pinnacle Tower Whole Loan are each 60.7%.

Pinnacle Tower Appraised Value(1)
Property	Value	Capitalization Rate
Pinnacle Tower	$164,800,000	7.50%
(1)	Source: Appraisal.

Environmental. The Phase I environmental site assessment report for the Pinnacle Tower Property dated January 19, 2026 identified no recognized environmental condition at the Pinnacle Tower Property.

The following table presents certain information relating to the occupancy of the Pinnacle Tower Property:

Occupancy
Property	2022(1)	2023(1)	2024(1)	2025(1)	Current(2)
Pinnacle Tower	57.5%	63.4%	76.5%	87.1%	88.6%
(1)	As of December 31 of each year.
(2)	Based on the underwritten rent roll dated April 17, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Pinnacle Tower

The following table presents certain information relating to the major tenants at the Pinnacle Tower Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Guidestone Financial Resources	NR/NR/NR	138,468	25.2%	$3,514,829	28.1%	$25.38	7/31/2033	2 x 5 yrs	Y(5)
New York Life Insurance Company(3)	Aa1/AA+/NR	90,208	16.4%	$2,457,386	19.7%	$27.24	Various(4)	1 x 5 yr	Y(6)
Nothing Bundt Franchising, LLC(7)	NR/NR/NR	26,417	4.8%	$752,328	6.0%	$28.48	1/31/2035	2 x 5 yrs	N
Smile Doctors LLC(8)	NR/NR/NR	24,307	4.4%	$734,983	5.9%	$30.24	3/31/2036	1 x 5 yr	N
AON Service Corporation	Baa2/A-/BBB+	23,925	4.4%	$657,938	5.3%	$27.50	1/31/2030	1 x 5 yr	N
Huselton, Morgan & Maultsby, P.C.	NR/NR/NR	16,453	3.0%	$419,552	3.4%	$25.50	8/31/2033	2 x 5 yrs or 1 x 10 yr	N
Beaird Harris, PLLC	NR/NR/NR	15,789	2.9%	$426,303	3.4%	$27.00	12/31/2034	2 x 5 yrs or 1 x 10 yr	Y(9)
The CapFinancial Group, LLC	NR/NR/NR	14,218	2.6%	$386,384	3.1%	$27.18	6/30/2028	1 x 5 yr	N
Haynes and Boone, LLP	NR/NR/NR	11,238	2.0%	$292,188	2.3%	$26.00	5/31/2035	1 x 5 yr	N
SS&C Technologies Holdings, Inc.	Ba2/BB/NR	10,373	1.9%	$264,512	2.1%	$25.50	2/28/2030	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		371,396	67.6%	$9,906,403	79.3%	$26.67
Other Tenants		115,320	21.0%	$2,590,416	20.7%	$22.46
Occupied Subtotal/Wtd. Avg.		486,716	88.6%	$12,496,819	100.0%	$25.68
Vacant Space		62,360	11.4%
Total/Wtd. Avg.		549,076	100.0%
(1)	Based on the underwritten rent roll dated April 17, 2026.
(2)	Certain ratings are those of the parent company or government entity, whether or not the parent company or government entity guarantees the lease.
(3)	The tenant has executed a lease for and taken occupancy of certain expansion space identified as Suite 1125 (representing approximately 7.2% of its leased space) but does not commence paying rent on such expansion space until October 2026.
(4)	4,331 SF expiring on February 29, 2032, 30,419 SF expiring on January 31, 2035, 33,816 SF expiring on August 31, 2035 and 21,642 SF expiring on September 30, 2035.
(5)	The tenant has a one-time right to terminate the lease for the 20th floor effective August 31, 2029, with 12 months’ notice.
(6)	The tenant has a one-time right to terminate the lease for (i) Suite 550 effective May 31, 2029, with nine months’ notice and payment of a termination fee equal to three months of gross rent plus the unamortized portion of the construction allowance paid, commission paid to the broker, reasonable legal fees, and any other tenant inducements; (ii) Suite 700 effective September 30, 2032, with 12 months’ notice and payment of a termination fee equal to three months of the then-current base rent and recoveries plus the unamortized portions of the landlord’s costs for tenant improvements, leasing commissions, attorneys’ fees, and all free rent; (iii) Suite 1600 effective January 31, 2032, with 12 months’ notice and payment of a termination fee equal to three months of the then-current base rent and recoveries, plus the unamortized portions of the landlord’s costs for tenant improvements and leasing commissions, attorneys’ fees, and any abated rent; and (iv) Suite 1750-1800 effective August 31, 2032, with 12 months’ notice and payment of a termination fee equal to three months of the then-current base rent and recoveries plus the unamortized portions of the landlord’s costs for tenant improvements, leasing commissions, attorneys’ fees, and any abated rent.
(7)	The tenant has executed a lease for and taken occupancy of certain expansion space identified as Suite 675 (representing approximately 28.2% of its leased space) but does not commence paying rent on such expansion space until December 2026.
(8)	The tenant has executed a lease for and taken occupancy of its space but has certain scheduled rent abatement, including in December 2026, January 2028, February 2029 and March 2030.
(9)	The tenant has a one-time right to terminate the lease effective December 31, 2031 with 9 months’ notice and payment of a termination fee equal to three months’ gross rent under the lease plus the unamortized portions allocable to such space of the construction allowance, abated rent, commissions paid to the landlord in connection with the lease and any other tenant inducements requested by the tenant, which amounts accrue interest at 8% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Pinnacle Tower

The following table presents certain information relating to the lease rollover schedule at the Pinnacle Tower Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	62,360	11.4%	NAP	NAP	62,360	11.4%	NAP	NAP
2026 & MTM	2	3,033	0.6%	$88,006	0.7%	65,393	11.9%	$88,006	0.7%
2027	6	35,449	6.5%	$391,155	3.1%	100,842	18.4%	$479,161	3.8%
2028	6	34,262	6.2%	$917,460	7.3%	135,104	24.6%	$1,396,621	11.2%
2029	2	4,602	0.8%	$127,120	1.0%	139,706	25.4%	$1,523,741	12.2%
2030	4	46,948	8.6%	$1,272,702	10.2%	186,654	34.0%	$2,796,443	22.4%
2031	3	24,592	4.5%	$712,169	5.7%	211,246	38.5%	$3,508,612	28.1%
2032	2	10,558	1.9%	$292,871	2.3%	221,804	40.4%	$3,801,483	30.4%
2033	2	154,921	28.2%	$3,934,381	31.5%	376,725	68.6%	$7,735,864	61.9%
2034	1	15,789	2.9%	$426,303	3.4%	392,514	71.5%	$8,162,167	65.3%
2035	5	123,532	22.5%	$3,370,933	27.0%	516,046	94.0%	$11,533,100	92.3%
2036 & Beyond	3	33,030	6.0%	$963,719	7.7%	549,076	100.0%	$12,496,819	100.0%
Total	36	549,076	100.00%	$12,496,819	100.0%
(1)	Based on the underwritten rent roll dated April 17, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Pinnacle Tower

The following table presents certain information relating to the operating history and underwritten net cash flows of the Pinnacle Tower Property:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2022	12/31/2023	12/31/2024	12/31/2025	Underwritten	Per Square Foot	%(2)
Base Rent	$7,144,179	$8,866,364	$10,468,290	$12,246,024	$12,496,819	$22.76	78.1%
Credit Tenant Rent Step	0	0	0	0	361,700	$0.66	2.3%
Market Revenue from Vacant Space	0	0	0	0	3,144,558	$5.73	19.6%
Gross Potential Income	$7,144,179	$8,866,364	$10,468,290	$12,246,024	$16,003,077	$29.15	100.0%
Total Reimbursements	3,523,812	4,611,613	5,157,281	6,153,433	$6,532,407	$11.90	40.8%
Net Rental Income	$10,667,991	$13,477,976	$15,625,572	$18,399,456	$22,535,484	$41.04	140.8%
Other Income(3)	192,092	266,606	222,974	1,146,076	205,936	$0.38	1.3%
(Vacancy & Credit Loss)	0	0	0	0	(3,144,558)	($5.73)	(19.6%)
(Commercial Rent Abatements/Concessions)	(819,952)	(1,057,361)	(3,064,293)	(2,371,766)	0	$0.00	0.0%
(Commercial Credit Loss)	(11,357)	0	(456,344)	0	0	$0.00	0.0%
Effective Gross Income	$10,028,775	$12,687,221	$12,327,908	$17,173,766	$19,596,862	$35.69	122.5%

Real Estate Taxes	$2,135,152	$1,795,222	$1,927,178	$2,169,616	$2,283,310	$4.16	11.7%
Insurance	84,360	94,237	97,582	100,100	237,806	$0.43	1.2%
Management Fee	239,354	273,287	270,541	319,039	587,906	$1.07	3.0%
Other Expenses(4)	3,442,506	3,738,207	3,924,837	4,219,343	4,252,137	$7.74	21.7%
Total Operating Expenses	$5,901,372	$5,900,953	$6,220,138	$6,808,099	$7,361,159	$13.41	37.6%

Net Operating Income	$4,127,402	$6,786,268	$6,107,770	$10,365,667	$12,235,703	$22.28	62.4%
Replacement Reserves	0	0	0	0	109,815	$0.20	0.6%
TI/LC	0	0	0	0	400,788	$0.73	2.0%
Net Cash Flow	$4,127,402	$6,786,268	$6,107,770	$10,365,667	$11,725,100	$21.35	59.8%
(1)	Based on the underwritten rent roll dated April 17, 2026.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Other Income includes parking income. 2025 Other Income includes a one-time partial termination fee of $946,000 for AON Service Corporation (Suite 1500 and 1510).
(4)	Other Expenses includes utilities, repairs & maintenance, janitorial, payroll and security expenses.

The Market. The Pinnacle Tower Property is located at 5001-5005 Lyndon B. Johnson Freeway in Farmers Branch, Texas, within Dallas County. The Pinnacle Tower Property is located 12.5 miles north of Dallas. According to the appraisal, Dallas, Texas is a hub for diverse industries including finance, technology, defense, and telecommunications. The city’s office spaces, such as the Pinnacle Tower Property, cater to the professional workforce, with a concentration of Fortune 500 companies. Dallas's location and its status as a transportation nexus, with major highways and Dallas/Fort Worth International Airport nearby, supports the logistics and distribution industry. The city's economy is further diversified by the healthcare sector, with major employers like Intermountain Health Care anchoring the healthcare industry.

According to the appraisal, the Pinnacle Tower Property is located within the Dallas-Fort Worth market and the East LBJ Freeway submarkets. As of the fourth quarter of 2025, the Dallas-Fort Worth market vacancy rate was 17.8%, while the East LBJ Freeway submarket exhibited a higher vacancy rate of 23.2%. Average office rents within the Dallas-Fort Worth market averaged $24.89 per SF, and office rents within the East LBJ Freeway submarket averaged $22.47 per SF. The average office rental rates in the Dallas-Fort Worth market and the East LBJ Freeway submarkets have been following an improving trend, however, slightly decreased in the second and third quarters of 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Pinnacle Tower

The following table presents information relating to comparable office leases for the Pinnacle Tower Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Pinnacle Tower Farmers Branch, TX	-	1985 / 2017-2025	Guidestone Financial Resources(2)	138,468(2)	Sep-22(2)	10.5(2)	$25.38(2)
Two Lincoln Centre Dallas, TX	1.0 mi	1982 / 2022	Lapis Carbon Solutions	7,409	Jan-26	3.0	$42.50
Three Galleria Tower Dallas, TX	1.1 mi	1991 / 2023	Marsh McLennan	90,000	May-25	11.8	$35.00
International Plaza II Dallas, TX	1.3 mi	2000 / 2020	Forvis, LLP	30,650	Oct-24	10.4	$35.00
One Galleria Tower Dallas, TX	1.0 mi	1981 / 2018	Zyston	7,065	Jul-24	4.3	$32.63

(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated April 17, 2026.

The Borrower. The borrower is UST Pinnacle Owner, L.P., a Delaware limited partnership and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pinnacle Tower Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Estein Holdings, LTD. (“Estein”), a Florida limited partnership. Estein has been active in real estate since 1974, when the company first began operation in Germany. Since the early 1990s, Estein has concentrated exclusively on United States real estate, broadening its portfolio to include office buildings, power centers, hotels, industrial properties, and residential lot development. Estein has raised and invested more than $6 billion in total equity.

Property Management. The Pinnacle Tower Property is managed by Vanderbilt Office Properties, LLC (“VOP”), a borrower-related management company.

Escrows and Reserves. At origination of the Pinnacle Tower Whole Loan, the borrower deposited approximately: (i) $558,685 into a real estate tax reserve account, (ii) $19,817 into an insurance reserve account, (iii) $11,025 into a deferred maintenance account, (iv) $2,500,000 into a TI/LC reserve account and (v) $1,676,522 into an unfunded obligations reserve for, among other things, unfunded tenant improvements and leasing commissions, abated or free rent and abated common area maintenance or tax reimbursements.

Tax Escrows – On each monthly payment date, the borrower is required to deposit into a tax reserve account an amount equal to 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $186,228).

Insurance Escrows – On each monthly payment date, except if the Pinnacle Tower Property is insured under an acceptable blanket policy, the borrower is required to deposit into an insurance reserve account an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $19,817). As of the origination date of the Pinnacle Tower Mortgage Loan, an acceptable blanket policy was not in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve account an amount equal to approximately $9,167.

TI/LC Reserve – On each monthly payment date beginning with the payment date in April 2028, the borrower is required to deposit into a tenant improvement and leasing commission reserve account an amount equal to approximately $45,833.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Pinnacle Tower

Critical Tenant Reserve – On each payment date during the continuance of a Critical Tenant Trigger Event (as defined below), to the extent the cash management account has not yet been established, the borrower is required to deposit into a critical tenant reserve account all excess cash flow which would otherwise be deposited into such critical tenant reserve account. The borrower also has the option (but not the obligation), in its sole discretion, within 10 business days of receipt of notice of the occurrence of a Critical Tenant Trigger Event or at any time thereafter during the continuance of a Pinnacle Tower Trigger Period (as defined below) resulting from a Critical Tenant Trigger Event, to deposit with the lender cash or a letter of credit in an aggregate amount that, when combined with the cash balance in the critical tenant reserve account, is equal to $2,892,138 (and, to the extent timely made, a Pinnacle Tower Trigger Period will not commence as a result of a Critical Tenant Trigger Event and, to the extent made following the commencement and during the existence of a Pinnacle Tower Trigger Period resulting solely from a Critical Tenant Trigger Event, such Pinnacle Tower Trigger Period will end and no longer be deemed to exist).

A “Critical Tenant" means any of the following: (i) Guidestone Financial Resources of the Southern Baptist Convention (“Guidestone”), (ii) New York Life Insurance Company and certain of its affiliates named in the Pinnacle Tower Whole Loan documents (“NYLIC”) and (iii) any future tenant which takes occupancy of all or a portion of a Critical Tenant Space (as defined below) pursuant to a Critical Tenant lease.

A "Critical Tenant Trigger Event" means the occurrence of any of the following: (x) the date of the filing of a bankruptcy petition by or against any Critical Tenant or the guarantor under its lease under the Bankruptcy Code or any such Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors (a “Critical Tenant Bankruptcy Trigger Event”); (y) the Critical Tenant has failed to renew its lease as to at least 80% or more of its Critical Tenant Space as of the date that is the earlier of (a) the date required pursuant to its Critical Tenant lease or (b) 12 months prior to the expiration of its Critical Tenant lease (a “Critical Tenant Non-Renewal Trigger Event”); or (z) the date that any Critical Tenant either (i) gives notice or there is otherwise written evidence (including from publicly available information) of an intent to terminate its lease or vacate 20% or more of its Critical Tenant Space or effectuates an early termination of its Critical Tenant lease or (ii) is no longer operating in at least 80% of its Critical Tenant Space excluding any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the Critical Tenant is otherwise in compliance with the terms of its Critical Tenant lease, (B) caused solely by casualty or condemnation or renovations or alterations undertaken pursuant to the terms of its Critical Tenant lease and which discontinuance, in the case of renovations, does not extend for a period in excess of 180 consecutive days and (C) caused by force majeure (a “Critical Tenant Vacating Trigger Event”).

"Critical Tenant Disbursement Conditions" mean the satisfaction of the following conditions: (a) as it relates to a Critical Tenant Bankruptcy Trigger Event, the occurrence of any of the following: (1) such case is dismissed ninety (90) days after commencement without any negative impact on the applicable Critical Tenant lease and the Critical Tenant thereunder is paying normal monthly rent and is otherwise in compliance with the terms of its Critical Tenant lease and has provided an updated estoppel certificate acceptable to the lender, (2) the applicable Critical Tenant has assumed its Critical Tenant lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms thereof and has provided an updated estoppel certificate acceptable to the lender or (3) the applicable Critical Tenant lease is terminated and at least eighty percent (80%) of the Critical Tenant Space is subject to one or more approved substitute leases; (b) as it relates to a Critical Tenant Non-Renewal Trigger Event, either (1) the applicable Critical Tenant enters a renewal or extension of its Critical Tenant lease pursuant to the existing terms contained therein and such Critical Tenant is in occupancy of at least eighty percent (80%) of its Critical Tenant Space and is operating therein, paying full monthly rent, is not in default under the terms of its Critical Tenant lease and has provided an updated estoppel certificate satisfactory to the lender or (2) the applicable Critical Tenant lease is terminated and at least eighty percent (80%) of the Critical Tenant Space is subject to one or more approved substitute leases; and (c) as it relates to a Critical Tenant Vacating Trigger Event, either (1) the lender is provided with evidence reasonably satisfactory to the lender that the applicable Critical Tenant has recommenced its operations in at least eighty percent (80%) of its Critical Tenant Space, is paying full monthly rent, is not in default under the terms of its Critical Tenant lease and has provided an updated estoppel certificate satisfactory to the lender or (2) the applicable Critical Tenant lease is terminated and at least eighty percent (80%) of the Critical Tenant Space being subject to one or more approved substitute leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A "Critical Tenant Space" means any of the following: (i) the approximate 138,468 square feet of leased premises (the "Guidestone Space") subject to the existing lease between the borrower, as landlord, and Guidestone, as tenant (as amended, the "Guidestone Lease"); (ii) the approximate 90,208 square feet of leased premises (the "NYLIC Space") subject to the existing leases between the borrower, as landlord, and NYLIC, as tenant (as amended, the "NYLIC Leases"); and (iii) the leased premises occupied by a future Critical Tenant pursuant to its Critical Tenant lease.

Lockbox / Cash Management. The Pinnacle Tower Whole Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. On each business day funds will be swept (a) if no Pinnacle Tower Trigger Period is continuing, to a borrower operating account and (b) if a Pinnacle Tower Trigger Period is continuing, to the cash management account.

During the continuance of a Pinnacle Tower Trigger Period or, at the lender’s discretion, the continuance of an event of default under the Pinnacle Tower Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Pinnacle Tower Whole Loan.

A “Pinnacle Tower Trigger Period” means each period commencing when (a) the debt service coverage ratio (as calculated under the Pinnacle Tower Whole Loan documents), determined as of the first day of any fiscal quarter beginning with the fiscal quarter beginning on June 1, 2027, is less than 1.25x and the borrower has not made a cash deposit into the excess cash flow account or delivered a letter of credit to the lender in an aggregate amount that, when combined with the cash balance in the excess cash flow account, is equal to $2,892,138 as described under “Initial and Ongoing Reserves,” above, and ending when the debt service coverage ratio (as calculated under the Pinnacle Tower Whole Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 1.25x or such cash deposit or letter of credit is delivered to the lender, (b) if the annual, quarterly or monthly financial reports required under the Pinnacle Tower Whole Loan documents are not timely delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no Pinnacle Tower Trigger Period is ongoing or (c) each period that commenced upon the occurrence of a Critical Tenant Trigger Event and the borrower has not timely made the cash deposit into the critical tenant account or delivered a letter of credit to the lender and ending upon the earlier of (x) the satisfaction of the applicable Critical Tenant Disbursement Conditions (as defined above) or (y) an appropriate deposit of cash is made to the excess cash flow account or a letter of credit is deposited with the lender as set forth in the Pinnacle Tower Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. The beneficial owners of a successor borrower are permitted to obtain a mezzanine loan secured by their interests in such successor borrower in connection with the sale of the Pinnacle Tower Property and assumption of the Pinnacle Tower Whole Loan, subject to the satisfaction of certain conditions, including, among others: (i) no event of default under the Pinnacle Tower Whole Loan is continuing, (ii) the loan-to-value ratio (as calculated under the Pinnacle Tower Whole Loan documents and taking into account the mezzanine loan and the Pinnacle Tower Whole Loan) is no greater than 60.68%, (iii) the debt yield (as calculated under the Pinnacle Tower Whole Loan documents and taking into account the mezzanine loan and the Pinnacle Tower Whole Loan) is at least 11.38%, (iv) the debt service coverage ratio (as calculated under the Pinnacle Tower Whole Loan documents and taking into account the mezzanine loan and the Pinnacle Tower Whole Loan) is at least 1.51x, (v) the execution of an intercreditor agreement that is reasonably acceptable to the lender; and (vi) receipt of a rating agency confirmation.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 8 – 315 Ship Canal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 8 – 315 Ship Canal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 8 – 315 Ship Canal

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of IPB:	3.8%	Net Rentable Area (SF):	312,340
Loan Purpose:	Refinance	Location:	Buffalo, NY
Borrower:	315 Ship Canal Parkway, LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsors(1):	Various	Occupancy:	100.0%
Interest Rate:	6.77000%	Occupancy Date:	4/30/2026
Note Date:	4/30/2026	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,722,215
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$54,444
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,667,770
Additional Debt:	No	UW NCF:	$2,574,068
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,200,000 / $129
Additional Debt Type:	N/A	Appraisal Date:	3/3/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$77
Taxes:	$139,617	$24,396	N/A	Maturity Date Loan / SF:	$77
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.7%
Replacement Reserves:	$0	$2,603	N/A	Maturity Date LTV:	59.7%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.56x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	100.0%	Payoff Existing Debt	$14,386,118	59.9%
			Return of Equity	8,697,455	36.2
			Closing Costs(4)	776,810	3.2
			Upfront Reserves	139,617	0.6
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%
(1)	The borrower sponsors under the 315 Ship Canal Mortgage Loan (as defined below) are Peter G. Wilson, Peter G. Wilson Family Trust U/A Dated March 31, 1998, Peter G. Wilson Living Trust U/A Dated February 20, 2019 and Peter G. Wilson Family SDC Trust U/A Dated December 1, 2023.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Historical operating history is not available because the 315 Ship Canal Property (as defined below) has been owner-occupied since originally constructed. Sonwil (as defined below) entered into a new 15-year lease in connection with the origination of the 315 Ship Canal Mortgage Loan (as defined below).
(4)	Closing Costs included a $300,000 interest rate buydown credit.

The Loan. The 315 Ship Canal mortgage loan (the “315 Ship Canal Mortgage Loan”) is secured by the borrower’s fee interest in an industrial warehouse and distribution property located in Buffalo, New York (the “315 Ship Canal Property”). The 315 Ship Canal Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $24,000,000 and has a five-year interest-only term. The 315 Ship Canal Mortgage Loan accrues interest at a rate of 6.77000% per annum on an Actual/360 basis.

The Property. The 315 Ship Canal Property is a 312,340 square-foot warehouse/distribution property located in Buffalo, New York. The 315 Ship Canal Property was constructed in 2008 by the borrower sponsors and features 29-foot clear heights, 28 dock-high doors and ten CSX rail docks. There is only 1% office build-out at the 315 Ship Canal Property. The 315 Ship Canal Property is 100% occupied by Sonwil Distribution (“Sonwil”), a borrower sponsor affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 8 – 315 Ship Canal

The 315 Ship Canal Property supports distribution operations for General Mills, which is one of Sonwil’s largest customers. General Mills operates a manufacturing facility located approximately 3.1 miles from the 315 Ship Canal Property where it produces a variety of its breakfast cereal products.

Sole Tenant. The sole tenant at the 315 Ship Canal Property is Sonwil, an affiliate of the borrower sponsors.

Sonwil (312,340 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Sonwil is a privately-held, family-owned logistics company headquartered in West Seneca, New York. The business traces its origins to 1941 in Western New York, with the current corporate entity incorporated in New York. Sonwil provides warehousing and distribution, e-commerce fulfillment, parcel/value-added services, re-manufacturing/refurbishment and reverse logistics, and transportation solutions delivered through an asset-based fleet and a freight-brokerage arm (Sonwil Logistics). Sonwil is currently led by Peter G. Wilson, who is the third-generation owner and one of the borrower sponsors. Sonwil operates multiple facilities in the Buffalo market. Sonwil is also a nationwide logistics brand that operates in Nevada, New Jersey, Texas, and Georgia, and serves clients in the Las Vegas, New York City, Dallas-Fort Worth, and Atlanta markets. Current clients include Tyson, General Mills, Georgia Pacific, Stanislaus, Aldi, and Nestle Purina, among others. An estimated 66% to 75% of Sonwil’s business relates to food. At origination of the 315 Ship Canal Mortgage Loan, Sonwil entered into a new 15-year lease, which runs through March 2041 with no termination options. The lease contains two, five-year renewal options and requires rental increases based on CPI at renewal. Additionally, the borrower sponsor personally guarantees the lease.

The following table presents certain information relating to the sole tenant at the 315 Ship Canal Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Sonwil(2)(3)	NR / NR / NR	312,340	100.0%	$9.00	$2,811,060	100.0%	3/31/2041

Occupied Collateral Total / Wtd. Avg.		312,340	100.0%	$9.00	$2,811,060	100.0%

Vacant Space		0	0.0%

Collateral Total		312,340	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2026.
(2)	Sonwil has two, five-year renewal options remaining.
(3)	Sonwil is a borrower affiliate. The borrower sponsor personally guarantees the Sonwil lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 8 – 315 Ship Canal

The following table presents certain information relating to the lease rollover schedule at the 315 Ship Canal Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2037 & Beyond	1	312,340	100.0	2,811,060	100.0		312,340	100.0%	$2,811,060	100.0%
Total	1	312,340	100.0%	$2,811,060	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2026.

The Market. The 315 Ship Canal Property is located in Buffalo, Erie County, New York. The 315 Ship Canal Property is located within the Lakeside Commerce Park, a recently developed industrial park situated just a few miles south of the Buffalo central business district and located on Buffalo’s Lake Erie Harbor. Buffalo is also a multi-modal logistics hub with access by train, truck or ship. Buffalo has multiple Class I rail connections (CSX, Norfolk Southern, Canadian Pacific and CN) and access to multiple major interstates (I-90, I-190 and I-290). The 315 Ship Canal Property is located within the Buffalo industrial market. The Buffalo industrial market has a vacancy rate of 4.5% and asking rent of $7.89 per square foot. The appraisal determined market rent of $9.00 per square foot for the industrial space at the 315 Ship Canal Property. The estimated 2025 population within a one-, three- and five-mile radius of the 315 Ship Canal Property is 2,106, 63,461 and 172,696, respectively. The estimated 2025 median household income within the same radii is $41,687, $52,507 and $51,028, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 8 – 315 Ship Canal

The following table presents industrial rental data for comparable industrial single-tenant property leases with respect to the 315 Ship Canal Property as identified in the appraisal:

Comparable Industrial Rental Summary(1)
Property Name/Location	Clear Height (Ft.)	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
315 Ship Canal 315 Ship Canal Parkway Buffalo, NY	29.0	100.0%	312,340	Sonwil	312,340	$9.00	Apr-2026	15.0	NNN
Industrial Building 2491 Wehrle Drive Amherst, NY	20.0	NAV	NAV	Dave & Adams Card World	126,659	$8.67	Jan-2027	6.0	Net
100 Centre Drive 100 Centre Drive Orchard Park, NY	NAV	NAV	NAV	Wavepoint Warehousing	154,511	$8.00	Feb-2025	NAV	Net
Confidential Confidential Buffalo, NY	NAV	NAV	NAV	Confidential	125,583	$8.50	Dec-2021	3.0	Net
Confidential Confidential Buffalo, NY	28.0	NAV	NAV	Confidential	76,000	$11.17	Jul-2024	12.0	Net
Confidential Confidential Buffalo, NY	28.0	NAV	NAV	Confidential	45,000	$13.34	Jul-2025	5.0	Net
6 Treadeasy Avenue 6 Treadeasy Avenue Batavia, NY	NAV	NAV	NAV	Utility Partners of America	26,724	$11.50	Jul-2025	NAV	Net
Industrial Complex 2475 George Urban Boulevard Cheektowaga, NY	NAV	NAV	NAV	Sonwil Distribution	445,172	$6.00	Aug-2024	10.0	Net
(1)	Source: Appraisal, except for the 315 Ship Canal Property, which lease information is based on the underwritten rent roll dated April 30, 2026.

Environmental. According to the Phase I environmental assessment (the “ESA”) dated March 12, 2026, there was no evidence of any recognized environmental conditions at the 315 Ship Canal Property. The ESA identified a controlled recognized environmental condition related to the historical use of the 315 Ship Canal Property and its location within the Buffalo Lakeside Commerce Park, an area subject to controls to manage soil contamination. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

The following table presents certain information relating to the historical and current occupancy at the 315 Ship Canal Property:

Historical and Current Occupancy
12/31/2023	12/31/2024	12/31/2025	Current(1)
100.0%	100.0%	100.0%	100.0%
(1)	Current Occupancy is as of April 30, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 8 – 315 Ship Canal

The following table presents certain information relating to the underwritten cash flow at the 315 Ship Canal Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,811,060	$9.00	98.1%
Gross Potential Rent	$2,811,060	$9.00	98.1%
Total Reimbursements	54,429	0.17	1.9
Net Rental Income	$2,865,489	$9.17	100.0%
(Vacancy/Credit Loss)	(143,274)	(0.46)	(5.0)
Effective Gross Income	$2,722,215	$8.72	95.0%

Management Fee	$54,444	$0.17	2.0%

Net Operating Income	$2,667,770	$8.54	98.0%

TI/LC	62,468	0.20	2.3
Capex/RR	31,234	0.10	1.1

Net Cash Flow	$2,574,068	$8.24	94.6%
(1)	Based on the underwritten rent roll dated April 30, 2026.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

The Borrower. The borrower is 315 Ship Canal Parkway, LLC, a New York limited liability company and special purpose entity. The sole member of the borrower is also a special purpose entity and has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 315 Ship Canal Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Peter G. Wilson, Peter G. Wilson Family Trust U/A Dated March 31, 1998, Peter G. Wilson Living Trust U/A Dated February 20, 2019 and Peter G. Wilson Family SDC Trust U/A Dated December 1, 2023. Peter G. Wilson leads Sonwil, a third-generation, family-owned logistics company. Mr. Wilson has over 40 years of experience in warehouse and distribution.

Property Management. The 315 Ship Canal Property is managed by Sonwil Property Management Services, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $139,617 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $24,396.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Notwithstanding, insurance escrows are suspended so long as (i) no event of default is then occurring, (ii) the 315 Ship Canal Property is insured as part of a blanket insurance policy or policies maintained by the borrower or its affiliates and (iii) the lender receives timely evidence throughout the term of the 315 Ship Canal Mortgage Loan that (x) the insurance in effect conforms with that which is required under the 315 Ship Canal Mortgage Loan documents and (y) the premiums therefore have been timely paid.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,603 for replacement reserves (approximately $0.10 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $5,206 (approximately $0.20 per square foot annually) for tenant improvement and leasing commission reserves. The TI/LC reserve is suspended so long as no Lease Sweep Period (as defined below) then exists. The reserve is currently suspended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 8 – 315 Ship Canal

Lockbox / Cash Management. The 315 Ship Canal Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 315 Ship Canal Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 315 Ship Canal Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 315 Ship Canal Mortgage Loan (unless such Sweep Event Period is a Lease Sweep Period, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Lease Sweep Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 315 Ship Canal Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months; or (iii) the occurrence of a Lease Sweep Period.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR being at least 1.20x for two consecutive calendar quarters; and (c) clause (iii) above, the Lease Sweep Period is cured in accordance with the 315 Ship Canal Mortgage Loan documents.

A “Lease Sweep Period” will commence upon the date on the first monthly payment date which: (A) (i) a Lease Sweep Tenant fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the 315 Ship Canal Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), prior to the earlier of the date that is 12 months prior to its lease expiration, (ii) a default by such Lease Sweep Tenant occurs under its lease, (iii) a Lease Sweep Tenant goes dark or otherwise ceases operations at the 315 Ship Canal Property or any material portion thereof, (iv) a Lease Sweep Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding (a “Lease Sweep Tenant Insolvency Proceeding”), (v) a Lease Sweep Tenant sublets any portion of its leased space without the lender’s consent or (vi) a Lease Sweep Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the 315 Ship Canal Property or any material portion thereof; or (B) from and after June 2027, the ratio of EBITDAR-to-Rent for a Lease Sweep Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) falls below 1.40x for two consecutive calendar quarters.

A Lease Sweep Period will terminate with regard to: all sub-clauses (i), (iii) and (vi) mentioned under clause (A) above, if the related Lease Sweep Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to the lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (ii), upon the related Lease Sweep Tenant curing such default; (c) clause (iii), upon the related Lease Sweep Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters; (d) clause (iv), when the lease for the related Lease Sweep Tenant is assumed or affirmed in such proceeding and the related Lease Sweep Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to the lender; (e) clause (v), the date upon which all of the following has occurred: (1) such sublease has been terminated; (2) the applicable Lease Sweep Tenant (x) has reopened for business and is conducting normal business operations in all of the related lease sweep space, and (y) is paying full, unabated rent under its lease; and (3) the borrower has delivered to the lender an acceptable estoppel certifying, among other things, that clauses (1) and (2) above have occurred and reaffirming the related lease as being in full force and effect, and (f) clause (vi), the related Lease Sweep Tenant has rescinded such notice to terminate or cancel its lease.

Additionally, a Lease Sweep Period will terminate with regard to clause (B) above upon the EBITDAR-to-Rent ratio for a Lease Sweep Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) being at least 1.45x for one calendar quarter.

A “Lease Sweep Tenant” means Sonwil or any tenant otherwise occupying the space currently leased by Sonwil.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – 315 Ship Canal

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 9 – Hillside Flex Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 9 – Hillside Flex Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 9 – Hillside Flex Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type – Subtype:	Industrial – Flex
% of IPB:	3.8%	Net Rentable Area (SF):	233,527
Loan Purpose:	Refinance	Location:	Various, MI
Borrowers:	Hillside Hillstech LLC, Hillside Andover II LLC and Hillside Andover LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsors:	Jaimey N. Roth and David A. Kornbluth	Occupancy:	94.6%
Interest Rate:	6.72500%	Occupancy Date:	2/1/2026
Note Date:	3/12/2026	4th Most Recent NOI (As of):	$2,347,385 (12/31/2023)
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of):	$2,583,537 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,463,004 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,457,584 (TTM 1/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.7%
Amortization Type:	Interest Only	UW Revenues:	$3,406,331
Call Protection:	L(26),D(30),O(4)	UW Expenses:	$817,696
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,588,635
Additional Debt:	No	UW NCF:	$2,448,519
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$34,725,000 / $149
Additional Debt Type:	N/A	Appraisal Date:	12/30/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$153,856	$25,643	N/A	Maturity Date Loan / SF:	$103
Insurance:	$61,756	$6,176	N/A	Cut-off Date LTV:	69.1%
Replacement Reserve:	$0	$3,892	N/A	Maturity Date LTV:	69.1%
TI/LC:	$500,000	$13,622	$800,000	UW NCF DSCR:	1.50x
Deferred Maintenance:	$83,513	$0	N/A	UW NOI Debt Yield:	10.8%
Rent Reserve:	$127,410	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	100.0%	Loan Payoff	$14,421,570	60.1%
			Return of Equity	8,039,362	33.5
			Upfront Reserves	926,535	3.9
			Closing Costs	612,534	2.6
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hillside Flex Portfolio mortgage loan (the “Hillside Flex Portfolio Mortgage Loan”) is secured by a first lien mortgage on the borrowers’ fee interests in three industrial flex properties located in Farmington Hills and Plymouth, Michigan (the “Hillside Flex Portfolio Properties”). The Hillside Flex Portfolio Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $24,000,000 and a five-year interest-only term. The Hillside Flex Portfolio Mortgage Loan accrues interest at a rate of 6.72500% per annum on an Actual/360 basis.

The Properties. The Hillside Flex Portfolio Properties consist of nine buildings totaling 233,527 square feet across three properties located in Farmington Hills and Plymouth, Michigan. The borrower sponsors have owned the Andover Business Park property since 2002 and the Hills Tech Research Park property since 2016. The borrower sponsors developed the Andover Business Park II property in 2019. The Andover Business Park and Andover Business Park II properties (the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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“Andover Business Park Properties”) are subject to a two-unit condominium regime in which both units are owned by the borrowers. The borrowers are not permitted to sell either unit during the term of the Hillside Flex Portfolio Mortgage Loan.

The following table presents certain information relating to the Hillside Flex Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of Appraised Value
Hills Tech Research Park	Farmington Hills, MI	1984 / NAP	133,933	96.1%	$12,065,000	50.3%	$18,150,000	52.3%	$1,295,319	50.0%
Andover Business Park	Plymouth, MI	2002 / NAP	60,886	88.0%	7,120,000	29.7	10,000,000	28.8	780,160	30.1
Andover Business Park II	Plymouth, MI	2017 / NAP	38,708	100.0%	4,815,000	20.1	6,575,000	18.9	513,156	19.8
Total / Wtd. Avg.			233,527	94.6%	$24,000,000	100.0%	$34,725,000	100.0%	$2,588,635	100.0%
(1)	Occ. % is based on the underwritten rent roll dated February 1, 2026.
(2)	No property releases are permitted under the Hillside Flex Portfolio Mortgage Loan documents.

Hills Tech Research Park. The Hills Tech Research Park property consists of five industrial buildings totaling 133,933 square feet and is situated on 10.8 acres. Constructed in 1984, the Hills Tech Research Park property offers a mix of warehouse and office space with strong loading capabilities and flexible configurations suitable for research, light industrial and advanced manufacturing users. The Hills Tech Research Park property consists of five one-story buildings constructed of concrete block with brick exteriors and corrugated metal roofing with rubber membrane. The improvements feature 16-foot clear ceiling heights and a total of 39 overhead doors, providing strong loading functionality and flexibility for warehouse and light manufacturing operations. The Hills Tech Research Park property is approximately 45% office build-out and 55% R&D, flex and light industrial uses. As of February 1, 2026, the Hills Tech Research Park property was 96.1% occupied and offers 413 surface parking spaces (3.08 spaces per 1,000 square feet).

Andover Business Park and Andover Business Park II. The Andover Business Park Properties consist of four industrial buildings totaling 99,594 square feet and are situated on 10.04 acres. Constructed in two phases, the Andover Business Park Properties offer a functional mix of warehouse and office space with strong loading capabilities and flexible configurations suitable for research, light industrial and manufacturing users. The Andover Business Park Properties consist of four single-story buildings constructed of concrete block with brick exteriors and corrugated metal roofs with rubber membrane. Clear ceiling heights are 16 feet in the Andover Business Park property and 14 feet in the Andover Business Park II property. The Andover Business Park Properties feature 22 drive-in overhead doors, supporting light manufacturing and service-oriented industrial users. The Andover Business Park Properties feature approximately 67% office build-out with the remaining 33% of space used for research, light industrial and warehouse space. As of February 1, 2026, the Andover Business Park and Andover Business Park II properties were 88.0% and 100.0% occupied, respectively. Additionally, the Andover Business Park Properties offer 379 parking spaces (3.81 spaces per 1,000 square feet).

Major Tenants. The three largest tenants based on NRA are REBO Lighting & Electronics (via sublease from PI Innovo LLC) (“REBO”), Verita Telecommunications (“Verita”) and Global Technology Venture (“GTV”).

REBO (19,659 square feet; 8.4% of portfolio NRA; 9.2% of portfolio underwritten base rent). REBO is a provider of lighting and electrical solutions for commercial, industrial and residential applications. The company specializes in energy-efficient LED lighting systems, custom lighting design, electrical installations, retrofits and ongoing maintenance services. REBO was founded in 2011 as a joint venture between U.S.-based Chicago Miniature Lighting and China-based Boao Industrial Group. REBO entered into a sublease with PI Innovo LLC in June 2023 and has a current lease expiration in May 2030 (concurrent with PI Innovo LLC’s direct lease). REBO’s rent was underwritten to its sublease rent, which is less than PI Innovo LLC’s direct lease rent. REBO has no renewal or termination options.

Verita (19,049 square feet; 8.2% of portfolio NRA; 9.7% of portfolio underwritten base rent). Verita is a telecommunications provider delivering voice, data and connectivity services. The company specializes in structured cabling, network infrastructure design, VoIP systems, fiber optic installations, wireless solutions and ongoing technical support. Verita has been at the Andover Business Park II property since 2018 and has a current lease expiration date in October 2028. Verita has no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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GTV (16,679 square feet; 7.1% of portfolio NRA; 5.8% of portfolio underwritten base rent). GTV is an engineering and manufacturing company specializing in rapid prototyping, tooling and low-volume production services for the automotive, aerospace and consumer goods industries. The company provides design support, manufacturing and assembly solutions, helping clients transition products from concept to production. GTV is headquartered at the Hills Tech Research Park property and maintains ISO 9001:2015 certification. GTV has no renewal or termination options.

The following table presents certain information relating to the major tenants based on NRA (of which, certain tenants may have co-tenancy provisions) at the Hillside Flex Portfolio Properties:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
REBO(3)	NR / NR / NR	19,659	8.4%	$12.27	$241,190	9.2%	5/31/2030
Verita	NR / NR / NR	19,049	8.2	$13.40	255,218	9.7	10/31/2028
GTV	NR / NR / NR	16,679	7.1	$9.11	151,884	5.8	9/30/2027
St Claire Inc(4)	NR / NR / NR	9,253	4.0	$13.08	121,029	4.6	5/31/2030
HAVIS	NR / NR / NR	8,400	3.6	$11.65	97,860	3.7	1/31/2030
W&J World LLC(5)	NR / NR / NR	7,566	3.2	$9.79	74,071	2.8	8/31/2028
American Standard Roofing LLC(6)	NR / NR / NR	7,160	3.1	$8.81	63,070	2.4	4/30/2031
JB Donaldson CO(7)	NR / NR / NR	6,419	2.7	$11.00	70,609	2.7	11/30/2030
Elmos North America Inc	NR / NR / NR	4,800	2.1	$16.75	80,400	3.1	9/30/2027
Architectural Specialties Ltd(8)	NR / NR / NR	4,800	2.1	$16.25	78,000	3.0	7/31/2032
Top Ten Tenants		103,785	44.4%	$11.88	$1,233,331	46.8%

Non Top Ten Tenants		117,206	50.2%	$11.95	$1,400,144	53.2%

Occupied Collateral Total / Wtd. Avg.		220,991	94.6%	$11.92	$2,633,475	100.0%

Vacant Space		12,536	5.4%

Collateral Total		233,527	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2026 with rent steps totaling $8,503 through September 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	REBO entered into a sublease with PI Innovo LLC in June 2023 and has a current lease expiration in May 2030 (concurrent with PI Innovo LLC’s direct lease). REBO’s rent was underwritten to its sublease rent, which is less than PI Innovo LLC’s direct lease rent.
(4)	St Claire Inc has two, three-year renewal options remaining.
(5)	W&J World LLC has one, three-year renewal option remaining.
(6)	American Standard Roofing LLC has one, five-year renewal option remaining.
(7)	JB Donaldson CO has one, five-year renewal option remaining.
(8)	Architectural Specialties Ltd has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the major tenants based on NRA (of which, certain tenants may have co-tenancy provisions) at the Hillside Flex Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	12,536	5.4%	NAP	NA	P	12,536	5.4%	NAP	NAP
2026 & MTM	10	24,084	10.3	$315,280	12.0%		36,620	15.7%	$315,280	12.0%
2027	18	59,460	25.5	685,836	26.0		96,080	41.1%	$1,001,116	38.0%
2028	14	48,057	20.6	565,387	21.5		144,137	61.7%	$1,566,503	59.5%
2029	6	13,509	5.8	173,511	6.6		157,646	67.5%	$1,740,014	66.1%
2030	10	59,721	25.6	708,740	26.9		217,367	93.1%	$2,448,754	93.0%
2031	3	11,360	4.9	106,720	4.1		228,727	97.9%	$2,555,475	97.0%
2032	1	4,800	2.1	78,000	3.0		233,527	100.0%	$2,633,475	100.0%
2033	0	0	0.0	0	0.0		233,527	100.0%	$2,633,475	100.0%
2034	0	0	0.0	0	0.0		233,527	100.0%	$2,633,475	100.0%
2035	0	0	0.0	0	0.0		233,527	100.0%	$2,633,475	100.0%
2036	0	0	0.0	0	0.0		233,527	100.0%	$2,633,475	100.0%
2037 & Beyond	0	0	0.0	0	0.0		233,527	100.0%	$2,633,475	100.0%
Total	62	233,527	100.0%	$2,633,475	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2026 with rent steps totaling $8,503 through September 2026.

Environmental. According to the Phase I environmental assessments dated December 18, 2025, there was no evidence of any recognized environmental conditions at the Hillside Flex Portfolio Properties.

Historical and Current Occupancy(1)
Property	2023	2024	2025	Current(2)
Hills Tech Research Park	94.7%	88.2%	91.2%	96.1%
Andover Business Park	100.0%	92.1%	88.2%	88.0%
Andover Business Park II	87.2%	100.0%	100.0%	100.0%
Total/Wtd. Avg.	94.8%	91.2%	91.9%	94.6%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of February 1, 2026.

The Markets. The Hills Tech Research Park property is situated in an industrial area of Farmington Hills, with buildings similar to the Hills Tech Research Park property. The Hills Tech Research Park property is located on the west side of Halstead Road, between I-696 and 12 Mile Road, and is situated two miles southeast of the M-5/12 Mile Road interchange. 12 Mile Road is a major east/west thoroughfare through metro Detroit and I-696 connects with I-94 to the east and I-96 to the west. The Hills Tech Research Park property is located 26 miles northwest of Downtown Detroit and 26 miles north of Detroit Metropolitan Airport. The Hills Tech Research Park property is in a corridor anchored by automotive and mobility employers (such as Bosch and Nissan’s technical center) and supported by a broad corporate services base, with surrounding land uses dominated by campus-style flex/light industrial parks and complementary service commercial.

The Andover Business Park Properties are situated in an industrial area of Plymouth Township, with buildings similar to the Andover Business Park Properties. The Andover Business Park Properties are located on the south side of Five Mile Road, east of Beck Road, and are situated one mile north of the M-14/Beck Road interchange. Five Mile Road is a major east/west thoroughfare through metro Detroit and M-14 connects I-96 to the east with I-94 to the west. The Andover Business Park Properties are located 27 miles northwest of Downtown Detroit, 17 miles northeast of Ann Arbor and 21 miles northwest of Detroit Metropolitan Airport. Some of the largest employers in Plymouth Township are Isuzu, Bosch, Tower Automotive, Plymouth-Canton Community Schools, Johnson Controls, TRAM, Freudenberg NOK, Metaldyne and Plastipak.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain demographic information relating to the Hillside Flex Portfolio Properties:

Demographic Summary(1)
Property Name	Location	2025 1-mile Population	2025 3-mile Population	2025 5-mile Population	2025 1-mile Average Household Income	2025 3-mile Average Household Income	2025 5-mile Average Household Income
Hills Tech Research Park	Farmington Hills, MI	4,283	73,565	193,048	$148,672	$136,166	$138,101
Andover Business Park	Plymouth, MI	2,158	49,545	133,279	$252,940	$184,777	$164,374
Andover Business Park II	Plymouth, MI	2,158	49,545	133,279	$252,940	$184,777	$164,374
(1)	Source: Appraisals.

The following table presents certain market information relating to the Hillside Flex Portfolio Properties:

Market Summary(1)
Property Name	Location	Market	Average Market Rent PSF	Average Market Vacancy	Submarket	Average Submarket Rent PSF	Average Submarket Vacancy
Hills Tech Research Park	Farmington Hills, MI	Detroit	$7.17	4.4%	I-96/Farmington I-96/Farmington (Flex)	$8.91 $12.59	4.2% 7.4%
Andover Business Park	Plymouth, MI	Detroit	$7.17	4.4%	Livonia Livonia (Flex)	$7.77 $10.72	5.0% 5.0%
Andover Business Park II	Plymouth, MI	Detroit	$7.17	4.4%	Livonia Livonia (Flex)	$7.77 $10.72	5.0% 5.0%
(1)	Source: Appraisals as of the third quarter of 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Hillside Flex Portfolio Properties:

Market Rent Summary(1)
Property	Type	Property SF	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	Lease Type
Hills Tech Research Park	Flex (<5,000 SF) Flex (>5,000 SF)	86,856 47,077	$10.50 $10.50	36 60	3% per annum 3% per annum	NNN+M NNN+M
Andover Business Park	Flex	60,886	$13.50	60	3% per annum	NNN+M
Andover Business Park II	Flex	38,451	$13.50	60	3% per annum	NNN+M
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information with respect to the historical operating history and underwritten cash flows of the Hillside Flex Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM 1/31/2026	Underwritten(1)	PSF	%(2)
Base Rent	$2,417,999	$2,548,550	$2,532,292	$2,530,750	$2,624,971	$11.24	74.6%
Rent Steps	0	0	0	0	8,503	0.04	0.2
Vacant Income	0	0	0	0	153,633	0.66	4.4
Reimbursements	668,953	743,291	761,387	765,007	731,034	3.13	20.8
Net Rental Income	$3,086,952	$3,291,841	$3,293,680	$3,295,757	$3,518,141	$15.07	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(153,633)	(0.66)	(4.4)
Other Income(3)	17,194	38,425	42,097	41,823	41,823	0.18	1.2
Effective Gross Income	$3,104,147	$3,330,266	$3,335,777	$3,337,579	$3,406,331	$14.59	96.8%

Real Estate Taxes	270,295	277,813	294,467	294,074	298,634	1.28	8.8
Insurance	56,459	57,349	70,748	70,334	74,106	0.32	2.2
Other Expenses(4)	430,007	411,566	507,558	515,588	444,956	1.91	13.1
Total Expenses	$756,761	$746,729	$872,773	$879,995	$817,696	$3.50	24.0%

Net Operating Income	$2,347,385	$2,583,537	$2,463,004	$2,457,584	$2,588,635	$11.08	76.0%

CapEx/RR	0	0	0	0	46,705	0.20	1.4
TI/LC	0	0	0	0	93,411	0.40	2.7
Net Cash Flow	$2,347,385	$2,583,537	$2,463,004	$2,457,584	$2,448,519	$10.48	71.9%
(1)	Based on the underwritten rent roll dated February 1, 2026.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income includes miscellaneous income, NSF fees and late fees.
(4)	Other Expenses include management fees, utilities, common area maintenance, general and administrative and other expenses.

The Borrowers. The borrowers are Hillside Hillstech LLC, Hillside Andover II LLC and Hillside Andover LLC, each a Michigan limited liability company and special purpose entity with one independent director.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Jaimey N. Roth and David A. Kornbluth, the principals of Hillside Investments (“Hillside”). Hillside offers a variety of investment vehicles and strategies catering to a diverse group of capital partners and investors with the goal of producing attractive, risk-adjusted returns through investment opportunities. With a vertically integrated business model, Hillside’s perspective is complemented by deep local knowledge that leverages economies of scale, best practices and people to source, analyze and then execute on unique investment opportunities, across a wide geography.

Property Management. The Hillside Flex Portfolio Properties are managed by Hillside Investment Partners LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $153,856 for real estate taxes, (ii) $61,756 for insurance premiums, (iii) $500,000 for a general TI/LC reserve, (iv) $127,410 for free rent and (v) $83,513 for deferred maintenance.

Tax Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $25,643.

Insurance Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $6,176.

Replacement Reserve – On each monthly payment date, the borrowers are required to escrow $3,892 for a replacement reserve (approximately $0.20 per square foot annually).

TI/LC Reserve – On each monthly payment date, the borrowers are required to escrow $13,622 for a TI/LC reserve (approximately $0.70 per square foot annually), subject to a cap of $800,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lockbox / Cash Management. The Hillside Flex Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Sweep Event Period (as defined below), the borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Hillside Flex Portfolio Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Hillside Flex Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Hillside Flex Portfolio Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Hillside Flex Portfolio Mortgage Loan documents; and (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x (based on the trailing 12 months).

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Subordinate or Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Homewood Suites Chicago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,500,000	Title:	Fee
Cut-off Date Principal Balance:	$23,500,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	3.7%	Net Rentable Area (Rooms):	233
Loan Purpose:	Acquisition	Location:	Chicago, IL
Borrower:	Jashi Downtown Chicago LLC	Year Built / Renovated:	1999 / 2016
Borrower Sponsor:	Prakash B. Patel and Nirav C. Patel	Occupancy / ADR / RevPAR:	80.0% / $198.16 / $158.54
Interest Rate:	7.86100%	Occupancy / ADR / RevPAR Date:	1/31/2026
Note Date:	4/29/2026	4th Most Recent NOI (As of):	$4,033,588 (12/31/2022)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$3,509,498 (12/31/2023)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$4,178,439 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,784,165 (TTM 1/31/2026)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	80.0% / $198.16 / $158.54
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$13,724,702
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$9,936,572
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,788,130
Additional Debt:	No	UW NCF:	$3,101,895
Additional Debt Balance:	N/A	Appraised Value / Per Room(1):	$33,000,000 / $141,631
Additional Debt Type:	N/A	Appraisal Date:	1/23/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$100,858
Taxes:	$0	$99,324	N/A	Maturity Date Loan / Room:	$98,415
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.2%
FF&E Reserves(3):	$0	$34,312	N/A	Maturity Date LTV:	69.5%
PIP Reserve:	$3,303,289	$0	N/A	UW NCF DSCR:	1.52x
REA Assessment Reserve:	$4,888	$4,888	N/A	UW NOI Debt Yield:	16.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,500,000	71.1%	Purchase Price	$29,000,000	87.7%
Borrower Equity	9,555,164	28.9%	PIP Reserve	3,303,289	10.0%
			Closing Costs	746,987	2.3%
			REA Assessment Reserve	4,888	0.0%
Total Sources	$33,055,164	100.0%	Total Uses	$33,055,164	100.0%
(1)	The concluded appraised as-is value of $29.7 million (79.1% LTV) does not account for the completion of the $3.3 million PIP renovation. To address this, the appraiser has provided a supplemental valuation of $33 million (71.2% LTV) which reflects the finished renovation.
(2)	See “Escrows and Reserves” below.
(3)	FF&E reserves shall be equal to 1/12th of the greater of (i) (a) 3% of total gross revenue through and including May 6, 2027 and (b) 4% gross revenue from and after June 6, 2027, and (ii) the amount required pursuant to the franchise agreement.

The Loan. The Homewood Suites Chicago mortgage loan (the “Homewood Suites Chicago Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $23,500,000 and is secured by a first lien mortgage on the borrower’s fee interest in an extended-stay hospitality property located in Chicago, Illinois (the “Homewood Suites Chicago Property”). The Homewood Suites Chicago Mortgage Loan accrues interest at a fixed rate of 7.86100% per annum on an Actual/360 basis, has a five-year term, is interest-only for the first 24 months and is amortizing on a 360-month schedule thereafter.

The Property. The Homewood Suites Chicago Property is a 19-story (collateral located between floors 6 and 19), 233-room, extended-stay hotel located in Chicago, Illinois. The borrower sponsor purchased the Homewood Suites Chicago Property for $29 million and reserved approximately $3.3 million ($14,177 per key) at closing for a change of ownership PIP, which will be primarily allocated to upgrading guestrooms, as well as lobby improvements and hard goods

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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replacements. The previous owner invested approximately $2.3 million in capital improvements on the Homewood Suites Chicago Property since 2018.

The unit mix at the Homewood Suites Chicago Property includes 39 studio suites, 20 queen/queen suites, and 174 king suites. Hotel amenities at the Homewood Suites Chicago Property include complimentary breakfast, an indoor pool, a fitness center, guest laundry and approximately 1,784 square feet of meeting space. The Homewood Suites Chicago Property operates under a franchise agreement with Hilton Franchise Holding LLC through April 30, 2041.

Environmental. According to the Phase I environmental site assessment dated February 3, 2026, there was no evidence of any recognized environmental conditions at the Homewood Suites Chicago Property.

The following table presents certain information relating to the performance of the Homewood Suites Chicago Property:

Historical Occupancy, ADR, RevPAR
	Homewood Suites Chicago(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	78.8%	$192.15	$151.39	66.3%	$199.93	$132.46	118.9%	96.1%	114.3%
2023	77.2%	$196.82	$151.94	72.5%	$195.16	$141.55	106.4%	100.9%	107.3%
2024	77.6%	$208.40	$161.81	74.3%	$211.94	$157.38	104.6%	98.3%	102.8%
TTM(4)	80.0%	$198.16	$158.54	75.7%	$215.02	$162.79	105.7%	92.2%	97.4%
(1)	Based on operating statements provided by the borrower sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: Sonesta ES Suites Chicago Downtown Magnificent Mile, Hampton by Hilton Inn & Suites Chicago-Downtown, Residence Inn Chicago Downtown River North, SpringHill Suites Chicago Downtown/River North and Hyatt Place Chicago Downtown River North.
(4)	TTM information is based on the trailing twelve-month period ending January 2026.

The Market. The Homewood Suites Chicago Property is located in Chicago, Illinois, on the eastern edge of downtown Chicago’s River North neighborhood and two blocks west of the Magnificent Mile, which is a one-mile stretch of Michigan Avenue in downtown Chicago known for its restaurants, nightlife, historic landmarks and other attractions. Chicago is a popular tourist destination and experienced a record-breaking summer in 2025 for tourism, which was driven largely by leisure travel, which was 11.2% higher compared to 2024 leisure travel. Hotel bookings in Chicago totaled more than 3.5 million room nights, representing a 4.3% gain over 2024 and broke the previous pre-pandemic record set in 2019.

The Homewood Suites Chicago Property is located within the Chicago CBD hospitality submarket. Per CoStar, transient demand in the Chicago CBD hospitality submarket increased by 5.3% through November 2025, driven by leisure demand and increased short-term business travel demand to downtown Chicago. As a result, the Chicago CBD hospitality submarket experienced a 3.7% growth in RevPAR over the past 12 months.

According to CoStar, the Chicago CBD hospitality submarket reported a year-to-date 12-month occupancy, ADR and RevPAR of 69.6%, $244 and $170, respectively, as of January 2026. The appraisal noted that no new supply was identified that would be deemed directly competitive to the Homewood Suites Chicago Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Homewood Suites Chicago

The following table presents certain information relating to the primary hotel competition for the Homewood Suites Chicago Property:

Competitive Set(1)
Property	Distance from Subject	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Homewood Suites Chicago	-	1999	233(2)	80.0%(2)	$198.16(2)	$158.54(2)
Hampton Inn & Suites Chicago-Downtown	0.2 miles	1996	230	75%-80%	$205-$210	$155-$160
Residence Inn River North	0.2 miles	2008	270	75%-80%	$230-$235	$175-$180
SpringHill Suites River North	0.2 miles	2008	253	75%-80%	$220-$225	$175-$180
Residence Inn Magnificent Mile	0.2 miles	2016	289	75%-80%	$225-$230	$170-$175
Home2 Suites River North	0.3 miles	2019	206	80%-85%	$195-$200	$160-$165
Homewood Suites Magnificent Mile	0.3 miles	1973	127	80%-85%	$220-$225	$180-$185
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR for the competitive set are based on estimated 2025 values.
(2)	Number of Rooms, Occupancy, ADR and RevPAR for the Homewood Suites Chicago Property are based on the UW as of January 31, 2026.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Homewood Suites Chicago Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	78.8%	77.2%	77.6%	80.0%	80.0%
ADR	$192.15	$196.82	$208.40	$198.16	$198.16
RevPAR	$151.39	$151.94	$161.81	$158.54	$158.54

Room Revenue	$12,874,771	$12,921,441	$13,798,924	$13,482,744	$13,482,744	$57,866	98.2%
Food and Beverage Revenue	37,793	65,158	56,653	67,606	67,606	290	0.5%
Other Operated Departments	750,891	282,575	215,011	174,352	174,352	748	1.3%
Total Revenue	$13,663,456	$13,269,174	$14,070,588	$13,724,702	$13,724,702	$58,904	100.0%
Room Expense	$3,418,964	$3,532,022	$3,963,545	$4,209,737	$4,209,737	$18,068	31.2%
Food and Beverage Expense	69,877	66,855	38,235	36,666	36,666	157	54.2%
Other Operated Departments Expense	647,326	235,008	135,821	147,097	147,097	631	84.4%
Total Departmental Expenses	$4,136,166	$3,833,885	$4,137,601	$4,393,500	$4,393,500	$18,856	32.0%
Total Departmental Profit	$9,527,289	$9,435,289	$9,932,987	$9,331,202	$9,331,202	$40,048	68.0%
Undistributed Expenses	4,398,502	4,581,149	4,347,310	4,143,317	4,143,317	$17,782	30.2%
Gross Operating Profit	$5,128,787	$4,854,140	$5,585,677	$5,187,885	$5,187,885	$22,266	37.8%
Real Estate Taxes	928,417	1,164,809	1,194,869	1,191,887	1,191,887	5,115	8.7%
Insurance	166,782	179,832	212,369	211,833	207,868	892	1.5%
Total Other Expenses	$1,095,200	$1,344,641	$1,407,238	$1,403,720	$1,399,755	$6,008	10.2%
Net Operating Income	$4,033,588	$3,509,498	$4,178,439	$3,784,165	$3,788,130	$16,258	27.6%
FF&E	$546,538	$530,767	$562,824	$548,988	$686,235	$2,945	5.0%
Net Cash Flow	$3,487,049	$2,978,731	$3,615,616	$3,235,177	$3,101,895	$13,313	22.6%
(1)	TTM is as of January 31, 2026.
(2)	Per Room values are based on 233 rooms.
(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Operated Departments Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrower. The borrower for the Homewood Suites Chicago Mortgage Loan is Jashi Downtown Chicago LLC, a Delaware limited liability company. The borrower is required to have at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Homewood Suites Chicago Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Prakash B. Patel and Nirav C. Patel. Prakash Patel is an experienced owner and operator in the hospitality sector and prior to loan origination, owned a portfolio of 27 assets. Mr. Patel’s portfolio includes hotels under the Hampton Inn, Holiday Inn, Home2 Suites, Comfort Suites, Best Western, and other flags across the Midwest. Prakash Patel and Nirav Patel will also serve as guarantors for the transaction. For additional information regarding the borrower sponsor, see “Description of the Mortgage Pool— Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Homewood Suites Chicago Property is managed by SHM EHP Manager, LLC.

Escrows and Reserves. At origination, the borrower reserved (i) approximately $3,303,289 for a PIP reserve and (ii) approximately $4,888 for an REA Assessment Reserve.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $99,324.

Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Homewood Suites Chicago Mortgage Loan documents.

FF&E Reserve – The borrower is required to deposit monthly into the replacement reserve account an amount equal to 1/12th of the greater of (i) (a) through and including May 6, 2027, 3% of the projected annual Gross Income from Operations of the Property as set forth in the Approved Annual Budget and (b) from and after June 6, 2027, 4% of the projected annual Gross Income from Operations of the Property as set forth in the Approved Annual Budget and (ii) the amount required by Franchisor pursuant to the Franchise Agreement for FF&E Expenditures. The FF&E Reserve Monthly Deposit as of the first Payment Date hereunder is approximately $34,312.

REA Assessment Reserve: The borrower is required to deposit monthly 1/12th of the common charges that the lender estimates will be payable during the next 12 months in order to accumulate in the REA Assessment Reserve Account sufficient funds to pay all such Common Charges prior to their respective due dates, to be held in an Eligible Account by Lender or Servicer, for the payment of all Common Charges, initially equal to approximately $4,888.

Lockbox / Cash Management. The Homewood Suites Chicago Mortgage Loan is structured with a springing lockbox and springing cash management. From and after the first occurrence of a Trigger Period, rents from the Homewood Suites Chicago Property are required to be deposited directly into the lockbox account. On each business day during the continuance of a Trigger Period, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Trap Event Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, and, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds in such account are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Homewood Suites Chicago Mortgage Loan and disbursed in accordance with the terms of the Homewood Suites Chicago Mortgage Loan documents. To the extent that no Trigger Period is occurring, all excess cash flow funds are required to be disbursed to the borrower.

“Trigger Period” means the occurrence of (i) an event of default under the Homewood Suites Chicago Mortgage Loan documents, (ii) the debt service coverage ratio being below 1.25x (based on a 30-year amortization schedule), for one calendar quarter, (iii) a bankruptcy event and (iv) the occurrence of a PIP Trigger Event.

A Trigger Period will end upon the occurrence of, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the debt service coverage ratio being equal to or greater than 1.30x (based on a 30-year amortization schedule) for two consecutive calendar quarters, (c) clause (iii) above, the cure of such Bankruptcy Event or (d) clause (iv) above, the cure of such PIP Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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“PIP Trigger Event” means the occurrence of: (i) the expiration or termination of any Franchise Agreement for any reason; or (ii) the borrower’s failure to complete any work required pursuant to any PIP or any other capital improvement plan as required by any franchise agreement as determined by the lender in its sole and absolute discretion.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type - Subtype:	Hospitality – Limited Service
% of Pool by IPB:	3.6%	Net Rentable Area (Rooms):	198
Loan Purpose:	Recapitalization	Location:	Anaheim, CA
Borrower:	Anaheim Park Place Inn, LTD., L.P.	Year Built / Renovated:	1987 / 2016
Borrower Sponsors(1):	Various	Occupancy / ADR / RevPAR:	83.0% / $311.88 / $258.92
Interest Rate:	5.93000%	Occupancy / ADR / RevPAR Date:	3/31/2026
Note Date:	5/14/2026	4th Most Recent NOI (As of):	$9,813,766 (12/31/2023)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$10,242,900 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,191,708 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$10,454,936 (TTM 3/31/2026)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	83.0% / $311.88 / $258.92
Amortization Type:	Interest Only	UW Revenues:	$19,683,706
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$9,395,934
Lockbox / Cash Management:	Springing	UW NOI:	$10,287,771
Additional Debt:	No	UW NCF:	$9,500,423
Additional Debt Balance:	N/A	Appraised Value / Per Room(4):	$107,700,000 / $543,939
Additional Debt Type:	N/A	Appraisal Date:	4/9/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$116,162
Taxes:	$83,175	$27,725	N/A	Maturity Date Loan / Room:	$116,162
Insurance:	$38,967	$12,989	N/A	Cut-off Date LTV:	21.4%
FF&E Reserve(2):	$98,418	$49,209	N/A	Maturity Date LTV:	21.4%
Insurance Premium				UW NCF DSCR:	6.87x
Financing Funds Reserve:	$49,436	$0	N/A	UW NOI Debt Yield:	44.7%
PIP Reserve(3):	$0	Springing(3)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	100.0%	Partnership Buyout(5)	$11,884,068	51.7%
			Loan Payoff	10,363,836	45.1
			Closing Costs	482,100	2.1
			Upfront Reserves	269,996	1.2
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

(1)	The Borrower Sponsors include: Whittier Trust Company, as trustee of the Robert Stovall Children’s Trust FBO Alison Stovall Hicks, Whittier Trust Company, as trustee of the Robert Stovall Children’s Trust FBO Diane Stovall, Whittier Trust Company, as trustee of the Robert Stovall Children’s Trust FBO Joan Stovall, Whittier Trust Company, as trustee of the Robert Stovall Family Exempt Trust FBO Alison Stovall Hicks, Whittier Trust Company, as trustee of the Robert Stovall Family Exempt Trust FBO Diane Stovall, Whittier Trust Company, as trustee of the Robert Stovall Family Exempt Trust FBO Joan Stovall, Whittier Trust Company, as trustee of the Robert Stovall Family Non-Exempt Trust FBO Alison Stovall Hicks, Whittier Trust Company, as trustee of the Robert Stovall Family Non-Exempt Trust FBO Diane Stovall, Whittier Trust Company, as trustee of the Robert Stovall Family Non-Exempt Trust FBO Joan Stovall, Tina Stovall Luis and James Scott Stovall, as co-trustees of the James A. Stovall Irrevocable Trust, established December 27, 2012, Tina Stovall Luis and James Scott Stovall, as co-trustees of the Barbara N. Stovall Irrevocable Trust, established December 27, 2012 and Barbara N. Stovall, as trustee of The James A. Stovall Family Trust dated April 16, 1984. Certain of the Borrower Sponsors are also Borrower Sponsors of the Best Western Plus Park Place Inn & Mini Suites – Disneyland Mortgage Loan.
(2)	The Monthly FF&E Reserve deposit amount is required to be the greatest of (i) 1/12th of three percent of the amount set forth in the line item entitled “total revenue” as set forth in the applicable annual operating statement for the Best Western Plus Park Place Inn & Mini Suites Property (as defined below) with respect to the preceding year delivered to the lender, (ii) the amount of the deposit required by the franchisor on account of movable furniture, furnishings, fixtures, or equipment and other items of tangible personal property (“FF&E”) under the franchise agreement (if any) and (iii) $49,209. The amount of the monthly reserve will be adjusted by the lender in January of each calendar year.
(3)	Pursuant to the Best Western Plus Park Place Inn & Mini Suites Mortgage Loan (as defined below) documents, at any time, any replacements and/or alterations to the Best Western Plus Park Place Inn & Mini Suites Property as may be required by the franchisor to be completed from time to time (“PIP Work”) is required by the franchisor under the related franchise agreement, within 60 days after receipt of notice from the franchisor with respect to such PIP Work, the borrower is required to deposit an amount equal to 115% of the estimated costs to complete such additional PIP Work, as reasonably determined by the lender, provided, however, that if, at the conclusion of 60 day period, the borrower and franchisor are in active discussions to limit the scope of such PIP Work and both parties are diligently continuing to discuss such scope, such 60 day period is required to be extended for so long as such discussion are actively continuing but not to exceed an additional 60 days. The lender may reasonably reassess its estimate of the future cost of PIP Work from time to time, and after providing in writing to the borrower the basis for any increase, may require
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the borrower to (and borrower is required to) deposit additional PIP Reserve funds upon 60 days’ notice to the borrower in order to cause the amount of PIP Work reserve funds on deposit to equal 115% of the lender’s reasonably estimated future cost of new and remaining PIP Work. The failure of the borrower to timely make a PIP Work reserve deposit will not constitute an event of default hereunder; the lender agrees that the lender’s sole remedy with respect to such failure will be to cause the commencement of a cash trap event period.

(4)	The appraisal also concluded to a land value of $25,600,000, which reflects a loan-to-land value of 89.8%.
(5)	The Partnership Buyout reflects funds the borrower sponsors used from the subject mortgage loan transaction to buy out and acquire the membership equity interests of longstanding partners of the sponsorship, and to settle claims and petitions from disputes that occurred over the past several years.

The Loan. The Best Western Plus Park Place Inn & Mini Suites mortgage loan (the “Best Western Plus Park Place Inn & Mini Suites Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $23,000,000 and is secured by the borrower’s fee interest in a hospitality property located in Anaheim, California (the “Best Western Plus Park Place Inn & Mini Suites Property”). The Best Western Plus Park Place Inn & Mini Suites Mortgage Loan has a 5-year term that is interest only for its entire term and accrues at a fixed rate of 5.93000% per annum on an Actual/360 basis. The scheduled maturity date of the Best Western Plus Park Place Inn & Mini Suites Mortgage Loan is June 6, 2031.

The Property. The Best Western Plus Park Place Inn & Mini Suites Property is a 3-story, 198-key limited-service hotel built in 1987, renovated in 2016, and situated directly across from Disneyland Resort Anaheim California’s (the “Disneyland Resort”) main entrance. The site is situated less than a mile south from Interstate-5, one of the primary interstates along the west coast. The Best Western Plus Park Place Inn & Mini Suites Property is located 14 miles north of John Wayne Airport and 23 miles east of Long Beach Airport.

The Best Western Plus Park Place Inn & Mini Suites Property has 198 guestrooms including rooms with king, double queen, and junior suite room configurations. Each guestroom includes a flat-screen television with cable/satellite, hairdryer, microwave, mini-refrigerator, ironing board, coffee/tea maker and air conditioning. According to the zoning report, the Best Western Plus Park Place Inn & Mini Suites Property has 137 on-site surface parking spaces, resulting in a parking ratio of 0.7 spaces per room. Additionally, the Best Western Plus Park Place Inn & Mini Suites Property features a sundry shop, complimentary breakfast room, outdoor pool and hot tub, and guest laundry. The Best Western Plus Park Place Inn & Mini Suites Property includes an adjacent 6,200 square foot freestanding restaurant building. The space is leased to Paul D. Flowers and further subleased to Calaca Mamas, a southwest-style restaurant, with a lease expiration on June 30, 2029, with two, five-year renewal options remaining.

The Best Western Plus Park Place Inn & Mini Suites Property is affiliated with Best Western International, Inc. via a “membership agreement” instead of a franchise agreement, as is customary for Best Western flagged hotels. The membership agreement automatically renews annually and is generally only terminable if the owner fails to pay its annual membership fee or otherwise defaults under the membership agreement.

The following table presents certain information relating to the Best Western Plus Park Place Inn & Mini Suites Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Best Western Plus Park Place Inn & Mini Suites(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	85.7%	$233.93	$200.51	86.9%	$232.43	$202.00	101.4%	99.4%	100.7%
2023	86.2%	$248.44	$214.03	85.5%	$283.91	$242.65	99.2%	114.3%	113.4%
2024	87.0%	$245.99	$213.91	81.1%	$311.61	$252.61	93.2%	126.7%	118.1%
2025	84.9%	$241.83	$205.21	82.7%	$310.78	$257.15	97.5%	128.5%	125.3%
TTM(3)	85.0%	$247.24	$210.13	83.0%	$313.20	$260.01	97.7%	126.7%	123.7%
(1)	Data provided by a third-party market research report. The competitive set includes Fairfield by Marriott Anaheim Resort, Grand Legacy At The Park, Courtyard Anaheim Theme Park Entrance, Holiday Inn Anaheim Express & Suites Resort Area, Best Western Plus Anaheim Inn, element Anaheim Resort Convention Center, Howard Johnson by Wyndham Anaheim Hotel and Water Playground, and Tropicana Inn & Suites.
(2)	The variances between underwriting, the appraisal and third-party market research report data with respect to Occupancy, ADR and RevPAR at the Best Western Plus Park Place Inn & Mini Suites Property are attributable to differing reporting methodologies and/or timing differences.
(3)	TTM represents the trailing 12-month period ending March 2026 for the competitive set and the subject property.

Environmental. According to the Phase I environmental assessment dated April 8, 2026, there was no evidence of any recognized environmental conditions at the Best Western Plus Park Place Inn & Mini Suites Property.

The Market. The Best Western Plus Park Place Inn & Mini Suites Property is strategically located directly across from the Disney Resort main pedestrian entrance on South Harbor Boulevard and less than a mile from Interstate 5, a primary west

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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coast highway that traverses California. Located in the city of Anaheim, home to the MLB’s Los Angeles Angels at Angel Stadium, the Best Western Plus Park Place Inn & Mini Suites Property is 27.8 miles east of Downtown Los Angeles and 94.6 miles north of Downtown San Diego.

According to a third-party market research provider, the Best Western Plus Park Place Inn & Mini Suites Property is located in the Disneyland Hospitality submarket. As of May 8, 2026, the submarket comprises approximately 21,330 hotel rooms spread across 96 properties. The submarket includes Disneyland Resort and the Anaheim Convention Center, which primarily drive domestic leisure, group, and corporate demand to lodging properties in the surrounding vicinity. Anaheim hotels are relatively larger than the national average of 89 rooms due to demand from Disneyland Resort and the Anaheim Convention Center, with the average hotel in the submarket comprised of approximately 222 rooms.

According to a third-party market report, as of April 2026, the Disneyland Hospitality submarket reported a twelve-month overall occupancy of 77.0%, ADR of $250.49 and RevPAR of $192.83. Twelve-month RevPAR in the submarket was up 4.8% year-over-year as of April 2026. About 496 total rooms are under construction, representing a market-wide inventory expansion of 2.3%. No sales transactions have been recorded since December 2024 in the Disneyland hospitality submarket.

Notable demand drivers in the market include Disneyland Resort (Disneyland Park & Disneyland California Adventure) located across the street from the Best Western Plus Park Place Inn & Mini Suites Property, that have experienced a total approximate combined annual attendance of 27.3 million. Regional demand is also supported by Downtown Disney District, which offers various shopping, dining, and entertainment options. Additionally, the Anaheim Convention Center, the largest convention center on the West Coast, features 1.8 million square feet of meeting and exhibition space, which generates corporate and group demand with events such as the Winter NAMM Show, Natural Products Expo West, and VidCon.

The following table presents certain information relating to the comparable hotel sales for the Best Western Plus Park Place Inn & Mini Suites Property:

Summary of Comparable Hotel Sales(1)
Property Name	Year Built	# of Rooms	Sale Date	Sale Price	Sale Price Per Room	Occupancy	RevPAR
AC Hotel San Diego	2021	147	Sep-25	$70,750,000	$481,293	80%	$262.45
Residence Inn Anaheim Resort/Convention Center	2016	294	Dec-24	$179,276,500	$609,784	86%	$239.44
Springhill Suites Anaheim Resort/Convention Center	2014	172	Dec-24	$123,963,500	$720,718	90%	$216.21
Residence Inn	1985	176	Mar-24	$68,000,000	$386,364	80%	$171.09
Hotel Solarena Newport Beach	1970	47	Dec-23	$19,000,000	$404,255	100%	NAV
Doubletree by Hilton Suites Anaheim Resort - Convention Center	2006	251	Jan-23	$77,497,800	$308,756	82%	$135.50
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 11 – Best Western Plus Park Place Inn & Mini Suites

The following table presents certain information relating to the submarket’s competing hotel supply for the Best Western Plus Park Place Inn & Mini Suites Property:

Summary of Competitive Supply(1)
Property Name/Location	Year Built	Number of Rooms	Chain Scale
Best Western Plus Park Place Inn & Mini Suites Property Anaheim, CA (subject)	1987	198	Upper Midscale
Fairfield Anaheim Resort Anaheim, CA	1988	467	Upper Midscale
Grand Legacy At The Park Anaheim, CA	1988	227	Upper Upscale
Courtyard Anaheim Theme Park Entrance Anaheim, CA	2015	220	Upscale
Holiday Inn Express & Suites Anaheim Resort Area Anaheim, CA	2016	100	Upper Midscale
Best Western Plus Anaheim Inn(2) Anaheim, CA	1983	88	Upper Midscale
element Anaheim Resort Convention Center Anaheim, CA	2021	174	Upscale
Howard Johnson by Wyndham Anaheim Hotel & Water Playground Anaheim, CA	1965	303	Economy
Tropicana Inn & Suites Anaheim, CA	1959	197	Upper Upscale
(1)	Source: Appraisal.
(2)	Owned by one or more of the borrower sponsors and their affiliates.

The following table presents certain information relating to the comparable restaurant rentals for the Best Western Plus Park Place Inn & Mini Suites Property:

Summary of Comparable Restaurant Rentals(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Lease Term (Years)	Lease Type
Best Western Plus Park Place Inn & Mini Suites Anaheim, CA	1987	6,200	6,200	Calaca Mamas	$23.36(2)	5.0(2)	NNN
A Retail-Strip Center Garden Grove, CA	1967	17,604	785 790	Mindy Doan Foot & Body	$24.00 $27.00	3.2 5.3	NNN
Pinnacle Plaza Anaheim, CA	1962	42,033	6,840	Retail	$21.96	5.0	NNN
Former Islands Restaurant Brea, CA	1978	7,833	7,833	The Fiery Crab	$36.00	15.0	NNN
North Tustin Plaza Orange, CA	1970	35,225	2,050	Hoots Wings	$31.20	5.0	NNN
Estrada’s Mexican Grill Garden Grove, CA	1977	5,600	5,600	Estrada’s Mexican Grill	$21.36	10.0	NNN
Restaurant Suite Anaheim, CA	1985	39,677	4,000	Yan Cao	$24.60	5.0	NNN
(1)	Source: Appraisal.
(2)	Based on third-party sublease agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 11 – Best Western Plus Park Place Inn & Mini Suites

The following table presents certain information relating to the operating history and underwritten cash flows of the Best Western Plus Park Place Inn & Mini Suites Mortgage Loan:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM 3/31/2026	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	84.3%	74.7%	82.9%	83.0%	83.0%
ADR	$288.97	$336.92	$309.02	$311.88	$311.88
RevPAR	$243.47	$251.62	$256.22	$258.92	$258.92
Room Revenue	$17,595,552	$18,234,232	$18,516,908	$18,711,939	$18,711,939	$94,505	95.1%
Other Departmental Revenue(3)	428,912	553,822	729,118	749,628	749,628	3,786	3.8
Other Income(4)	196,754	215,060	222,900	222,138	222,138	1,122	1.1
Total Revenue	$18,221,217	$19,003,113	$19,468,926	$19,683,706	$19,683,706	$99,413	100.0%
Room Expense	3,463,686	3,548,313	3,964,975	4,085,145	4,085,145	20,632	21.8
Gross Operating Income	$14,757,531	$15,454,800	$15,503,950	$15,598,560	$15,598,560	$78,781	79.2%
Total General Expenses	$4,943,766	$5,211,901	$5,312,242	$5,143,624	$5,310,789	$26,822	27.0%
Net Operating Income	$9,813,766	$10,242,900	$10,191,708	$10,454,936	$10,287,771	$51,958	52.3%
FF&E	0	0	0	0	787,348	$3,977	4.0
Net Cash Flow	$9,813,766	$10,242,900	$10,191,708	$10,454,936	$9,500,423	$47,982	48.3%
(1)	Per Room values are based on 198 rooms.
(2)	% of Total Revenue column represents percent of Total Revenue for revenue and expense lines and percent of Room Revenue for room expense.
(3)	Other Departmental Revenue includes guest parking income.
(4)	Other Income includes third-party restaurant sublease income, sundry shop, and miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 12 – 1505 East Warner Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,600,000	Title:	Fee
Cut-off Date Principal Balance:	$22,600,000	Property Type – Subtype:	Industrial - Warehouse
% of IPB:	3.6%	Net Rentable Area (SF):	224,792
Loan Purpose:	Refinance	Location:	Santa Ana, CA
Borrower:	Leed Warner Delaware, LLC	Year Built / Renovated:	1966 / 1985, 2001
Borrower Sponsors:	Stephen P. Abdo, Eleanor I. Leanse and Elizabeth A. Leanse Waybill	Occupancy:	100.0%
Interest Rate:	6.92200%	Occupancy Date:	5/1/2026
Note Date:	5/6/2026	4th Most Recent NOI (As of):	NAV
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$2,271,282 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,288,296 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,333,166 (TTM 2/28/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,318,693
Call Protection:	L(12),YM1(43),O(5)	UW Expenses:	$1,078,798
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,239,894
Additional Debt:	No	UW NCF:	$2,210,521
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$38,400,000 / $171
Additional Debt Type:	N/A	Appraisal Date:	3/25/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$101
Taxes:	$32,425	$16,213	N/A	Maturity Date Loan / SF:	$101
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	58.9%
Replacement Reserves:	$0	$1,873	N/A	Maturity Date LTV:	58.9%
TI / LC Reserves:	$1,617,000	$14,050	N/A	UW NCF DSCR:	1.39x
Immediate Repairs:	$929,500	$0	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,600,000	98.3%	Loan Payoff	$19,811,504	86.2%
Sponsor Equity	395,000	1.7	Upfront Reserves	2,578,925	11.2
			Closing Costs	604,571	2.6

Total Sources	$22,995,000	100.0%	Total Uses	$22,995,000	100.0%
(1)	On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 1505 East Warner Avenue Mortgage Loan documents. As of the origination date of the 1505 East Warner Avenue Mortgage Loan, such a blanket policy was in place.

The Loan. The 1505 East Warner Avenue mortgage loan (the “1505 East Warner Avenue Mortgage Loan”) has an original principal balance and Cut-off Date principal balance of $22,600,000 and is secured by the borrower’s fee interest in an industrial warehouse property totaling 224,792 square feet located in Santa Ana, California (the “1505 East Warner Avenue Property”). The 1505 East Warner Avenue Mortgage Loan has a 5-year term, is interest-only for the full term and accrues interest at a fixed rate of 6.92200% per annum on an Actual/360 basis.

The Property. The 1505 East Warner Avenue Property is a two-tenant, industrial warehouse totaling 224,792 square feet and is situated on an approximately 12-acre site in Santa Ana, California. The 1505 East Warner Avenue Property was originally constructed in 1966 utilizing tilt-up concrete construction and anodized aluminum frame windows/doors in the office portion. The 1505 East Warner Avenue Property was subsequently renovated in 1985 and 2001. The building configuration consists of a mix of warehouse, manufacturing, and office space designed to support industrial and government service uses. The site benefits from frontage along East Warner Avenue and East Saint Gertrude Place,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 12 – 1505 East Warner Avenue

providing multiple points of access for passenger vehicles and truck traffic. The 1505 East Warner Avenue Property is 100% leased to two long-standing tenants with established operating histories at the site. County of Orange has occupied the 1505 East Warner Avenue Property since 2001 and utilizes the site as a storage and logistics facility supporting countywide operations. Gold Coast Bakery occupies approximately 90,000 square feet and has been in continuous occupancy since 1993, operating a full-scale industrial bakery facility including industrial sized baking ovens, food prep facilities, special heaters, and automated assembly lines.

Major Tenants.

County of Orange (134,792 square feet; 60.0% of NRA; 57.9% of underwritten rent rated NR/AAA/AAA by Moody’s/Fitch/S&P): County of Orange has occupied the 1505 East Warner Avenue Property since 2001, establishing a tenancy of approximately 25 years. County of Orange leases 134,792 square feet, or approximately 60% of the 1505 East Warner Avenue Property's total rentable area, comprising roughly 46,444 square feet of office space and 88,348 square feet of warehouse and records storage. The tenant’s space serves as a centralized records, storage, IT processing, and distribution facility supporting multiple County departments across Orange County, reflecting a functional dependency on the location that underpins the tenant's long-term presence at the 1505 East Warner Avenue Property. County of Orange has the right to terminate its lease at any time after December 31, 2027, and prior to December 31, 2030, with at least 12 months’ written notice and payment of a termination fee. Additionally, per the borrower sponsors, approximately 29.3% of the County of Orange space (representing approximately 17.6% of the net rentable square footage at the 1505 East Warner Avenue Property) is currently considered dark, however, County of Orange is still paying its scheduled rent and is currently occupying the remainder of its space.

Gold Coast Bakery (90,000 square feet; 40.0% of NRA; 42.1% of underwritten rent): Gold Coast Bakery has occupied the 1505 East Warner Avenue Property since 1993, establishing a tenancy of approximately 33 years. The tenant leases 90,000 square feet, or approximately 40% of the 1505 East Warner Avenue Property's total rentable area, comprising roughly 2,700 square feet of office space and 87,300 square feet dedicated to industrial food production, freezer, storage, and shipping functions. The tenant’s space is heavily improved with tenant-installed baking and proofing systems, specialized heating and ventilation equipment, and heavy power infrastructure. There are no termination or extension options related to this lease.

Environmental. According to the Phase I environmental assessment dated April 9, 2026, there were no recognized environmental conditions at the 1505 East Warner Avenue Property.

Historical and Current Occupancy(1)
2023	2024	Current(2)
100.0%	100.0%	100.0%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of May 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 12 – 1505 East Warner Avenue

The following table presents certain information relating to the major tenants at the 1505 East Warner Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
County of Orange	NR / AAA / AAA	134,792	60.0%	$14.28	$1,924,836	57.9%	12/31/2030
Gold Coast Bakery	NR / NR / NR	90,000	40.0%	$15.55	$1,399,058	42.1%	12/31/2031

Total Occupied		224,792	100.0%	$14.79	$3,323,894	100.0%

Vacant Space		0	0.0

Total / Wtd. Avg.		224,792	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the tenant lease expirations of the 1505 East Warner Avenue Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2026	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	1	134,792	60.0	1,924,836	57.9	134,792	60.0%	1,924,836	57.9%
2031	1	90,000	40.0	1,399,058	42.1	224,792	100.0%	3,323,894	100.0%
2032	0	0	0.0	0	0.0	224,792	100.0%	3,323,894	100.0%
2033	0	0	0.0	0	0.0	224,792	100.0%	3,323,894	100.0%
2034	0	0	0.0	0	0.0	224,792	100.0%	3,323,894	100.0%
2035	0	0	0.0	0	0.0	224,792	100.0%	3,323,894	100.0%
2036	0	0	0.0	0	0.0	224,792	100.0%	3,323,894	100.0%
2037 & Beyond	0	0	0.0	0	0.0	224,792	100.0%	3,323,894	100.0%
Total	2	224,792	100.0%	$3,323,894	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 12 – 1505 East Warner Avenue

The following table presents certain information relating to the operating history and underwritten cash flows of the 1505 East Warner Avenue Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent	$3,188,112	$3,232,327	$3,285,974	$3,323,894	$14.79	95.1%
Rent Steps	0	0	0	48,967	0.22	1.4
Recovery Income	65,123	54,109	104,260	120,499	0.50	3.4
Gross Potential Rent	$3,253,236	$3,286,436	$3,390,235	$3,493,361	$15.54	100.0%
Vacancy and Concessions	0	0	0	(174,668)	(0.78)	(5.0)
Effective Gross Income	$3,253,236	$3,286,436	$3,390,235	$3,318,693	$14.76	95.0%
Total Expenses	981,953	998,140	1,057,069	1,078,798	4.80	32.5
Net Operating Income	$2,271,282	$2,288,296	$2,333,166	$2,239,894	$9.96	67.5%
Capital Expenditures	0	0	0	22,479	0.10	0.7
TI / LC	0	0	0	6,894	0.03	0.2
Net Cash Flow	$2,271,282	$2,288,296	$2,333,166	$2,210,521	$9.83	66.6%
(1)	TTM represents the trailing 12-month period ending February 28, 2026.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The 1505 East Warner Avenue Property is located in the city of Santa Ana in Orange County, California. The 1505 East Warner Avenue Property is situated within an established industrial corridor in the central portion of Orange County with access to major regional transportation routes, providing connectivity throughout Southern California. The 1505 East Warner Avenue Property is located within close proximity to key freeway systems serving the greater Los Angeles MSA, which supports distribution and industrial demand in the surrounding area.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the 1505 East Warner Avenue Property was 13,011, 255,330 and 647,027, respectively. According to the appraisal, the estimated 2025 median household income within the same radii was $95,075, $97,973 and $105,779, respectively.

According to the appraisal, the 1505 East Warner Avenue Property is situated in the Santa Ana industrial submarket. The Santa Ana industrial market contained approximately 36.0 million square feet of industrial space with a vacancy rate of 5.1% as of fourth quarter 2025. The broader Orange County industrial market contained approximately 304.8 million square feet with a vacancy rate of 6.3% over the same period. Average asking rents in the Santa Ana submarket were approximately $1.58 per square foot per month, compared to approximately $1.60 per square foot per month for the overall Orange County market.

Industrial market fundamentals reflect a supply-constrained environment, with approximately 112,500 square feet under construction in the Santa Ana submarket, representing 0.3% of existing inventory, and approximately 1.6 million square feet under construction across Orange County, representing 0.52% of inventory. Despite recent moderation in absorption, vacancy remains at stabilized levels relative to historical averages.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 12 – 1505 East Warner Avenue

The following table presents recent leasing data at comparable properties to the 1505 East Warner Avenue Property:

Competitive Industrial Rental Summary(1)
Property Name	Year Built / Renovated	Size (SF)	% Office	Clear Height	Tenant	Tenant Size (SF)	Rent PSF	Reimb.	Lease Date	Lease Term (Mos.)
1505 East Warner Avenue Santa Ana, CA	1966 / 1985, 2001	224,792(2)	21.0%	24’	County of Orange	134,792(2)	$14.28(2)	Triple Net(2)	Jan-16(2)	179(2)
2525 Pullman Street Santa Ana, CA	2002 / NAP	103,380	7.0%	24’	The Dot Printer	103,380	$15.00	Triple Net	Jul-26	65
15551 – 15561 Del Amo Avenue Tustin, CA	1976 / NAP	72,303	5.1%	27’	Dialed Holdings	72,200	$15.36	Triple Net	Nov-25	55
311 East Alton Avenue Santa Ana, CA	1973 / NAP	24,670	17.0%	20'	Brasstech	25,000	$14.40	Triple Net	Aug-25	NAV
1395 S Lyon Street Santa Ana, CA	1984 / NAP	99,361	3.0%	28’	Coast Composites	114,882	$18.00	Triple Net	Oct-24	90
601-605 W Dyer Road Santa Ana, CA	1973 / NAP	183,571	5.0%	26’	Shinoda Design Center	135,371	$18.60	Triple Net	May-23	60
(1)	Source: Appraisal, unless otherwise stated.
(2)	Information is based on the underwritten rent roll dated May 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 13 – Haimov Miami Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Various – Various
% of IPB:	3.2%	Net Rentable Area (SF):	77,455
Loan Purpose:	Refinance	Location:	Various, FL
Borrower:	Blue Sapphire 1956, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Igal Haimov and Janet Haimov	Occupancy:	85.9%
Interest Rate:	6.63000%	Occupancy Date:	4/15/2026
Note Date:	5/5/2026	4th Most Recent NOI (As of)(3):	$1,619,712 (12/31/2023)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(3):	$2,390,395 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$2,652,299 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(4)(5):	$2,682,920 (TTM Various)
Original Amortization Term:	None	UW Economic Occupancy:	84.8%
Amortization Type:	Interest Only	UW Revenues:	$4,739,750
Call Protection(2):	L(25),D(29),O(6)	UW Expenses:	$1,216,341
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$3,523,408
Additional Debt(1):	Yes	UW NCF:	$3,404,411
Additional Debt Balance(1):	$8,500,000	Appraised Value / Per SF:	$69,400,000 / $896
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/12/2026; 3/13/2026

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$368
Taxes:	$314,881	$44,983	N/A	Maturity Date Loan / SF:	$368
Insurance:	$69,044	$28,572	N/A	Cut-off Date LTV:	41.1%
Replacement Reserve:	$50,000	$3,462	N/A	Maturity Date LTV:	41.1%
TI/LC:	$750,000	$6,455	N/A	UW NCF DSCR:	1.78x
Deferred Maintenance:	$18,225	$0	N/A	UW NOI Debt Yield:	12.4%
Pura Vida Earnout Reserve:	$500,000	$0	N/A
Pura Vida Rent Reserve:	$129,823	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$28,500,000	100.0%	Loan Payoff	$24,138,815	84.7%
			Upfront Reserves	1,831,974	6.4
			Return of Equity	1,802,418	6.3
			Closing Costs(6)	726,793	2.6
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%
(1)	The Haimov Miami Portfolio Mortgage Loan (as defined below) is part of the Haimov Miami Portfolio Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $28,500,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Haimov Miami Portfolio Whole Loan.
(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of June 6, 2026. Defeasance of the Haimov Miami Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 5, 2029. The assumed lockout of 25 payments is based on the expected BBCMS 2026-5C42 securitization closing date in June 2026. The actual lockout period may be longer.
(3)	Historical financial information prior to the Most Recent NOI does not include operations from the Blue Sapphire property as the borrower sponsors acquired the Blue Sapphire property in February 2025.
(4)	Most Recent NOI represents operations from the trailing 12-month period ending February 28, 2026 for all of the Haimov Miami Portfolio Properties (as defined below) except for the Blue Sapphire property, which Most Recent NOI is as of the trailing 12-month period ending July 31, 2025.
(5)	The increase in UW NOI over Most Recent NOI is driven largely by 20 new leases signed between May 2025 and February 2026 accounting for approximately $1.0 million in underwritten base rent.
(6)	Closing Costs include a $350,000 interest rate buydown.

The Loan. The Haimov Miami Portfolio mortgage loan (the “Haimov Miami Portfolio Mortgage Loan”) is part of a whole loan (the “Haimov Miami Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $28,500,000. The Haimov Miami Portfolio Mortgage Loan is evidenced by the controlling Note A-1,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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which has an outstanding principal balance as of the Cut-off Date of $20,000,000. The Haimov Miami Portfolio Whole Loan is secured by a first lien mortgage on the borrower’s fee interests in six retail and/or office properties located in Miami and Miami Beach, Florida (the “Haimov Miami Portfolio Properties”). The Haimov Miami Portfolio Mortgage Loan has a five-year interest-only term and accrues interest at a rate of 6.63000% per annum on an Actual/360 basis. The scheduled maturity date of the Haimov Miami Portfolio Whole Loan is May 6, 2031.

The Haimov Miami Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C42 trust securitization. The relationship between the holders of notes evidencing the Haimov Miami Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Haimov Miami Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BBCMS 2026-5C42	Yes
A-2(1)	8,500,000	8,500,000	Starwood Mortgage Funding III LLC	No
Whole Loan	$28,500,000	$28,500,000
(1)	Expected to be contributed to a future securitization(s).

The Properties. The Haimov Miami Portfolio Properties are positioned across multiple infill locations along the West 41st Street and Alton Road corridors in Miami Beach, as well as the Northeast 1st Avenue and Northeast 1st Street corridor in Miami. These locations are urban commercial areas characterized by dense surrounding residential uses, strong daytime population and consistent retail foot traffic. The Haimov Miami Portfolio Properties benefit from frontage and visibility along primary arterials that serve as key east-west and north-south connectors across Miami Beach, and from proximity to Downtown Miami’s central business district. The surrounding areas are well-established mixed-use districts supported by strong demographics, tourism-driven demand and access to major roadways and public transit, providing connectivity to Greater Miami and the broader South Florida area. The borrower sponsors have a cost basis of approximately $33,630,000 in the Haimov Miami Portfolio Properties.

The following table presents certain information relating to the Haimov Miami Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of Appraised Value
744 West 41st Street	Miami Beach, FL	1945 / NAP	11,246	100.0%	$8,500,000	29.8%	$11,100,000	16.0%	$740,104	21.0%
39 NE 1st Avenue	Miami, FL	1910 / 2018	18,548	76.9%	5,500,000	19.3	13,300,000	19.2	919,207	26.1
Blue Sapphire	Miami Beach, FL	1938 / NAP	15,557	61.1%	5,000,000	17.5	14,000,000	20.2	448,322	12.7
524 West 41st Street	Miami Beach, FL	1963 / NAP	13,695	100.0%	3,500,000	12.3	11,800,000	17.0	573,810	16.3
33 NE 1st Street	Miami, FL	1925 / 2018	3,625	100.0%	3,000,000	10.5	5,750,000	8.3	319,327	9.1
820 West 41st Street	Miami Beach, FL	1972 / 2018	14,784	95.9%	3,000,000	10.5	13,450,000	19.4	522,638	14.8
Total / Wtd. Avg.			77,455	85.9%	$28,500,000	100.0%	$69,400,000	100.0%	$3,523,408	100.0%
(1)	Occ. % is based on the underwritten rent roll dated April 15, 2026.
(2)	Provided no event of default or sweep event period shall have occurred and at any time after the earlier to occur of (x) two years after the closing date of the securitization holding the last note and (y) three years after the note date, the borrower may partially defease the Haimov Miami Portfolio whole loan and obtain the release of one or more of the Blue Sapphire and/or the 33 NE 1st Street mortgaged properties only subject to, among other conditions, the following: (i) partial defeasance equal to the greatest of (a) 125% of the allocated loan amount with respect to such individual property, (b) an amount that results in the DSCR of the remaining mortgaged properties being not less than 1.78x, (c) an amount that results in the LTV of the remaining mortgaged properties being not greater than 41.1%, (d) an amount that results in the debt yield of the remaining mortgaged properties being not less than 12.4% and (e) if after giving effect to the release of such individual property, the ratio of the unpaid principal balance of the whole loan to the value of the remaining mortgaged properties being greater than 125%, an amount that would satisfy customary REMIC requirements and (ii) satisfaction of any other customary REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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744 West 41st Street. The 744 West 41st Street property is an 11,246 square foot single-story retail property 100% occupied as of April 15, 2026 by six retail tenants. The borrower sponsors purchased the 744 West 41st Street property in December 2020 for $5,500,000. The 744 West 41st Street property features frontage along a primary retail corridor with high exposure and proximity to dense residential neighborhoods. The surrounding area supports a mix of local and regional retail, service-oriented tenants, and food and beverage uses, driven by local traffic and tourism-related demand. The borrower expects the 744 West 41st Street property to be leased to Pura Vida, an American fast-casual café and lifestyle brand founded in 2012 in Miami Beach. Pura Vida occupies 2,291 square feet (20.4% property NRA) under a 10-year lease through January 8, 2036 and is scheduled to pay approximately $85 per square foot. The tenant is currently completing its build-out and is expected to be open by the third quarter of 2026. The Haimov Miami Portfolio Whole Loan is structured with a $500,000 Pura Vida Earnout Reserve to be released on or after February 1, 2027, upon the lender’s receipt of satisfactory evidence (including, without limitation, a satisfactory tenant estoppel) confirming that the tenant is in occupancy, open for business and paying full unabated rent.

39 NE 1st Avenue. The 39 NE 1st Avenue property is a two-story and five-story, 18,548 square foot retail and office property which is 76.9% occupied as of April 15, 2026. The 39 NE 1st Avenue property is located in Downtown Miami, proximate to the central business district and dense residential and office development. The borrower sponsors purchased the 39 NE 1st Avenue property in 2007 for $3,180,000. The 39 NE 1st Avenue property is located in an urban infill location with walkable access to transit connectivity, employment centers and surrounding mixed-use development. The location supports demand from a mix of service-oriented retail, food and beverage, and office users serving the local daytime population and growing residential base. The 39 NE 1st Avenue property is leased to six tenants across street-level retail and upper-floor office space, including by K & G Jewelry and Greenpost.

Blue Sapphire. The Blue Sapphire property is comprised of 15,557 square feet across three adjacent small-format retail assets along the Alton Road and West 41st Street corridors in Miami Beach. The borrower sponsors purchased the Blue Sapphire property in February 2025 for $12,500,000. The Blue Sapphire property is currently 61.1% occupied as of April 15, 2026 and was acquired by the borrower sponsors with potential redevelopment considered. The borrower sponsors also own adjacent buildings surrounding the Blue Sapphire property. The release of the Blue Sapphire property will be permitted under the Haimov Miami Portfolio Whole Loan (subject to the satisfaction of certain release conditions as further described in “Partial Release” below). The Blue Sapphire property is currently tenanted by Otoro, a full-service kosher sushi restaurant concept. The tenant occupies 3,369 square feet and pays approximately $64.11 per square foot in base rent.

524 West 41st Street. The 524 West 41st Street property is a three-story, 13,695 square foot retail and office property 100% occupied as of April 15, 2026 by five tenants located along the 41st Street commercial corridor in Miami Beach, Florida. The borrower sponsors purchased the 524 West 41st Street property in April 2001 for $2,000,000. The 524 West 41st Street property offers prominent street frontage along a primary east-west arterial connecting the beach to Alton Road and I-95. The surrounding area is characterized by dense residential uses, neighborhood-serving retail, and tourism-driven foot traffic. The 524 West 41st Street property is tenanted by Chicken Kitchen, a fast-casual restaurant concept with multiple South Florida locations. The tenant occupies 1,895 square feet (13.8% of property NRA) under a lease in place through September 2032 and pays approximately $49.51 per square foot.

33 NE 1st Street. The 33 NE 1st Street property is a 3,625 square foot single-story retail property 100% occupied by Haimov Jewelers, an affiliate of the borrower sponsors. The 33 NE 1st Street property is located in Downtown Miami near the NE 1st Avenue corridor, directly across from the historic Seybold Building. The borrower sponsors acquired the 33 NE 1st Street property in 1999 for $1,020,000. The 33 NE 1st Street property is in a walkable, urban location supported by nearby office, residential and hospitality uses. The surrounding area is characterized by pedestrian activity and proximity to major transit routes, supporting neighborhood-serving and service retail demand. The borrower sponsors provided a personal guaranty for the tenant’s lease obligations.

820 West 41st Street. The 820 West 41st Street property is a three-story, 14,784 square foot small-suite office property located along the West 41st Street corridor in Miami Beach. The 820 West 41st Street property was purchased by the borrower sponsors in October of 2021 for $8,050,000. The 820 West 41st Street property is in an infill location within an established commercial district, with proximity to neighborhood retail amenities and major transportation routes. The 820 West 41st Street property is positioned to serve small professional, medical or service-oriented office users seeking centrally located space in Miami Beach.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Major Tenants. The three largest tenants based on NRA are Fiserv Solutions LLC (“Fiserv”), M1 Minyan Inc (“M1 Minyan”) and Fast Office.

Fiserv (4,600 square feet; 5.9% of portfolio NRA; 6.3% of portfolio underwritten base rent). Fiserv is a financial technology company that provides banking, payments and commerce solutions to financial institutions, businesses and consumers. Fiserv offers services including payment processing, digital banking, loan origination, real estate lending software and data analytics solutions. Fiserv was originally founded in 1984 and is headquartered in Milwaukee, Wisconsin. Fiserv has been a tenant at the 524 West 41st Street property since 2022, most recently renewed in 2025 and has a current lease expiration date in November 2027. Fiserv has no renewal or termination options.

M1 Minyan (4,600 square feet; 5.9% of portfolio NRA; 4.0% of portfolio underwritten base rent). M1 Minyan is a nonprofit religious organization that operates the GoDaven platform, a global database of Orthodox Jewish prayer groups (“minyanim”) designed to help individuals locate communal prayer services worldwide. The organization provides searchable and regularly updated minyan information to support religious engagement and community connectivity. M1 Minyan is headquartered at the 524 West 41st Street property. M1 Minyan has been at the 524 West 41st Street property since 2010, has renewed three times, most recently in 2023, and has a current lease expiration date in November 2026. M1 Minyan has no renewal or termination options.

Fast Office (4,300 square feet; 5.6% of portfolio NRA; 4.0% of portfolio underwritten base rent). Fast Office is a commercial real estate technology and visualization company. The company provides interactive space planning, visualization and cost-estimating tools. Fast Office has been a tenant at the 39 NE 1st Avenue property since 2024 and has a current lease expiration in September 2029. Fast Office has no renewal or termination options.

The following table presents certain information relating to the major tenants based on NRA (of which, certain tenants may have co-tenancy provisions) at the Haimov Miami Portfolio Properties:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Fiserv	NR / NR / NR	4,600	5.9%	$58.70	$270,000	6.3%	11/30/2027
M1 Minyan	NR / NR / NR	4,600	5.9	$36.78	169,200	4.0	11/30/2026
Fast Office	NR / NR / NR	4,300	5.6	$40.00	171,990	4.0	9/30/2029
Calogero Inc	NR / NR / NR	3,694	4.8	$68.16	251,783	5.9	6/1/2028
Super Y Academy	NR / NR / NR	3,652	4.7	$49.29	180,000	4.2	4/30/2031
Haimov Jewelers LLC(3)	NR / NR / NR	3,625	4.7	$95.17	345,000	8.1	3/31/2039
Otoro(3)	NR / NR / NR	3,369	4.3	$64.11	216,000	5.1	3/31/2039
Greenpost(4)	NR / NR / NR	2,943	3.8	$69.62	204,900	4.8	1/9/2029
K & G Jewelry	NR / NR / NR	2,842	3.7	$115.35	327,818	7.7	10/23/2028
Torah Treasure	NR / NR / NR	2,500	3.2	$50.40	126,000	3.0	2/28/2031
Top Ten Tenants		36,125	46.6%	$62.64	$2,262,692	53.1%

Non Top Ten Tenants		30,393	39.2%	$65.81	$2,000,290	46.9%

Occupied Collateral Total / Wtd. Avg.		66,518	85.9%	$64.09	$4,262,981	100.0%

Vacant Space		10,937	14.1%

Collateral Total		77,455	100.0%

(1)	Based on the underwritten rent roll dated April 15, 2026 with rent steps totaling $60,644 through July 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Haimov Jewelers LLC and Otoro are affiliated with the borrower sponsors (each an “Affiliate Lease”). Any default under an Affiliate Lease or an amendment, modification or termination of an Affiliate Lease, without the lender’s prior written consent, will be an event of default under the Haimov Miami Portfolio Whole Loan. Further, the Haimov Miami Portfolio Whole Loan will become fully recourse to the borrower and the borrower sponsors if there is a default under an Affiliate Lease or there is an amendment, modification or termination of an Affiliate Lease, without the lender’s prior written consent.
(4)	Greenpost may terminate its lease at any time with three months’ written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the major tenants based on NRA (of which, certain tenants may have co-tenancy provisions) at the Haimov Miami Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	10,937	14.1%	NAP	NA	P	10,937	14.1%	NAP	NAP
2026 & MTM	13	6,830	8.8	$529,140	12.4%		17,767	22.9%	$529,140	12.4%
2027	26	11,686	15.1	981,690	23.0		29,453	38.0%	$1,510,830	35.4%
2028	3	7,436	9.6	623,402	14.6		36,889	47.6%	$2,134,231	50.1%
2029	4	10,820	14.0	553,200	13.0		47,709	61.6%	$2,687,431	63.0%
2030	0	0	0.0	0	0.0		47,709	61.6%	$2,687,431	63.0%
2031	3	7,327	9.5	402,000	9.4		55,036	71.1%	$3,089,431	72.5%
2032	1	1,895	2.4	93,815	2.2		56,931	73.5%	$3,183,246	74.7%
2033	0	0	0.0	0	0.0		56,931	73.5%	$3,183,246	74.7%
2034	0	0	0.0	0	0.0		56,931	73.5%	$3,183,246	74.7%
2035	0	0	0.0	0	0.0		56,931	73.5%	$3,183,246	74.7%
2036	1	2,291	3.0	194,735	4.6		59,222	76.5%	$3,377,981	79.2%
2037 & Beyond(3)	4	18,233	23.5	885,000	20.8		77,455	100.0%	$4,262,981	100.0%
Total	55	77,455	100.0%	$4,262,981	100.0%
(1)	Based on the underwritten rent roll dated April 15, 2026 with rent steps totaling $60,644 through July 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Includes 8,694 square feet of common areas within the 820 West 41st Street property.

Environmental. According to the Phase I environmental assessments dated March 18, 2026, there was no evidence of any recognized environmental conditions at the Haimov Miami Portfolio Properties.

Historical and Current Occupancy(1)
	2023	2024	2025	Current(2)
744 West 41st Street	100.0%	100.0%	85.0%	100.0%
39 NE 1st Avenue	35.7%	59.4%	76.9%	76.9%
Blue Sapphire(3)	NAV	NAV	NAV	61.1%
524 West 41st Street	66.7%	71.4%	100.0%	100.0%
33 NE 1st Street	100.0%	100.0%	100.0%	100.0%
820 West 41st Street	82.9%	70.7%	71.1%	95.9%
Total/Wtd. Avg.	67.0%	75.1%	85.5%	85.9%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of April 15, 2026.
(3)	Historical occupancy prior to the Current occupancy excludes the Blue Sapphire property, as it was acquired by the borrower sponsors in February 2025.

The Market. The 744 West 41st Street, 524 West 41st Street, 820 West 41st Street and Blue Sapphire properties are located in Miami Beach, Florida. Miami Beach is a coastal resort city on the barrier islands between the Atlantic Ocean and Biscayne Bay. Miami Beach is divided into three main neighborhoods: North Beach, Mid Beach, and South Beach. Main highways serving the city include I-195, and state routes A1A, 907 and 934. Public transportation is available in the immediate area by Miami-Dade Transit, with bus stops on 41st Street and Alton Road. The 744 West 41st Street, 524 West 41st Street and Blue Sapphire properties are located in northern Miami Beach, approximately one mile northeast of I-195 and four miles east of U.S. Route 1. Retail uses in the area include Dunkin', Starbucks, Publix Super Market, Triton Supermarket and CVS. Office uses consist of TaxReturn4You LLC, Happy Tax, Streamline Bookkeeping Service, Emergency Expedited Passport and Miami Beach Public Works Department. Residential uses in the immediate area are single-family, and multifamily properties, including Montego Apartments, Marble Terrace Apartments, Riverview Miami Beach Apartments, Tower 41 and King Richard's Apartments. Mount Sinai Medical Center is approximately one mile west

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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of the 744 West 41st Street, 524 West 41st Street and Blue Sapphire properties. Additionally, the City of Miami Beach has a revitalization project planned for the 41st Street Corridor. The project includes a new streetscape design aimed at improving pedestrian walkability through new branded pavement, expanding shade tree canopy and other landscaping. The 41st Street Corridor revitalization project is part of the city’s overall G.O. Bond program. The total project budget is approximately $15 million, which has been subdivided into two tranches. The project scope will be implemented along 41st Street from Alton Road to Pine Tree Drive and extends along the other side street from 40th Street to 42nd Street. Construction is expected to begin spring 2026 and is scheduled to take approximately two years.

The 39 NE 1st Avenue and 33 NE 1st Street properties are located approximately a half mile west of U.S. Route 1 and one mile east of I-95. Retail uses in the area include NCF Florida Corporation, OTP Jewelry, Maslov Beads, Tipsy Flamingo Cocktail Bar and Yaffa & Sons Jewelry. Office uses consist of Miami-Dade County Office of the Inspector General, Quebec Government Office in Miami, United States State Department, IRS Taxpayer Assistance Center and Stephen P. Clark Government Center. Residential uses in the immediate area are multifamily properties, including The Congress Building Apartments in Miami, Grand Station, Monarc at Met Apartments, Muze at Met Apartments and Flow Miami Apartments. The 39 NE 1st Avenue and 33 NE 1st Street properties are in close proximity to the historic Seybold Building, a landmark that is recognized as Florida’s premier jewelry center and the second largest diamond and jewelry building in the United States, housing over 300 jewelers.

The following table presents certain demographic information relating to the Haimov Miami Portfolio Properties:

Demographic Summary(1)
Property Name	Location	2024 1-mile Population	2024 3-mile Population	2024 5-mile Population	2024 1-mile Average Household Income	2024 3-mile Average Household Income	2024 5-mile Average Household Income
744 West 41st Street	Miami Beach, FL	11,165	71,372	243,021	$219,052	$165,824	$143,357
39 NE 1st Avenue	Miami, FL	83,679	261,260	503,897	$153,418	$124,134	$118,692
Blue Sapphire	Miami Beach, FL	10,447	70,888	275,107	$230,751	$170,062	$145,325
524 West 41st Street	Miami Beach, FL	11,103	70,799	231,124	$217,789	$165,578	$144,692
33 NE 1st Street	Miami, FL	85,544	265,660	507,295	$151,025	$123,274	$118,530
820 West 41st Street	Miami Beach, FL	11,103	70,799	231,124	$217,789	$165,578	$144,692
(1)	Source: Appraisals.

The following table presents certain market information relating to the Haimov Miami Portfolio Properties:

Market Summary(1)
Property Name	Market	Average Market Rent PSF	Average Market Vacancy	Submarket	Average Submarket Rent PSF	Average Submarket Vacancy
744 West 41st Street	South Florida Retail	$35.63	3.4%	Miami Beach Retail	$80.93	5.6%
39 NE 1st Avenue	South Florida Office South Florida Retail	$49.48 $35.63	9.3% 3.4%	Downtown Miami Office Downtown Miami Retail	$60.80 $47.40	15.0% 5.2%
Blue Sapphire	South Florida Retail	$35.63	3.4%	Miami Beach Retail	$80.93	5.6%
524 West 41st Street	South Florida Office South Florida Retail	$49.48 $35.63	9.3% 3.4%	Miami Beach Office Miami Beach Retail	$68.20 $80.93	9.5% 5.6%
33 NE 1st Street	South Florida Retail	$35.63	3.4%	Downtown Miami Retail	$47.40	5.2%
820 West 41st Street	South Florida Office	$49.48	9.3%	Miami Beach Office	$68.20	9.5%
(1)	Source: Appraisals as of the fourth quarter of 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the appraisal’s market rent conclusions for the Haimov Miami Portfolio Properties:

Market Rent Summary(1)
Property	Type	Property SF	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	Lease Type
744 West 41st Street	Retail End Cap	8,955 2,291	$65.00 $85.00	10 10	3% per annum 3% per annum	Net Net
39 NE 1st Avenue	Office Retail	12,163 6,385	$55.00 $100.00	5 5	3% per annum 3% per annum	Continue Prior Continue Prior
Blue Sapphire	Retail End Cap	12,188 3,369	$65.00 $85.00	10 10	3% per annum 3% per annum	Net Net
524 West 41st Street	Retail Office	4,395 9,300	$65.00 $60.00	10 3	3% per annum 3% per annum	Net Net
33 NE 1st Street	Retail	3,625	$100.00	5	3% per annum	Continue Prior
820 West 41st Street	Office Fourth Floor Office Third Floor Office Second Floor	5,228 5,228 5,228	$70.00 $65.00 $60.00	10 7 5	3% per annum 3% per annum 3% per annum	Continue Prior Continue Prior Continue Prior

(1)	Source: Appraisals.

The following table presents certain information with respect to the historical operating history and underwritten cash flows of the Haimov Miami Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2023(1)	2024(1)	2025(1)	TTM(1)(2)	Underwritten(3)	PSF	%(4)
Base Rent	$2,402,035	$3,054,647	$3,360,051	$3,338,038	$4,202,337	$54.26	75.2%
Rent Steps	0	0	0	0	60,644	0.78	1.1
Vacant Income	0	0	0	0	689,045	8.90	12.3
Reimbursements	0	0	0	334,260	639,039	8.25	11.4
Net Rental Income	$2,402,035	$3,054,647	$3,360,051	$3,672,299	$5,591,065	$72.18	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(851,315)	(10.99)	(15.2)
Other Income	0	1,384	1,144	990	0	0.00	0.0
Effective Gross Income	$2,402,035	$3,056,031	$3,361,194	$3,673,288	$4,739,750	$61.19	84.8%

Real Estate Taxes	391,207	365,456	373,837	536,776	518,764	6.70	10.9
Insurance	206,283	139,869	101,033	162,929	342,862	4.43	7.2
Other Expenses(5)	184,832	160,310	234,026	290,663	354,716	4.58	7.5
Total Expenses	$782,323	$665,636	$708,896	$990,369	$1,216,341	$15.70	25.7%

Net Operating Income	$1,619,712	$2,390,395	$2,652,299	$2,682,920	$3,523,408	$45.49	74.3%

CapEx/RR	0	0	0	0	41,542	0.54	0.9
TI/LC	0	0	0	0	77,455	1.00	1.6
Net Cash Flow	$1,619,712	$2,390,395	$2,652,299	$2,682,920	$3,404,411	$43.95	71.8%
(1)	Historical financial information prior to the Most Recent NOI does not include operations from the Blue Sapphire property as the borrower sponsors acquired the Blue Sapphire property in February 2025.
(2)	Most Recent Net Operating Income represents operations from the trailing 12-month period ending February 28, 2026 for all of the Haimov Miami Portfolio Properties except for the Blue Sapphire property, which TTM Net Operating Income is as of the trailing 12-month period ending July 31, 2025.
(3)	The increase in Underwritten Net Operating Income over TTM Net Operating Income is driven largely by 20 new leases signed between May 2025 and February 2026 accounting for approximately $1.0 million in underwritten base rent.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Other Expenses include management fees, utilities, common area maintenance and administrative fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 14 – Hunter Portfolio Tranche 2

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$16,700,000	Title:	Fee
Cut-off Date Principal Balance(1):	$16,700,000	Property Type – Subtype(2):	Multifamily – Various
% of IPB:	2.6%	Net Rentable Area (Units):	1,024
Loan Purpose:	Refinance	Location(2):	Various
Borrowers:	Hunter Towne Properties LLC, Hunter Uptowne Properties LLC and Hunter Beau Bluffs LLC	Year Built / Renovated(2):	Various / Various
Borrower Sponsors:	Samuel Okner, Atied Associates, LLC and Debra J. Okner Real Estate Trust	Occupancy:	89.9%
Interest Rate:	6.93600%	Occupancy Date:	3/26/2026
Note Date:	4/17/2026	4th Most Recent NOI (As of):	NAV
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$4,816,425 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,619,623 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,657,985 (TTM 12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	83.4%
Amortization Type:	Interest Only	UW Revenues:	$11,186,751
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$6,424,735
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,762,016
Additional Debt(1):	Yes	UW NCF:	$4,454,816
Additional Debt Balance(1):	$27,000,000	Appraised Value / Per Unit(2):	$89,735,000 / $87,632
Additional Debt Type(1):	Pari Passu	Appraisal Date(2):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$42,676
Taxes(3):	$0	$350,000	N/A	Maturity Date Loan / Unit:	$42,676
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	48.7%
Replacement Reserve:	$0	$25,600	N/A	Maturity Date LTV:	48.7%
Radon Mitigation:	$11,100	$0	N/A	UW NCF DSCR:	1.45x
Immediate Repairs:	$95,082	$0	N/A	UW NOI Debt Yield:	10.9%
Other Reserves(5):	$1,000,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$43,700,000	96.2%	Loan Payoff	$43,581,852	96.0%
Sponsor Equity	1,716,257	3.8	Upfront Reserves	1,106,182	2.4
			Closing Costs	728,223	1.6
Total Sources	$45,416,257	100.0%	Total Uses	$45,416,257	100.0%
(1)	The Hunter Portfolio Tranche 2 Mortgage Loan (as defined below) is part of the Hunter Portfolio Tranche 2 Whole Loan (as defined below) evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $43,700,000. Financial Information presented in the chart above is based on the Hunter Portfolio Tranche 2 Whole Loan.
(2)	See the “The Properties” section and the “Portfolio Summary” chart below.
(3)	The monthly tax reserve will be in the amount of (i) $350,000 for the first three monthly payments dates and (ii) 1/12th of the taxes the lender estimates will be payable during the following 12 months for each payment date thereafter, which is estimated to equal $123,843.80.
(4)	In the event that the blanket policy is not acceptable to the lender, on a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments
(5)	Other Reserves consist of (i) an upfront reserve of $1,000,000 for roof repairs and (ii) a springing monthly lease sweep reserve. On a monthly basis during the continuance of a lease sweep deposit period as set forth in the Hunter Portfolio Tranche 2 Mortgage Loan documents, the borrowers are required to escrow approximately $50,000, which would be held by the lender as additional collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 14 – Hunter Portfolio Tranche 2

The Loan. The Hunter Portfolio Tranche 2 mortgage loan (the “Hunter Portfolio Tranche 2 Mortgage Loan”) is part of a whole loan (the “Hunter Portfolio Tranche 2 Whole Loan”) which comprises two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $43,700,000. The Hunter Portfolio Tranche 2 Whole Loan is secured by the borrowers’ fee interest in four multifamily properties located in Michigan and Indiana (the “Towne Square Property”, the “Uptowne Property”, the “Beau Jardin Property” and the “The Bluffs Property” and together, the “Hunter Portfolio Tranche 2 Properties”). The Hunter Portfolio Tranche 2 Whole Loan accrues interest at a fixed rate of 6.93600% per annum on an Actual/360 basis, has a five-year term and is interest-only for the entire term.

The Properties. The Hunter Portfolio Tranche 2 Properties are composed of four multifamily properties totaling 1,024 units. Each Hunter Portfolio Tranche 2 Property is located within three miles of a major university. Two of the Hunter Portfolio Tranche 2 Properties, the Towne Square Property and the Uptowne Property, operate as traditional multifamily properties, and the remaining two properties, the Beau Jardin Property and The Bluffs Property, operate as student housing properties. All units of the Hunter Portfolio Tranche 2 Properties are leased unfurnished for 12-month lease terms. The borrower sponsor acquired the Hunter Portfolio Tranche 2 Properties between 2007 and 2021 for approximately $59.1 million. As of March 26, 2026, the Hunter Portfolio Tranche 2 Properties had an overall occupancy rate of 89.9%.

The Hunter Portfolio Tranche 2 Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance as of the Cut-off Date of $16,700,000. The Hunter Portfolio Tranche 2 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C41 securitization trust. The relationship between the holders of the Hunter Portfolio Tranche 2 Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Hunter Portfolio Tranche 2 Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,000,000	$27,000,000	BBCMS 2026-5C41	Yes
A-2	$16,700,000	$16,700,000	BBCMS 2026-5C42	No
Total	$43,700,000	$43,700,000

The following table presents certain information relating to the Hunter Portfolio Tranche 2 Properties:

Portfolio Summary
Property Name	Location(1)	Year Built(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA(3)	Appraised Value(1)(4)	% of Appraised Value(1)(4)	UW NOI	% of UW NOI
Towne Square	Lansing, MI	1971	532	81.2%	$23,000,000	52.6%	$47,025,000	52.4%	$2,156,408	45.3%
Beau Jardin	West Lafayette, IN	1967	252	99.2%	$12,495,000	28.6%	$24,810,000	27.6%	$1,520,777	31.9%
The Bluffs	Lafayette, IN	1982	181	99.4%	$4,715,000	10.8%	$11,150,000	12.4%	$643,674	13.5%
Uptowne	East Lansing, MI	1970	59	100.0%	$3,490,000	8.0%	$6,750,000	7.5%	$441,157	9.3%
Total/Wtd. Avg.			1,024	89.9%	$43,700,000	100.0%	$89,735,000	100.0%	$4,762,016	100.0%
(1)	Source: Appraisals.
(2)	Based on the multifamily occupancy in the underwritten rent roll dated March 26, 2026.
(3)	ALAs for the Hunter Portfolio Tranche 2 Properties are shown at the Hunter Portfolio Tranche 2 Whole Loan amounts.
(4)	Appraised Value for the Towne Square Property and the Uptowne Property is as of March 4, 2026 and Appraised Value for the Beau Jardin Property and the Bluffs Property is as of March 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Hunter Portfolio Tranche 2

The Towne Square Property. The Towne Square Property is a 532-unit garden-style multifamily property located in Lansing, Michigan. The Towne Square Property is currently 81.2% leased by units with an average monthly rent of $1,107. The borrower sponsors purchased the Towne Square Property in April 2020 for $37.8 million and has invested an additional $1.4 million in renovations since 2024, which include unit remodels, exterior painting, and boiler and HVAC replacements. The Towne Square Property was initially positioned as a student housing building as it is located within three miles of Michigan State University, but the borrower sponsors have since shifted leasing efforts toward non-student renters and now operates as a traditional multifamily property.

Approximately 100 units at the Towne Square Property are rented to Catholic Charities of Ingham, Eaton & Clinton Counties, a charitable organization that helps immigrants coming to the United States secure housing, find jobs and stabilize themselves financially. The 100 Catholic Charities of Ingham, Eaton & Clinton Counties affiliated units at the Towne Square Property are rented at market rate, and Catholic Charities of Ingham, Eaton & Clinton Counties provides rental assistance to such tenants for up to two years.

The Towne Square Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1 BR / 1 BA	101	19.0%	72.3%	744	$1,000	$1.34	$967	$1.28
2 BR / 1 BA	136	25.6%	75.7%	884	$996	$1.12	$1,100	$1.24
2 BR / 1.5 BA	24	4.5%	91.7%	1,034	$1,361	$1.32	$1,360	$1.32
2 BR / 2 BA	171	32.1%	87.1%	957	$1,040	$1.09	$1,150	$1.20
3 BR / 2 BA	60	11.3%	85.0%	1,145	$1,282	$1.12	$1,280	$1.12
3 BR / 2.5 BA	40	7.5%	85.0%	1,340	$1,531	$1.14	$1,528	$1.14
Total/Wtd. Avg.	532	100.0%	81.2%	951	$1,107	$1.15	$1,155	$1.22
(1)	Based on the underwritten rent roll dated March 26, 2026.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Hunter Portfolio Tranche 2

The Beau Jardin Property. The Beau Jardin Property is a 252-unit student housing multifamily property located in West Lafayette, Indiana. Amenities at the Beau Jardin Property include a fitness center, basketball court, clubhouse, laundry facilities, volleyball court and swimming pool. The Beau Jardin Property is located approximately two miles from Purdue University, which reported a total student population of nearly 58,000 in the most recent academic year. Additionally, the Beau Jardin Property is located directly adjacent to the Purdue Research Park, which is the largest university-affiliated incubation complex in the country and houses over 160 companies and 3,200 high-wage jobs across its 725-acre campus. The Beau Jardin Property is currently 99.2% leased by units and reported an average monthly rent of $888. The borrower sponsor purchased the Beau Jardin Property in December 2007 for approximately $9.7 million and has invested approximately $198,000 in renovations since 2024, which included appliance replacements, exterior repairs and boiler and HVAC replacements.

Beau Jardin Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1 BR / 1 BA	48	19.0%	100.0%	640	$785	$1.23	$800	$1.25
2 BR / 1 BA	144	57.1%	98.6%	956	$887	$0.93	$913	$0.98
2 BR / 1.5 BA	36	14.3%	100.0%	910	$900	$0.99	$930	$1.02
3 BR / 2 BA	24	9.5%	100.0%	1,050	$1,077	$1.03	$1,100	$1.05
Total/Wtd. Avg.	252	100.0%	99.2%	898	$888	$0.99	$911	$1.04
(1)	Based on the underwritten rent roll dated March 26, 2026.
(2)	Source: Appraisal.

The Bluffs Property. The Bluffs Property is a 181-unit student housing multifamily property located in Lafayette, Indiana. Amenities at The Bluffs Property include a swimming pool, tennis court, dog park, fitness center, common laundry rooms, and community rooms. The Bluffs Property is located approximately two miles from Purdue University, which reported a total student population of nearly 58,000 in the most recent academic year. Additionally, The Bluffs Property is located near Franciscan St. Elizabeth Lafayette East Hospital Campus. The Bluffs Property is currently 99.4% leased by units and reported an average monthly rent of $698. The borrower sponsors purchased The Bluffs Property in December 2007 for approximately $6.0 million and has invested approximately $99,000 in renovations since 2024, which include seal coating, appliance replacements, boiler and HVAC replacements, and various miscellaneous upgrades.

The Bluffs Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
Studio	3	1.7%	100.0%	647	$702	$1.09	$730	$1.13
1 BR / 1 BA	168	92.8%	99.4%	670	$690	$1.03	$730	$1.09
2 BR / 2 BA	10	5.5%	100.0%	960	$825	$0.86	$850	$0.89
Total/Wtd. Avg.	181	100.0%	99.4%	686	$698	$1.02	$737	$1.08
(1)	Based on the underwritten rent roll dated March 26, 2026.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Hunter Portfolio Tranche 2

The Uptowne Property. The Uptowne Property is a 59-unit garden-style multifamily property located in East Lansing, Michigan. The Uptowne Property does not target leasing toward students but reports that approximately 60% of tenants are a mix of graduate and undergraduate students, as the Uptowne Property is located approximately 1.5 miles from Michigan State University. The Uptowne Property is currently 100.0% leased with an average monthly rent of $1,040, and has reported historical occupancies near or exceeding approximately 95.0% since 2023. The borrower sponsors purchased the Uptowne Property in March 2021 for approximately $5.6 million and has invested approximately $187,000 more in renovations since 2024.

The Uptowne Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1BR / 1BA	59	100.0%	100.0%	743	$1,040	$1.40	$1,071	$1.44
Total/Wtd. Avg.	59	100.0%	100.0%	743	$1,040	$1.40	$1,071	$1.44
(1)	Based on the underwritten rent roll dated March 26, 2026.
(2)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated March 12, 2026, there was no evidence of any recognized environmental conditions at the Hunter Portfolio Tranche 2 Properties.

The following table presents certain information relating to the historical and current occupancy of the residential units of the Hunter Portfolio Tranche 2 Properties:

Historical and Current Occupancy(1)
Property Name	2023(1)	2024(1)	2025(1)	Current(2)
Towne Square (3)	91.2%	85.7%	80.0%	81.2%
Beau Jardin	99.4%	99.4%	99.6%	99.2%
The Bluffs	99.0%	99.5%	99.2%	99.4%
Uptowne	96.0%	94.9%	95.7%	100.0%
Portfolio Total	94.9%	92.1%	89.2%	89.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 26, 2026.
(3)	The Towne Square Property transitioned from student housing to traditional multifamily which resulted in lower occupancy levels in 2023 and 2024 but is currently 81.2% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Hunter Portfolio Tranche 2

The following table presents certain information relating to the operating history and underwritten cash flows of the Hunter Portfolio Tranche 2 Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	Underwritten	Per Unit	%(1)
Gross Potential Rent	$10,336,908	$10,685,479	$11,677,979	$12,006,402	$11,725	89.5
Other Income(2)	1,145,378	1,351,128	1,411,510	1,411,510	1,378	10.5
Gross Potential Income	11,482,287	12,036,608	13,089,489	13,417,912	13,103	100.0
(Vacancy/Collection Loss)	($872,444)	($1,285,279)	($1,975,946)	($2,231,161)	($2,179)	(16.6)s
Effective Gross Income	$10,609,843	$10,751,329	$11,113,542	$11,186,751	$10,925	83.4%

Management Fee	318,295	322,540	333,406	335,603	$328	3.0%
Taxes	1,326,164	$1,350,978	$1,442,840	$1,442,840	$1,409	12.9%
Insurance	384,144	$454,968	$499,776	$466,758	$456	4.2%
Other Expenses(2)	3,764,814	4,003,220	4,179,534	4,179,534	$4,082	37.4%
Total Expenses	$5,793,418	$6,131,706	$6,455,557	$6,424,735	$6,274	57.4%

Net Operating Income	$4,816,425	$4,619,623	$4,657,985	$4,762,016	$4,650	42.6%
Replacement Reserves	$0	$0	$0	$307,200	$300	2.7
Net Cash Flow	$4,816,425	$4,619,623	$4,657,985	$4,454,816	$4,350	39.8%
(1)	% column represents percent of Gross Potential Income for revenue fields and represents percent of Effective Gross Income for the remaining fields.
(2)	Other Income includes utility fees, pet rent and other miscellaneous fees and income. Other Expenses includes management fees and other fees and expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 14 – Hunter Portfolio Tranche 2

The Markets. The following table presents certain information relating to comparable multifamily rental properties to the Hunter Portfolio Tranche 2 Properties:

Comparable Multifamily Rental Summary(1)
Property Address	Vacancy Rate	Unit Mix	Unit Size Range (SF)	Average Rent	Rent per SF
Towne Square(2) 4905-4925 Dunckel Road Lansing, MI	18.8%	1BR/1BA 2BR/1BA 2BR/1.5BA 2BR/2BA 3BR/2BA 3BR/2.5BA	744 884 1,034 957 1,145 1,340	$1,000 $996 $1,361 $1,040 $1,282 $1,531	$1.28 $1.24 $1.32 $1.20 $1.12 $1.14
Towne Square Market Comparables	0.0%-6.0%	1BR (Small) 1BR (Large) 2BR/1BA 2BR/1.5BA 2BR/2BA 3BR/2BA 3BR/2.5BA	545-790 545-790 802-1,300 802-1,300 802-1,300 701-1,344 701-1,344	$924 $1,009 $1,100 $1,360 $1,150 $1,280 $1,528	$1.30 $1.26 $1.24 $1.32 $1.20 $1.12 $1.14
Beau Jardin(2) 2550 Yeager Road West Lafayette, IN	0.8%	1BR/1BA 2BR/1BA 2BR/1.5BA 3BR/2BA	640 956 910 1,050	$785 $887 $900 $1,077	$1.23 $0.93 $0.99 $1.03
Beau Jardin Market Comparables	0.0%-8.0%	1BR/1BA 2BR/1BA 2BR/1.5BA 3BR/2BA	458-803 313-1,170 472-1,375	$800 $900-925 $930 $1,100	$1.25 $0.96-$0.99 $1.02 $1.05
The Bluffs(2) 203, 305, 307 Montefiore Street Lafayette, IN	0.6%	Studio 1BR/1BA 2BR/2BA	647 670 960	$702 $690 $825	$1.09 $1.03 $0.86
The Bluffs Market Comparables	0.0%-9.0%	Studio 1BR/1BA 2BR/2BA	410-628 455-872 313-1,216	$730 $730 $850	$1.12-$1.14 $1.09 $0.89
Uptowne(2) 230-238 West Saginaw Street East Lansing, MI	0.0%	1BR/1BA	743	$1,040	$1.40
Uptowne Market Comparables	0.0%-4.0%	1BR/1BA	436-765	$1,071	$1.44
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Information for the Hunter Portfolio Tranche 2 Properties was obtained from the underwritten rent rolls dated March 26, 2026.

The following table presents certain 2025 demographic information for the Hunter Portfolio Tranche 2 Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Towne Square	Lansing, MI	5,218	52,644	180,436	$59,109	$74,077	$80,388
Beau Jardin	West Lafayette, IN	10,733	74,281	115,175	$102,443	$80,718	$84,609
The Bluffs	Lafayette, IN	9,300	86,511	140,106	$86,204	$66,804	$82,153
Uptowne	East Lansing, MI	15,719	85,473	162,193	$98,668	$82,724	$85,191
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,500,000	Title(4):	Fee / Leasehold
Cut-off Date Principal Balance:	$16,500,000	Property Type - Subtype:	Hospitality – Limited Service
% of Pool by IPB:	2.6%	Net Rentable Area (Rooms):	288
Loan Purpose:	Recapitalization	Location:	Anaheim, CA
Borrower:	Stovall’s Inn, LLC	Year Built / Renovated:	1969 / 2012
Borrower Sponsors(1):	Various	Occupancy / ADR / RevPAR:	70.9% / $164.85 / $116.80
Interest Rate:	6.17000%	Occupancy / ADR / RevPAR Date:	3/31/2026
Note Date:	5/14/2026	4th Most Recent NOI (As of):	$4,523,941 (12/31/2023)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$4,225,502 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$3,825,716 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(5):	$4,712,958 (TTM 3/31/2026)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	70.9% / $164.85 / $116.80
Amortization Type:	Interest Only	UW Revenues:	$13,526,813
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$8,705,694
Lockbox / Cash Management:	Springing	UW NOI(5):	$4,821,119
Additional Debt:	No	UW NCF:	$4,280,047
Additional Debt Balance:	N/A	Appraised Value / Per Room(6):	$52,500,000 / $182,292
Additional Debt Type:	N/A	Appraisal Date:	4/9/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$57,292
Taxes:	$72,450	$24,150	N/A	Maturity Date Loan / Room:	$57,292
Insurance:	$39,990	$13,330	N/A	Cut-off Date LTV:	31.4%
FF&E Reserve(2):	$67,634	$33,817	N/A	Maturity Date LTV:	31.4%
Insurance Premium				UW NCF DSCR:	4.15x
Financing Funds Reserve:	$50,214	$0	N/A	UW NOI Debt Yield:	29.2%
Ligation Reserve:	$60,000	$0	N/A
PIP Reserve(3):	$0	Springing(3)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,500,000	100.0%	Loan Payoff	$9,748,674	59.1%
			Partnership Buyout(7)	6,135,436	37.2
			Closing Costs	325,601	2.0
			Upfront Reserves	290,288	1.8
Total Sources	$16,500,000	100.0%	Total Uses	$16,500,000	100.0%

(1)	The Borrower Sponsors include: Whittier Trust Company, as trustee of The Robert Stovall Family Exempt Trust FBO Alison Stovall Hicks, Whittier Trust Company, as Trustee of The Robert Stovall Family Exempt Trust FBO Diane Stovall, Whittier Trust Company, as trustee of The Robert Stovall Family Exempt Trust FBO Joan Stovall, Tina Stovall Luis and James Scott Stovall, as co-trustees of The James A. Stovall Irrevocable Trust dated December 27, 2012, and Tina Stovall Luis and James Scott Stovall, as co-trustees of The Barbara N. Stovall Irrevocable Trust dated December 27, 2012. Certain of the Borrower Sponsors are also Borrower Sponsors of the Best Western Plus Park Place Inn & Mini Suites - Disneyland Mortgage Loan.
(2)	The Monthly FF&E Reserve deposit amount is required to be the greatest of (i) 1/12th of three percent of the amount set forth in the line item entitled “total revenue” as set forth in the applicable annual operating statement for the Best Western Plus Stovall’s Inn Property (as defined below) with respect to the preceding year delivered to the lender, (ii) the amount of the deposit required by the franchisor on account of movable furniture, furnishings, fixtures, or equipment and other items of tangible personal property (“FF&E”) under the franchise agreement (if any) and (iii) $33,817. The amount of the monthly reserve will be adjusted by the lender in January of each calendar year.
(3)	Pursuant to the Best Western Plus Stovall’s Inn Mortgage Loan (as defined below) documents, at any time, any replacements and/or alterations to the Best Western Plus Stovall’s Inn Property as may be required by the franchisor to be completed from time to time (“PIP Work”) is required by the franchisor under the related franchise agreement, within 60 days after receipt of notice from the franchisor with respect to such PIP Work, the borrower is required to deposit an amount equal to 115% of the estimated costs to complete such additional PIP Work, as reasonably determined by the lender, provided, however, that if, at the conclusion of 60 day period, the borrower and franchisor are in active discussions to limit the scope of such PIP Work and both parties are diligently continuing to discuss such scope, such 60 day period is required to be extended for so long as such discussion are actively continuing but not to exceed an additional 60 days. The lender may reasonably reassess its estimate of the future cost of PIP Work from time to time, and after providing in writing to the borrower the basis for any increase, may require the borrower to (and borrower is required to) deposit additional PIP Reserve funds upon 60 days’ notice to the borrower in order to cause the amount of PIP Work reserve funds on deposit to equal 115% of the lender’s reasonably estimated future cost of new and remaining PIP Work. The failure of the borrower to timely make
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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a PIP Work reserve deposit will not constitute an event of default hereunder; the lender agrees that the lender’s sole remedy with respect to such failure will be to cause the commencement of a cash trap event period.

(4)	The ground lessor is Apollo Inn, LLC and the ground lessee is the borrower, with both parties owned by a common parent. The ground lease has a term running through March 31, 2068, with no renewal options. The ground lessor’s fee interest has been subordinated to the Best Western Plus Stovall’s Inn Mortgage Loan (as defined below). Both the ground lessor and ground lessee have encumbered their respective interest in the Best Western Plus Stovall’s Inn Property (as defined below) as collateral for the Best Western Plus Stovall’s Inn Mortgage Loan, as both parties have signed the fee and leasehold deed of trust. The current monthly ground rent due and payable is $58,978, with increases every five years based upon the cost-of-living index of the Bureau of Labor Statistics. The next increase is scheduled for July 2029. The lender did not underwrite any ground rent given that the ground lessor encumbered its interest in the in the Best Western Plus Stovall’s Inn Property as collateral for the Best Western Plus Stovall’s Inn Mortgage Loan.
(5)	The increase from 2nd Most Recent NOI to the Most Recent NOI and UW NOI is driven, in part, by Monument Hospitality, Inc. becoming the third party property manager effective as of July 1, 2025, coupled with a decrease in ADR from 2025 to TTM 3/31/2026 and a resulting increase in occupancy and RevPAR over the same period. Additionally, the new property manager presided over a decrease in both advertising and marketing expenses as well as general and administrative expenses from 2025 to TTM 3/31/2026.
(6)	The appraisal also concluded to a land value of $41,700,000, which reflects a loan-to-land value of 39.6%.
(7)	The Partnership Buyout reflects funds the borrower sponsors used from the subject mortgage loan transaction to buy out and acquire the membership equity interests of longstanding partners of the borrower sponsorship, and to settle claims and petitions from disputes that occurred over the past several years.

The Loan. The Best Western Plus Stovall’s Inn mortgage loan (the “Best Western Plus Stovall’s Inn Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $16,500,000 and is secured by the borrower’s fee and leasehold interest (see the “Ground Lease” section below) in a hospitality property located in Anaheim, California (the “Best Western Plus Stovall’s Inn Property”). The Best Western Plus Stovall’s Inn Mortgage Loan has a 5-year term that is interest only for its entire term and accrues at a fixed rate of 6.17000% per annum on an Actual/360 basis. The scheduled maturity date of the Best Western Plus Stovall’s Inn Mortgage Loan is June 6, 2031.

The Property. The Best Western Plus Stovall’s Inn Property is a 3-story, 288-key limited-service hotel built in 1969, renovated in 2012, and located less than a mile in walking distance to the Anaheim Convention Center and 1.5 miles southwest of the Disneyland Resort, Anaheim California’s main entrance. The site is situated 1.3 miles west from Interstate-5, one of the primary interstates along the west coast. The Best Western Plus Stovall’s Inn Property is located 12.1 miles north of John Wayne Airport and 17.2 miles east of Long Beach Airport.

The Best Western Plus Stovall’s Inn Property has 288 guestrooms including rooms with two doubles, one king, two queens, one king roll in, one queen roll in, one king ADA, and two queens ADA room configurations. Each guestroom includes a flat-screen television with cable/satellite, hairdryer, microwave, mini-refrigerator, ironing board, coffee/tea maker and air conditioning. According to the zoning report, the Best Western Plus Stovall’s Inn Property has 181 on-site surface parking spaces, resulting in a parking ratio of approximately 0.6 spaces per room. Additionally, the Best Western Plus Stovall’s Inn Property features a sundry shop, fitness center, business, center, complimentary breakfast room, two outdoor pools and hot tub, and guest laundry. The Best Western Plus Stovall’s Inn Property includes an adjacent 4,842 square foot freestanding restaurant building. The space is leased to Finney’s USA Operations, LLC, a family-owned American-style tavern concept restaurant, with a lease expiration on May 31, 2037, with no renewal options remaining.

The Best Western Plus Stovall’s Inn Property is affiliated with Best Western International, Inc. via a “membership agreement” instead of a franchise agreement, as is customary for Best Western flagged hotels. The membership agreement automatically renews annually and is generally only terminable if the owner fails to pay its annual membership fee or otherwise defaults under the membership agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the Best Western Plus Stovall’s Inn Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Best Western Plus Stovall’s Inn (2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	76.6%	$161.00	$123.30	75.4%	$164.17	$123.73	98.4%	102.0%	100.3%
2023	75.2%	$170.63	$128.36	65.4%	$177.70	$116.19	86.9%	104.1%	90.5%
2024	76.2%	$166.70	$126.99	64.1%	$182.86	$117.16	84.1%	109.7%	92.3%
2025	74.5%	$159.05	$118.44	64.4%	$169.26	$109.02	86.5%	106.4%	92.0%
TTM(3)	75.8%	$159.66	$121.08	70.9%	$164.50	$116.55	93.4%	103.0%	96.3%
(1)	Data provided by a third-party market research report. The competitive set includes Cortona Inn & Suites, Portofino Inn & Suites Anaheim, Anaheim Desert Palm Hotel & Suites, Best Western Plus Raffles Inn & Suites, Hotel Lulu, BW Premier Collection, and Holiday Inn & Suites Anaheim (1 Blk/Disneyland).
(2)	The variances between underwriting, the appraisal and third-party market research report data with respect to Occupancy, ADR and RevPAR at the Best Western Plus Stovall’s Inn Property are attributable to differing reporting methodologies and/or timing differences.
(3)	TTM represents the trailing 12-month period ending March 2026 for the competitive set and the subject property.

Environmental. According to the Phase I environmental assessment dated April 7, 2026, there was no evidence of any recognized environmental conditions at the Best Western Plus Stovall’s Inn Property.

The Market. The Best Western Plus Stovall’s Inn Property is strategically located less than a mile from the Anaheim Convention Center and 1.3 miles west from Interstate 5, a primary west coast highway that traverses California. Located in the city of Anaheim, home to the MLB’s Los Angeles Angels at Angel Stadium and the Best Western Plus Stovall’s Inn Property is 27.4 miles east of Downtown Los Angeles and 94.1 miles north of Downtown San Diego.

According to a third-party market research provider, the Best Western Plus Stovall’s Inn Property is located in the Disneyland Hospitality submarket. As of May 8, 2026, the submarket comprises approximately 21,330 hotel rooms spread across 96 properties. The submarket includes Disneyland Resort and the Anaheim Convention Center, which primarily drive domestic leisure, group, and corporate demand to lodging properties in the surrounding vicinity. Anaheim hotels are relatively larger than the national average of 89 rooms due to demand from Disneyland Resort and the Anaheim Convention Center, with the average hotel in the submarket comprised approximately 222 rooms.

According to a third-party market report, as of April 2026, the Disneyland Hospitality submarket reported a twelve-month overall occupancy of 77.0%, ADR of $250.49 and RevPAR of $192.83. Twelve-month RevPAR in the submarket was up 4.8% year-over-year as of April 2026. About 496 total rooms are under construction, representing a market-wide inventory expansion of 2.3%. No sales transactions have been recorded since December 2024 in the Disneyland hospitality submarket.

Notable demand drivers in the market include Disneyland Resort (Disneyland Park & Disneyland California Adventure) located approximately 1.5 miles northeast of the Best Western Plus Stovall’s Inn Property, that have experienced a total approximate combined annual attendance of 27.3 million. Regional demand is also supported by Downtown Disney District, which offers various shopping, dining, and entertainment options. Additionally, the Anaheim Convention Center, the largest convention center on the West Coast, features 1.8 million square feet of meeting and exhibition space, which generates corporate and group demand with events such as the Winter NAMM Show, Natural Products Expo West, and VidCon.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the comparable hotel sales for the Best Western Plus Stovall’s Inn Property:

Summary of Comparable Hotel Sales(1)
Property Name	Year Built	# of Rooms	Sale Date	Sale Price	Sale Price Per Room	Occupancy	RevPAR
Best Western Plus Marina Shores Hotel	1989	87	Oct-25	$17,500,000	$201,149	NAV	NAV
Quality Inn & Suites Maingate Anaheim	1986	52	May-25	$9,325,500	$179,327	NAV	NAV
Residence Inn Costa Mesa Newport Beach	1986	144	Dec-24	$43,500,000	$302,083	86%	$170.84
Signature Anaheim Maingate	1981	66	Oct-24	$11,000,000	$166,667	75%	$87.00
Embassy Suites	1985	301	Oct-24	$51,759,500	$171,958	75%	$120.00
Capri Suites Anaheim	1990	94	May-24	$14,250,000	$151,596	53%	$94.32
Doubletree by Hilton Suites Anaheim Resort - Convention Center	2006	251	Jan-23	$77,497,800	$308,756	82%	$135.50
(1)	Source: Appraisal.

The following table presents certain information relating to the submarket’s competing hotel supply for the Best Western Plus Stovall’s Inn Property:

Summary of Competitive Supply(1)
Property Name/Location	Year Built	Number of Rooms	Chain Scale
Best Western Plus Stovall’s Inn Property Anaheim, CA (subject)	1969	288	Upper Midscale
Cortona Inn Suites Anaheim, CA	2003	127	Upper Midscale
Portofino Inn & Suites Anaheim Anaheim, CA	2000	190	Upscale
Anaheim Desert Palm Hotel & Suites Anaheim, CA	1989	196	Upper Upscale
Best Western Plus Raffles Inn & Suites Anaheim, CA	1982	108	Upper Midscale
Hotel Lulu, BW Premier Collection Anaheim, CA	1968	308	Upscale
Holiday Inn & Suites Anaheim (1 Blk/Disneyland) Anaheim, CA	1978	255	Upper Midscale
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the comparable restaurant rentals for the Best Western Plus Stovall’s Inn Property:

Summary of Comparable Restaurant Rentals(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Lease Term (Years)	Lease Type
Best Western Plus Stovall’s Inn Anaheim, CA	1969	4,842	4,842	Finney’s Crafthouse	$54.00 (2)	12.0(2)	NNN
Carl’s Jr Costa Mesa, CA	1969	2,112	2,112	Asking Fast Food	$68.18	NAV	NNN
Oggi’s Restaurant Tustin, CA	1976	5,747 NAV	5,747 NAV	Haldram’s Quoted	$48.00 $42.00	10.0 NAV	NNN
Former Islands Restaurant Irvine, CA	1988	6,206	6,206	Japanese Restaurant	$58.20	20.0	NNN
Taco Bell Foothill Ranch, CA	2000	2,720	2,720	Taco Bell	$72.60	5.0	NNN
Del Taco Fountain Valley, CA	1974	2,251	2,251	Del Taco	$47.04	15.0	NNN
26741 Aliso Creek Road (Restaurant) Anaheim, CA	1997	14,089	3,200	NaSung Restaurant Group	$51.00	5.0	NNN
(1)	Source: Appraisal.
(2)	Based on third-party lease agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the operating history and underwritten cash flows of the Best Western Plus Stovall’s Inn Mortgage Loan:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM 3/31/2026	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	65.4%	64.8%	64.4%	70.9%	70.9%
ADR	$179.29	$180.57	$169.32	$164.85	$164.85
RevPAR	$117.32	$117.08	$109.06	$116.80	$116.80
Room Revenue	$12,332,262	$12,341,623	$11,464,604	$12,278,265	$12,278,265	$42,633	90.8%
Other Departmental Revenue(3)	589,120	595,947	781,015	825,849	907,459	3,151	6.7
Other Income(4)	211,922	98,342	192,957	257,389	341,089	1,184	2.5
Total Revenue	$13,133,303	$13,035,913	$12,438,576	$13,361,503	$13,526,813	$46,968	100.0%
Room Expense	3,599,411	3,802,491	3,860,821	4,208,913	4,208,913	14,614	34.3
Gross Operating Income	$9,533,892	$9,233,422	$8,577,755	$9,152,590	$9,317,900	$32,354	68.9%
Total General Expenses	$5,009,951	$5,007,921	$4,752,039	$4,439,633	$4,496,781	$15,614	33.2%
Net Operating Income	$4,523,941	$4,225,502	$3,825,716(5)	$4,712,958(5)	$4,821,119(5)	$16,740	35.6%
FF&E	0	0	0	0	541,073	$1,879	4.0
Net Cash Flow	$4,523,941	$4,225,502	$3,825,716	$4,712,958	$4,280,047	$14,861	31.6%
(1)	Per Room values are based on 288 rooms.
(2)	% of Total Revenue column represents percent of Total Revenue for revenue and expense lines and percent of Room Revenue for room expense.
(3)	Other Departmental Revenue includes guest parking income.
(4)	Other Income includes third-party restaurant lease income, sundry shop, and miscellaneous income.
(5)	The increase in Net Operating Income from 2025 to the TTM 3/31/2026 and Underwritten is driven, in part, by Monument Hospitality, Inc. becoming the third-party property manager effective as of July 1, 2025, coupled with a decrease in ADR from 2025 to TTM 3/31/2026 and a resulting increase in occupancy and RevPAR over the same period. Additionally, the new property manager presided over a decrease in both advertising and marketing expenses as well as general and administrative expenses from 2025 to TTM 3/31/2026.

Ground Lease. The ground lessor is Apollo Inn, LLC and the ground lessee is the borrower, with both parties owned by a common parent. The ground lease has a term running through March 31, 2068, with no renewal options. The ground lessor’s fee interest has been subordinated to the Best Western Plus Stovall’s Inn Mortgage Loan.  Both the ground lessor and ground lessee have encumbered their respective interest in the Best Western Plus Stovall’s Inn Property as collateral for the Best Western Plus Stovall’s Inn Mortgage Loan, as both parties have signed the fee and leasehold deed of trust. The current monthly ground rent due and payable is $58,978, with increases every five years based upon the cost of living index of the Bureau of Labor Statistics. The next increase is scheduled for July 2029. The lender did not underwrite any ground rent given that the ground lessor encumbered its interest in the Best Western Plus Stovall’s Inn Property as collateral for the Best Western Plus Stovall’s Inn Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479
Kara Foley – Director	kara.foley@barclays.com	(212) 526-4972
Greg Baker – Vice President	gregory.baker@barclays.com	(212) 526-5248
Matthew Jacob – Assistant Vice President	matthew.jacob@barclays.com	(212) 526-7268

Barclays CMBS Trading
Wenfei Liu - Director	wenfei.liu@barclays.com	(212) 526-2615
Sophia Ouyang –Vice President	sophia.ouyang@barclays.com	(212) 526-2615

Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780

Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295
Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343

Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270
Daniel Penn – Managing Director	daniel.penn@db.com	(212) 250-5149

Goldman CMBS Capital Markets and Banking
Scott Epperson – Managing Director	scott.epperson@gs.com	(212) 934-2882
Scott Walter – Managing Director	scott.walter@gs.com	(212) 357-8910
Justin Peterson – Vice President	justin.peterson@gs.com	(212) 902-4283
Lisa Schexnayder – Vice President	Lisa.schexnayder@gs.com	(212) 902-2330

KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr. – Senior Vice President	joe_a_deroy@keybank.com	(913) 317-4230
Kathy Messmer – Vice President	kathy_messmer@keybank.com	(913) 317-4153
Societe Generale CMBS Capital Markets & Banking
Justin Cappuccino – Managing Director	justin.cappuccino@sgcib.com	(212) 278-6393
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263
Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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